                                                                    EXHIBIT 6.7

                                     [LOGO]

        NEUTRAL POSTURE ERGONOMICS, INC. o GOVERNMENT CONTRACTS OFFICE
   6445 Cardinal Lane o Columbia, MD 21044 o 410-715-1266 o Fax 410-992-7051

28 January, 1997

Ms Terri Roby
Contracts Specialist
Furniture Systems Management Division
National Furniture Center
GSA-FSS - Room 403 - CM Bldg 4
Washington, DC 20406

REFERENCE:      Price Increases for Contract GS-29F-0140C
                (extended)

Dear Ms Roby:

Per our telephone conversation, please find Neutral Posture's new retail pricing that is effective 2/1/97 along with the letter that was sent to all NPE Dealers notifying them of the increase. I am also enclosing proposed new pricing for the above cited contract that was derived by applying the agreed upon discount to these new retail prices. Please note that this is NPE's first price increase in over five years.

Regarding NPE's commercial pricing practices, this letter certifies that no change has occurred in the data since the completion of the initial negotiation. As the price increases average 3%, and as they are going into effect during the second 12-month period of the contract, we believe that our request for this price increase is in full compliance with the Economic Price Adjustment portion of the contract. (pp63-64)

All other items, terms, and conditions of the contract remain unchanged. Your prompt attention to this request will be greatly appreciated so that we can print and distribute new authorized price lists.

Sincerely,

/s/ MARTIN GEAR
-----------------------------
Martin Gear
Manager for Federal
  Government Contracts
Neutral Posture Ergonomics, Inc.


                        NEUTRAL POSTURE ERGONOMICS, INC.
                    ----------------------------------------
 3904 N. Texas Ave. o Bryan, Texas 77803 o 409-778-0502 o Fax 409-778-0408
                             www.neutralposture.com

                        NEUTRAL POSTURE ERGONOMICS, INC
                                     [LOGO]

January 21, 1997

Here is the new pricing, as promised. I can send it to you on disk or email it to you. If you have any questions please let me know. Once again, this is effective February 1, 1997.

New literature is in process and will be available no later than March 1, 1997.

/s/ Michelle
----------------
Michelle



                        NEUTRAL POSTURE ERGONOMICS, INC.
                      ------------------------------------
   3904 N. Texas Ave. o Bryan, Texas 77803 o 409-778-0502 o Fax 409-778-0408
                             www.neutralposture.com

                                     RETAIL

                                  1997 Pricing                  Effective 2/1/97


Model           Grade 1         Grade 2         Grade 3         Grade 4         Grade 5         Grade 6

4400            $960.00         $1,010.00       $1,060.00       $1,110.00       $1,160.00       $1,560.00
4405            $740.00           $790.00         $840.00         $890.00         $940.00       $1,340.00
4500            $980.00         $1,030.00       $1,080.00       $1,130.00       $1,180.00       $1,580.00
4505            $760.00           $810.00         $860.00         $910.00         $960.00       $1,360.00
4600            $980.00         $1,030.00       $1,080.00       $1,130.00       $1,180.00       $1,580.00
4605            $760.00           $810.00         $860.00         $910.00         $960.00       $1,360.00
4700            $980.00         $1,030.00       $1,080.00       $1,130.00       $1,180.00       $1,580.00
4705            $760.00           $810.00         $860.00         $910.00         $960.00       $1,360.00
4800          $1,020.00         $1,070.00       $1,120.00       $1,170.00       $1,220.00       $1,620.00
4805            $800.00           $850.00         $900.00         $950.00       $1,000.00       $1,400.00
5400          $1,000.00         $1,050.00       $1,100.00       $1,150.00       $1,200.00       $1,600.00
5405            $780.00           $830.00         $880.00         $930.00         $980.00       $1,380.00
5500          $1,020.00         $1,070.00       $1,120.00       $1,170.00       $1,220.00       $1,620.00
5505            $800.00           $850.00         $900.00         $950.00       $1,000.00       $1,400.00
5600          $1,020.00         $1,070.00       $1,120.00       $1,170.00       $1,220.00       $1,620.00
5605            $800.00           $850.00         $900.00         $950.00       $1,000.00       $1,400.00
5700          $1,020.00         $1,070.00       $1,120.00       $1,170.00       $1,220.00       $1,620.00
5705            $800.00           $850.00         $900.00         $950.00       $1,000.00       $1,400.00


Neutral Posture Ergonomics In Confidential     1/17/97     Page 1

                                     RETAIL

                                  1997 Pricing                  Effective 2/1/97



5800            $1,060.00       $1,110.00       $1,160.00       $1,210.00       $1,260.00       $1,660.00
5805              $840.00         $890.00         $940.00         $990.00       $1,040.00       $1,440.00
6400            $1,105.00       $1,155.00       $1,205.00       $1,255.00       $1,305.00       $1,705.00
6405              $885.00         $935.00         $985.00       $1,035.00       $1,085.00       $1,485.00
6500            $1,125.00       $1,175.00       $1,225.00       $1,275.00       $1,325.00       $1,725.00
6505              $905.00         $955.00       $1,005.00       $1,055.00       $1,105.00       $1,505.00
6600            $1,125.00       $1,175.00       $1,225.00       $1,275.00       $1,325.00       $1,725.00
6605              $905.00         $955.00       $1,005.00       $1,055.00       $1,105.00       $1,505.00
6700            $1,125.00       $1,175.00       $1,225.00       $1,275.00       $1,325.00       $1,725.00
6705              $905.00         $955.00       $1,005.00       $1,055.00       $1,105.00       $1,505.00
6800            $1,165.00       $1,215.00       $1,265.00       $1,315.00       $1,365.00       $1,765.00
6805              $945.00         $995.00       $1,045.00       $1,095.00       $1,145.00       $1,545.00
8400            $1,105.00       $1,155.00       $1,205.00       $1,255.00       $1,305.00       $1,705.00
8405              $885.00         $935.00         $985.00       $1,035.00       $1,085.00       $1,485.00
8500            $1,125.00       $1,175.00       $1,225.00       $1,275.00       $1,325.00       $1,725.00
8505              $905.00         $955.00       $1,005.00       $1,055.00       $1,105.00       $1,505.00
8600            $1,125.00       $1,175.00       $1,225.00       $1,275.00       $1,325.00       $1,725.00
8605              $905.00         $955.00       $1,005.00       $1,055.00       $1,105.00       $1,505.00
8700            $1,125.00       $1,175.00       $1,225.00       $1,275.00       $1,325.00       $1,725.00
8705              $905.00         $955.00       $1,005.00       $1,055.00       $1,105.00       $1,505.00
8800            $1,165.00       $1,215.00       $1,265.00       $1,315.00       $1,365.00       $1,765.00
8805              $945.00         $995.00       $1,045.00       $1,095.00       $1,145.00       $1,545.00
9400            $1,415.00       $1,465.00       $1,515.00       $1,565.00       $1,615.00       $2,015.00
9405            $1,195.00       $1,245.00       $1,295.00       $1,345.00       $1,395.00       $1,795.00
9500            $1,435.00       $1,485.00       $1,535.00       $1,585.00       $1,635.00       $2,035.00
9505            $1,215.00       $1,265.00       $1,315.00       $1,365.00       $1,415.00       $1,815.00
9600            $1,435.00       $1,485.00       $1,535.00       $1,585.00       $1,635.00       $2,035.00
9605            $1,215.00       $1,265.00       $1,315.00       $1,365.00       $1,415.00       $1,815.00
9700            $1,435.00       $1,485.00       $1,535.00       $1,585.00       $1,635.00       $2,035.00
9705            $1,215.00       $1,265.00       $1,315.00       $1,365.00       $1,415.00       $1,815.00
9800            $1,475.00       $1,525.00       $1,575.00       $1,625.00       $1,675.00       $2,075.00
9805            $1,255.00       $1,305.00       $1,355.00       $1,405.00       $1,455.00       $1,855.00



Neutral Posture Ergonomics In Confidential     1/17/97     Page 2

                                     RETAIL

                                  1997 Pricing                  Effective 2/1/97


CAL 133         $1,155.00
600               $620.00         $670.00         $720.00         $770.00         $820.00       $1,220.00
200               $410.00         $460.00         $510.00         $560.00         $610.00       $1,010.00
Arms              $220.00
Cylinder          $105.00


Neutral Posture Ergonomics In Confidential     1/17/97     Page 3

                    Contract GS-29F-0140C Pricing Effective 2/01/97

Neutral Posture Ergonomics Pricing fob DESTINATION for new GSA          page 1


S.I.N.     MODEL GRADE     LIST $  GSA $ 200  GSA $ 200+
496-5      4400  ONE         $960     $407       $383
                 TWO       $1,010     $428       $403
                 THREE     $1,060     $450       $423
                 FOUR      $1,110     $471       $443
                 FIVE      $1,160     $492       $463
                 SIX       $1,560     $662       $622
496-5      4405  ONE         $740     $314       $295
                 TWO         $790     $335       $315
                 THREE       $870     $369       $347
                 FOUR        $890     $378       $355
                 FIVE        $940     $399       $375
                 SIX       $1,340     $568       $535
496-5      4500  ONE         $980     $416       $391
                 TWO       $1,030     $437       $411
                 THREE     $1,080     $458       $431
                 FOUR      $1,130     $479       $451
                 FIVE      $1,180     $501       $471
                 SIX       $1,580     $670       $630
496-5      4505  ONE         $760     $322       $303
                 TWO         $810     $344       $323
                 THREE       $860     $365       $343
                 FOUR        $910     $386       $363
                 FIVE        $960     $407       $383
                 SIX       $1,360     $577       $543
496-5      4600  ONE         $980     $416       $391
                 TWO       $1,030     $437       $411
                 THREE     $1,080     $458       $431
                 FOUR      $1,130     $479       $451
                 FIVE      $1,180     $501       $471
                 SIX       $1,580     $670       $630
496-5      4605  ONE         $760     $322       $303
                 TWO         $810     $344       $323
                 THREE       $860     $365       $343
                 FOUR        $910     $386       $363
                 FIVE        $960     $407       $383
                 SIX       $1,360     $577       $543
496-5      4700  ONE         $980     $416       $391
                 TWO       $1,030     $437       $411
                 THREE     $1,080     $458       $431
                 FOUR      $1,130     $479       $451
                 FIVE      $1,180     $501       $471
                 SIX       $1,580     $670       $630
496-5      4705  ONE         $760     $322       $303
                 TWO         $810     $344       $323
                 THREE       $860     $365       $343
                 FOUR        $910     $386       $363
                 FIVE        $960     $407       $383

                    Contract GS-29F-0140C Pricing Effective 2/01/97

Neutral Posture Ergonomics Pricing fob DESTINATION for new GSA          page 2


S.I.N.     MODEL GRADE     LIST $  GSA $ 200  GSA $ 200+
                 SIX       $1,360     $577      $543
496-5      4800  ONE       $1,020     $433      $407
                 TWO       $1,070     $454      $427
                 THREE     $1,120     $475      $447
                 FOUR      $1,170     $496      $467
                 FIVE      $1,220     $518      $487
                 SIX       $1,620     $687      $646
496-5      4805  ONE         $800     $339      $319
                 TWO         $850     $361      $339
                 THREE       $900     $382      $359
                 FOUR        $950     $403      $379
                 FIVE      $1,000     $424      $399
                 SIX       $1,400     $594      $559
496-5      5400  ONE       $1,000     $424      $399
                 TWO       $1,050     $445      $419
                 THREE     $1,100     $467      $439
                 FOUR      $1,150     $488      $459
                 FIVE      $1,200     $509      $479
                 SIX       $1,600     $679      $638
496-5      5405  ONE         $780     $331      $311
                 TWO         $830     $352      $331
                 THREE       $880     $373      $351
                 FOUR        $930     $395      $371
                 FIVE        $980     $416      $391
                 SIX       $1,380     $585      $551
496-5      5500  ONE       $1,020     $433      $407
                 TWO       $1,070     $454      $427
                 THREE     $1,120     $475      $447
                 FOUR      $1,170     $496      $467
                 FIVE      $1,220     $518      $487
                 SIX       $1,620     $687      $646
496-5      5505  ONE         $800     $339      $319
                 TWO         $850     $361      $339
                 THREE       $900     $382      $359
                 FOUR        $950     $403      $379
                 FIVE      $1,000     $424      $399
                 SIX       $1,400     $594      $559
496-5      5600  ONE       $1,020     $433      $407
                 TWO       $1,070     $454      $427
                 THREE     $1,120     $475      $447
                 FOUR      $1,170     $496      $467
                 FIVE      $1,220     $518      $487
                 SIX       $1,620     $687      $646
496-5      5605  ONE         $800     $339      $319
                 TWO         $850     $361      $339
                 THREE       $900     $382      $359
                 FOUR        $950     $403      $379

                    Contract GS-29F-0140C Pricing Effective 2/01/97

Neutral Posture Ergonomics Pricing fob DESTINATION for new GSA          page 3


S.I.N.     MODEL GRADE     LIST $  GSA $ 200  GSA $ 200+
                 FIVE      $1,000     $424     $399
                 SIX       $1,400     $594     $559
496-5      5700  ONE       $1,020     $433     $407
                 TWO       $1,070     $454     $427
                 THREE     $1,120     $475     $447
                 FOUR      $1,170     $496     $467
                 FIVE      $1,220     $518     $487
                 SIX       $1,620     $687     $646
496-5      5705  ONE         $800     $339     $319
                 TWO         $850     $361     $339
                 THREE       $900     $382     $359
                 FOUR        $950     $403     $379
                 FIVE      $1,000     $424     $399
                 SIX       $1,400     $594     $559
496-5      5800  ONE       $1,060     $450     $423
                 TWO       $1,110     $471     $443
                 THREE     $1,160     $492     $463
                 FOUR      $1,210     $513     $483
                 FIVE      $1,260     $535     $503
                 SIX       $1,660     $704     $662
496-5      5805  ONE         $840     $356     $335
                 TWO         $890     $378     $355
                 THREE       $940     $399     $375
                 FOUR        $990     $420     $395
                 FIVE      $1,040     $441     $415
                 SIX       $1,440     $611     $575
496-5      6400  ONE       $1,105     $469     $441
                 TWO       $1,155     $490     $461
                 THREE     $1,205     $511     $481
                 FOUR      $1,255     $532     $501
                 FIVE      $1,305     $554     $521
                 SIX       $1,705     $723     $680
496-5      6405  ONE         $885     $375     $353
                 TWO         $935     $397     $373
                 THREE       $985     $418     $393
                 FOUR      $1,035     $439     $413
                 FIVE      $1,085     $460     $433
                 SIX       $1,485     $630     $593
496-5      6500  ONE       $1,125     $477     $449
                 TWO       $1,175     $498     $469
                 THREE     $1,225     $520     $489
                 FOUR      $1,275     $541     $509
                 FIVE      $1,325     $562     $529
                 SIX       $1,725     $732     $688
496-5      6505  ONE         $905     $384     $361
                 TWO         $955     $405     $381
                 THREE     $1,005     $426     $401


                    Contract GS-29F-0140C Pricing Effective 2/01/97

Neutral Posture Ergonomics Pricing fob DESTINATION for new GSA          page 4


S.I.N.     MODEL GRADE     LIST $  GSA $ 200  GSA $ 200+
                 FOUR      $1,055     $448      $421
                 FIVE      $1,105     $469      $441
                 SIX       $1,505     $638      $600
496-5      6600  ONE       $1,125     $477      $449
                 TWO       $1,175     $498      $469
                 THREE     $1,225     $520      $489
                 FOUR      $1,275     $541      $509
                 FIVE      $1,325     $562      $529
                 SIX       $1,725     $732      $688
496-5      6605  ONE         $905     $384      $361
                 TWO         $955     $405      $381
                 THREE     $1,005     $426      $401
                 FOUR      $1,055     $448      $421
                 FIVE      $1,105     $469      $441
                 SIX       $1,505     $638      $600
496-5      6700  ONE       $1,125     $477      $449
                 TWO       $1,175     $498      $469
                 THREE     $1,225     $520      $489
                 FOUR      $1,275     $541      $509
                 FIVE      $1,325     $562      $529
                 SIX       $1,725     $732      $688
496-5      6705  ONE         $905     $384      $361
                 TWO         $955     $405      $381
                 THREE     $1,005     $426      $401
                 FOUR      $1,055     $448      $421
                 FIVE      $1,105     $469      $441
                 SIX       $1,505     $638      $600
496-5      6800  ONE       $1,165     $494      $465
                 TWO       $1,215     $515      $485
                 THREE     $1,265     $537      $505
                 FOUR      $1,315     $558      $525
                 FIVE      $1,365     $579      $545
                 SIX       $1,765     $749      $704
496-5      6805  ONE         $945     $401      $377
                 TWO         $995     $422      $397
                 THREE     $1,045     $443      $417
                 FOUR      $1,095     $465      $437
                 FIVE      $1,145     $486      $457
                 SIX       $1,545     $655      $616
496-5      8400  ONE       $1,105     $469      $441
                 TWO       $1,155     $490      $461
                 THREE     $1,205     $511      $481
                 FOUR      $1,255     $532      $501
                 FIVE      $1,305     $554      $521
                 SIX       $1,705     $723      $680
496-5      8405  ONE         $885     $375      $353
                 TWO         $935     $397      $373

                    Contract GS-29F-0140C Pricing Effective 2/01/97

Neutral Posture Ergonomics Pricing fob DESTINATION for new GSA          page 5


S.I.N.     MODEL GRADE     LIST $  GSA $ 200  GSA $ 200+
                 THREE       $985     $418      $393
                 FOUR      $1,035     $439      $413
                 FIVE      $1,085     $460      $433
                 SIX       $1,485     $630      $593
496-5      8500  ONE       $1,125     $477      $449
                 TWO       $1,175     $498      $469
                 THREE     $1,225     $520      $489
                 FOUR      $1,275     $541      $509
                 FIVE      $1,325     $562      $529
                 SIX       $1,725     $732      $688
496-5      8505  ONE         $905     $384      $361
                 TWO         $955     $405      $381
                 THREE     $1,005     $426      $401
                 FOUR      $1,055     $448      $421
                 FIVE      $1,105     $469      $441
                 SIX       $1,505     $638      $600
496-5      8600  ONE       $1,125     $477      $449
                 TWO       $1,175     $498      $469
                 THREE     $1,225     $520      $489
                 FOUR      $1,275     $541      $509
                 FIVE      $1,325     $562      $529
                 SIX       $1,725     $732      $688
496-5      8605  ONE         $905     $384      $361
                 TWO         $955     $405      $381
                 THREE     $1,005     $426      $401
                 FOUR      $1,055     $448      $421
                 FIVE      $1,105     $469      $441
                 SIX       $1,505     $638      $600
496-5      8700  ONE       $1,125     $477      $449
                 TWO       $1,175     $498      $469
                 THREE     $1,225     $520      $489
                 FOUR      $1,275     $541      $509
                 FIVE      $1,325     $562      $529
                 SIX       $1,725     $732      $688
496-5      8705  ONE         $905     $384      $361
                 TWO         $955     $405      $381
                 THREE     $1,005     $426      $401
                 FOUR      $1,055     $448      $421
                 FIVE      $1,105     $469      $441
                 SIX       $1,505     $638      $600
496-5      8800  ONE       $1,165     $494      $465
                 TWO       $1,215     $515      $485
                 THREE     $1,265     $537      $505
                 FOUR      $1,315     $558      $525
                 FIVE      $1,365     $579      $545
                 SIX       $1,765     $749      $704
496-6      8805  ONE         $945     $401      $377

                    Contract GS-29F-0140C Pricing Effective 2/01/97

Neutral Posture Ergonomics Pricing fob DESTINATION for new GSA          page 6


S.I.N.     MODEL   GRADE     LIST $     GSA $ -200    GSA $ 200+
                   TWO         $995       $422          $397
                   THREE     $1,045       $443          $417
                   FOUR      $1,095       $465          $437
                   FIVE      $1,145       $486          $457
                   SIX       $1,545       $655          $616
496-5      9400    ONE       $1,415       $600          $565
                   TWO       $1,465       $622          $585
                   THREE     $1,515       $643          $604
                   FOUR      $1,565       $664          $624
                   FIVE      $1,615       $685          $644
                   SIX       $2,015       $855          $804
496-5      9405    ONE       $1,195       $507          $477
                   TWO       $1,245       $528          $497
                   THREE     $1,295       $549          $517
                   FOUR      $1,345       $571          $537
                   FIVE      $1,395       $592          $557
                   SIX       $1,795       $762          $716
496-5      9500    ONE       $1,435       $609          $573
                   TWO       $1,485       $630          $593
                   THREE     $1,535       $651          $612
                   FOUR      $1,585       $672          $632
                   FIVE      $1,635       $694          $652
                   SIX       $2,035       $863          $812
496-5      9505    ONE       $1,215       $515          $485
                   TWO       $1,265       $537          $505
                   THREE     $1,315       $558          $525
                   FOUR      $1,365       $579          $545
                   FIVE      $1,415       $600          $565
                   SIX       $1,815       $770          $724
496-5      9600    ONE       $1,435       $609          $573
                   TWO       $1,485       $630          $593
                   THREE     $1,535       $651          $612
                   FOUR      $1,585       $672          $632
                   FIVE      $1,635       $694          $652
                   SIX       $2,035       $863          $812
496-5      9605    ONE       $1,215       $515          $485
                   TWO       $1,265       $537          $505
                   THREE     $1,315       $558          $525
                   FOUR      $1,365       $579          $545
                   FIVE      $1,415       $600          $565
                   SIX       $1,815       $770          $724
496-5      9700    ONE       $1,435       $609          $573
                   TWO       $1,485       $630          $593
                   THREE     $1,535       $651          $612
                   FOUR      $1,585       $672          $632
                   FIVE      $1,635       $694          $652
                   SIX       $2,035       $863          $812

                    Contract GS-29F-0140C Pricing Effective 2/01/97

Neutral Posture Ergonomics Pricing fob DESTINATION for new GSA          page 7


S.I.N.     MODEL GRADE     LIST $  GSA $<200  GSA $ 200+
496-5      9705  ONE       $1,215     $515      $485
                 TWO       $1,265     $537      $505
                 THREE     $1,315     $558      $525
                 FOUR      $1,365     $579      $545
                 FIVE      $1,415     $600      $565
                 SIX       $1,815     $770      $724
496-5      9800  ONE       $1,475     $626      $589
                 TWO       $1,525     $647      $608
                 THREE     $1,575     $668      $628
                 FOUR      $1,625     $689      $648
                 FIVE      $1,675     $711      $668
                 SIX       $2,075     $880      $828
496-5      9805  ONE       $1,255     $532      $501
                 TWO       $1,305     $554      $521
                 THREE     $1,355     $575      $541
                 FOUR      $1,405     $596      $561
                 FIVE      $1,455     $617      $581
                 SIX       $1,855     $787      $740

                    Contract GS-29F-0140C Pricing Effective 2/01/97

Neutral Posture Ergonomics Pricing fob DESTINATION for new GSA         page 10


S.I.N.    MODEL     GRADE     LIST $  GSA $<200  GSA $ 200+
496-3     600       ONE         $620     $263     $247
                    TWO         $670     $284     $267
                    THREE       $720     $305     $287
                    FOUR        $770     $327     $307
                    FIVE        $820     $348     $327
                    SIX       $1,220     $518     $487

496-6     4500 IU   ONE       $1,175     $498

496-3     200       ONE         $410     $174     $164
                    TWO         $460     $195     $184
                    THREE       $510     $216     $203
                    FOUR        $560     $238     $223
                    FIVE        $610     $259     $243
                    SIX       $1,010     $428     $403

496-5     8700 ADA  ONE       $1,525     $647     $608
                    TWO       $1,575     $668     $628
                    THREE     $1,625     $689     $648
                    FOUR      $1,675     $711     $668
                    FIVE      $1,725     $732     $688
                    SIX       $2,125     $902     $848

          CAL 133   ONE       $1,155     $490     $461

SOLICITATION NO. FCNO-93-S303-3                                  PAGE 49 of 123

SECTION I

CONTRACT CLAUSES

52.203-9        REQUIREMENT FOR CERTIFICATE OF PROCUREMENT INTEGRITY --
MODIFICATION (NOV 1990)

(a) Definitions. The definitions set forth in FAR 3.104-4 are hereby incorporated in this clause.

(b) The Contractor agrees that it will execute the certification set forth in paragraph (c) of this clause when requested by the Contracting Officer in connection with the execution of any modification of this contract.

(c) Certification. As required in paragraph (b) of this clause, the officer or employee responsible for the modification proposal shall execute the following certification:

CERTIFICATE OF PROCUREMENT INTEGRITY -- MODIFICATION (NOV 1990)

        (1) I, Martin Gear (Name of certifier) am the officer or employee responsible for the preparation of this modification proposal and hereby certify that, to the best of my knowledge and belief, with the exception of any information described in this certification. I have no information concerning a violation or possible violation of subsection 27(a), (b), (d), or (f) of the Office of Federal Procurement Policy Act, as amended* (41 U.S.C. 423), (hereinafter referred to as "the Act"), as implemented in the FAR, occurring during the conduct of this procurement GS-29F-0140C Mod 10 (contract and modification number).

        (2) As required by subsection 27(e)(1)(B) of the Act, I further certify that to the best of my knowledge and belief, each officer, employee, agent, representative, and consultant of Neutral Posture (Name of Offeror) who has participated personally and substantially in the preparation or submission of this proposal has certified that he or she is familiar with, and will comply with, the requirements of subsection 27(a) of the Act, as implemented in the FAR, and will report immediately to me any information concerning a violation or possible violation of subsections 27(a), (b), (d), or (f) of the Act, as implemented in the FAR, pertaining to this procurement.

        (3) Violations or possible violations: (Continue on plain bond paper if necessary and label Certificate of Procurement Integrity -- Modification (Continuation Sheet), ENTER NONE IF NONE EXISTS)

                NONE
        -------------------------------------------------------------------

        -------------------------------------------------------------------

        -------------------------------------------------------------------

        /s/ MARTIN GEAR                         Martin Gear         1/27/97
        ----------------------------            ---------------------------
        (Signature of the Officer or            (Typed Name of the Officer
        Employee Responsible for the            or Employee Responsible for
        Modification Proposal and               the Modification Proposal)
        Date)

                                     [LOGO]
        NEUTRAL POSTURE ERGONOMICS, INC.  o  GOVERNMENT CONTRACTS OFFICE
6445 CARDINAL LANE  o  COLUMBIA, MD 21044  o  410-715-1266  o  FAX 410-992-7051


23 December, 1996

Ms Terri Roby
Contracts Specialist
Furniture Systems Management Divisions
National Furniture Center
GSA-FSS - Room 403 - CM Bldg 4
Washington, DC 20406

REFERENCE:  Neutral Posture Ergonomics' Contract GS-29F-0140C


Dear Ms Roby:

This letter is to notify you that Effective December 15th 1996, Neutral Posture Ergonomics ceased production of the Number 3 back. As a consequence, we would like to delete the following products from the above referenced contract:

        3405    3400    3505    3500    3605    3600
        3705    3700    3805    3800

Our reason for deleting these products is lack of demand. Furthermore, we certify:

        a. That the equipment is no longer manufactured and that there are no outstanding orders by a Government Agency. For those items previously purchased, all services promised will be rendered.

        b. A substantially equal item (to the item being deleted) at a higher schedule price has not nor will not be added to its schedule contract during its term.

        c. All of the data submitted is accurate, complete, and current as of the modification's effective date.

Your prompt acceptance of this modification will be greatly appreciated.


Sincerely,

/s/ MARTIN GEAR
----------------------------
Martin Gear
Manager for Government Sales

                        NEUTRAL POSTURE ERGONOMICS, INC.
                        --------------------------------
3904 N. TEXAS AVE.  o  BRYAN, TEXAS 77803  o  409-788-0502  o  FAX 409-778-0408
                             www.neutralposture.com

====================================================================================================================================
                                                                            1.  CONTRACT ID CODE                       PAGE OF PAGES
AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT                                                                      1
------------------------------------------------------------------------------------------------------------------------------------
2. AMENDMENT/MODIFICATION NO.         3. EFFECTIVE DATE      4. REQUISITION/PURCHASE REQ. NO.         5. PROJECT NO. (If applicable)
        TWO (2)
------------------------------------------------------------------------------------------------------------------------------------
6. ISSUED BY                     CODE                        7. ADMINISTERED BY (If other than Item 6)        CODE
                                      -----------------                                                            -----------------
GENERAL SERVICES ADMINISTRATION, FSS
NATIONAL FURNITURE CENTER (3FNS)
SUITE 403
WASHINGTON, DC 20406
------------------------------------------------------------------------------------------------------------------------------------
8. NAME AND ADDRESS OF CONTRACTOR (No., street, country, State and ZIP Code)        (X)  9A. AMENDMENT OF SOLICITATION NO.
                                                                                    ---
NEUTRAL POSTURE ERGONOMICS, INC.
6445 CARDINAL LANE                                                                       -------------------------------------------
COLUMBIA, MD 21044                                                                       9B. DATED (SEE ITEM 11)

                                                                                    ------------------------------------------------
                                                                                         10A. MODIFICATION OF CONTRACT/ORDER NO.
                                                                                      X         GS-29F-0140C
                                                                                         -------------------------------------------
                                                                                         10B. DATED (SEE ITEM 13)
-----------------------------------------------------------------------------------
CODE                                  FACILITY CODE
------------------------------------------------------------------------------------------------------------------------------------
                                     11. THIS ITEM ONLY APPLIES TO AMENDMENT OF SOLICITATIONS
------------------------------------------------------------------------------------------------------------------------------------
[ ] The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers
    [ ] is extended,   [ ] is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning ____________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE
HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
------------------------------------------------------------------------------------------------------------------------------------
12. ACCOUNTING AND APPROPRIATION DATA (If required)

------------------------------------------------------------------------------------------------------------------------------------
                                13.     THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS,
                                    IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
------------------------------------------------------------------------------------------------------------------------------------
(X)  A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT
---     ORDER NO. IN ITEM 10A.
------------------------------------------------------------------------------------------------------------------------------------
     B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
------------------------------------------------------------------------------------------------------------------------------------
 X   C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:                   CLAUSE 552.216-71 - ECONOMIC
        PRICE ADJUSTMENT DTD 10/85 (ALT 1/89) AND CONTRACTOR'S LTRS DTD 12/23/96 AND 01/28/97
------------------------------------------------------------------------------------------------------------------------------------
     D. OTHER (Specify type of modification and authority)

------------------------------------------------------------------------------------------------------------------------------------
E.   IMPORTANT:  Contractor [ ] is not, [X] is required to sign this document and return   2  copies to the issuing office.
                                                                                         -----
------------------------------------------------------------------------------------------------------------------------------------
14.  DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
        THE ABOVE NUMBERED CONTRACT FOR FEDERAL SUPPLY SCHEDULE 71, PART III, SECTION H - MISCELLANEOUS
        FURNITURE -- MULTIPURPOSE SEATING, IS HEREBY MODIFIED:

        PURSUANT TO THE TERMS OF CLAUSE 1-552.216-71 (10/85 -- ALT 1/01/89), ECONOMIC PRICE ADJUSTMENT
        THE CONTRACT PRICES ARE INCREASED WITH THE FOLLOWING GUIDELINES:
        1. INCREASES ARE MADE ON A MODEL BY MODEL BASIS.
        2. IN NO CASE, MAY THE PRICE OF A MODEL INCREASE BY MORE THAN 5%.
        3. IN NO CASE, MAY A MODEL INCREASE BY ANY MORE THAN IT DID IN ITS COMMERCIAL INCREASE.


Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
------------------------------------------------------------------------------------------------------------------------------------
15A. NAME AND TITLE OF SIGNER (Type or print)                      16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
     Martin Gear - Mgr Gov't Sales - NPE

------------------------------------------------------------------------------------------------------------------------------------
15B. CONTRACTOR/OFFEROR                      15C. DATE SIGNED      16B. UNITED STATES OF AMERICA          16C. DATE SIGNED
/s/  Martin Gear                                    3/5/97         BY
----------------------------------------                             ----------------------------------
(Signature of person authorized to sign)                             (Signature of Contracting Officer)
====================================================================================================================================
NSN 7540-01-152-8070                                     30-105                                      STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION UNUSABLE                                                                            Prescribed by GSA
                                                                                                     FAR (48 CFR) 53.243


                                  INSTRUCTIONS

Instructions for items other than those that are self-explanatory, are as follows:

(a) Item 1. (Contract ID Code). Insert the contract type identification code that appears in the title block of the contract being modified.

(b)  Item 3. (Effective date).

     (1) For a solicitation amendment, change order, or administrative change, the effective date shall be the issue date of the amendment, change order, or administrative change.

     (2) For a supplemental agreement, the effective date shall be the date agreed to by the contracting parties.

     (3) For a modification issued as an initial or confirming notice of termination for the convenience of the Government, the effective date and the modification number of the confirming notice shall be the same as the effective date and modification number of the initial notice.

     (4) For a modification converting a termination for default to a termination for the convenience of the Government, the effective date shall be the same as the effective date of the termination for default.

     (5) For a modification confirming the contracting officer's determination of the amount due in settlement of a contract termination, the effective date shall be the same as the effective date of the initial decision.

(c) Item 6. (Issued By). Insert the name and address of the issuing office. If applicable, insert the appropriate issuing office code in the code block.

(d) Item 8. (Name and Address of Contractor). For modifications to a contract or order, enter the contractor's name, address, and code as shown in the original contract or order, unless changed by this or a previous modification.

(e) Items 9. (Amendment of Solicitation No.- Dated), and 10, (Modification of Contract/Order No.- Dated). Check the appropriate box and in the corresponding blanks insert the number and date of the original solicitation, contract, or order.

(f) Item 12. (Accounting and Appropriation Data). When appropriate, indicate the impact of the modification on each affected accounting classification by inserting one of the following entries:

     (1) Accounting classification                     ____________
               Net increase                            $___________

     (2) Accounting classification                     ____________
               Net decrease                            $___________

     NOTE: If there are changes to multiple accounting classifications that cannot be placed in block 12, insert an asterisk and the words "See continuation sheet".

(g) Item 13. Check the appropriate box to indicate the type of modification. Insert in the corresponding blank the authority under which the modification is issued. Check whether or not contractor must sign this document. (See FAR 43.103.)

(h)  Item 14. (Description of Amendment/Modification).

     (1) Organize amendments or modifications under the appropriate Uniform Contract Format (UCF) section headings from the applicable solicitation or contract. The UCF table of contents, however, shall not be set forth in this document.

     (2) Indicate the impact of the modification on the overall total contract price by inserting one of the following entries:

          (i)   Total contract price increased by      $___________

          (ii)  Total contract price decreased by      $___________

          (iii) Total contract price unchanged.

     (3)  State reason for modification.

     (4) When removing, reinstating, or adding funds, identify the contract items and accounting classifications.

     (5) When the SF 30 is used to reflect a determination by the contracting officer of the amount due in settlement of a contract terminated for the convenience of the Government, the entry in Item 14 of the modification may be limited to -

          (i)  A reference to the letter determination; and

          (ii) A statement of the net amount determined to be due in settlement of the contract.

     (6) Include subject matter or short title of solicitation/contract where feasible.

(i) Item 16B. The contracting officer's signature is not required on solicitation amendments. The contracting officer's signature is normally affixed last on supplemental agreements.


                                              STANDARD FORM 30 BACK (REV. 10-83)

PAGE 2  Mod. 2 (NEUTRAL POSTURE ERGONOMICS) GS-29F-0140C

1. Commercial increases are calculated from the Neutral Posture Ergonomics Pricelist dated February 1, 1997.

2.      All models reflect an increase of 3% across the board.

3. Delete the models, per NPE "Suggested Retail Pricelist dated February 1, 1997, and letter dated 12/23/96.

4. Please provide a draft copy of the new GSA brochure prior to Re-printing. This modification will be effective upon receipt, by the Contracting Officer, of formal written notification that reprinting and redistribution of the Government pricelist or supplemental pricelist has been completed.

5. All other terms, conditions, discounts, and concessions remain the same as in the initial offer, and subsequent contract award/contract extension, and Modification No. 1.

6.      This modification is issued at no cost to either party.

====================================================================================================================================
                                                                            1.  CONTRACT ID CODE                       PAGE OF PAGES
AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT                                                                      1
------------------------------------------------------------------------------------------------------------------------------------
2. AMENDMENT/MODIFICATION NO.         3. EFFECTIVE DATE      4. REQUISITION/PURCHASE REQ. NO.         5. PROJECT NO. (If applicable)
        ONE (1)                         See Block 16C
------------------------------------------------------------------------------------------------------------------------------------
6. ISSUED BY                     CODE                        7. ADMINISTERED BY (If other than Item 6)        CODE
                                      -----------------                                                            -----------------
GENERAL SERVICES ADMINISTRATION, FSS
NATIONAL FURNITURE CENTER (3FNS)
SUITE 403
WASHINGTON, DC 20406
------------------------------------------------------------------------------------------------------------------------------------
8. NAME AND ADDRESS OF CONTRACTOR (No., street, country, State and ZIP Code)        (X)  9A. AMENDMENT OF SOLICITATION NO.
                                                                                    ---
NEUTRAL POSTURE ERGONOMICS, INC.
6445 CARDINAL LANE                                                                       -------------------------------------------
COLUMBIA, MD 21044                                                                       9B. DATED (SEE ITEM 11)

                                                                                    ------------------------------------------------
                                                                                         10A. MODIFICATION OF CONTRACT/ORDER NO.
                                                                                      X         GS-29F-0140C
                                                                                         -------------------------------------------
                                                                                         10B. DATED (SEE ITEM 13)
-----------------------------------------------------------------------------------             02/01/96
CODE                                  FACILITY CODE
------------------------------------------------------------------------------------------------------------------------------------
                                     11. THIS ITEM ONLY APPLIES TO AMENDMENT OF SOLICITATIONS
------------------------------------------------------------------------------------------------------------------------------------
[ ] The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers
    [ ] is extended,   [ ] is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning ____________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE
HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
------------------------------------------------------------------------------------------------------------------------------------
12. ACCOUNTING AND APPROPRIATION DATA (If required)

------------------------------------------------------------------------------------------------------------------------------------
                                13.     THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS,
                                    IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
------------------------------------------------------------------------------------------------------------------------------------
(X)  A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT
---     ORDER NO. IN ITEM 10A.
------------------------------------------------------------------------------------------------------------------------------------
     B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
------------------------------------------------------------------------------------------------------------------------------------
 X   C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:                   MODIFICATION CLAUSE
        I-FSS-630B DTD 1/19, AND CONTRACTOR'S LETTER DTD 8/8/96 AND 8/28/96.
------------------------------------------------------------------------------------------------------------------------------------
     D. OTHER (Specify type of modification and authority)

------------------------------------------------------------------------------------------------------------------------------------
E.   IMPORTANT:  Contractor [ ] is not, [X] is required to sign this document and return   1  copies to the issuing office.
                                                                                         -----
------------------------------------------------------------------------------------------------------------------------------------
14.  DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
        THE ABOVE REFERENCED CONTRACT FOR FEDERAL SUPPLY GROUP 71, PART III, SECTION H -- MISCELLANEOUS
        FURNITURE - MULTIPURPOSE SEATING IS HEREBY MODIFIED AS FOLLOWS:

                                (SEE ATTACHED)

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
------------------------------------------------------------------------------------------------------------------------------------
15A. NAME AND TITLE OF SIGNER (Type or print)                      16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
     Martin Gear - Manager for Gov't                                    Joseph Cross, Contracting Officer
                Contracts
------------------------------------------------------------------------------------------------------------------------------------
15B. CONTRACTOR/OFFEROR                      15C. DATE SIGNED      16B. UNITED STATES OF AMERICA          16C. DATE SIGNED
/s/  Martin Gear                                    11/5/96        BY  /s/ Joseph Cross                    11/26/96
----------------------------------------                             ----------------------------------
(Signature of person authorized to sign)                             (Signature of Contracting Officer)
====================================================================================================================================
NSN 7540-01-152-8070                                     30-105                                      STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION UNUSABLE                                                                            Prescribed by GSA
                                                                                                     FAR (48 CFR) 53.243


                                  INSTRUCTIONS

Instructions for items other than those that are self-explanatory, are as follows:

(a) Item 1. (Contract ID Code). Insert the contract type identification code that appears in the title block of the contract being modified.

(b)  Item 3. (Effective date).

     (1) For a solicitation amendment, change order, or administrative change, the effective date shall be the issue date of the amendment, change order, or administrative change.

     (2) For a supplemental agreement, the effective date shall be the date agreed to by the contracting parties.

     (3) For a modification issued as an initial or confirming notice of termination for the convenience of the Government, the effective date and the modification number of the confirming notice shall be the same as the effective date and modification number of the initial notice.

     (4) For a modification converting a termination for default to a termination for the convenience of the Government, the effective date shall be the same as the effective date of the termination for default.

     (5) For a modification confirming the contracting officer's determination of the amount due in settlement of a contract termination, the effective date shall be the same as the effective date of the initial decision.

(c) Item 6. (Issued By). Insert the name and address of the issuing office. If applicable, insert the appropriate issuing office code in the code block.

(d) Item 8. (Name and Address of Contractor). For modifications to a contract or order, enter the contractor's name, address, and code as shown in the original contract or order, unless changed by this or a previous modification.

(e) Items 9. (Amendment of Solicitation No.- Dated), and 10, (Modification of Contract/Order No.- Dated). Check the appropriate box and in the corresponding blanks insert the number and date of the original solicitation, contract, or order.

(f) Item 12. (Accounting and Appropriation Data). When appropriate, indicate the impact of the modification on each affected accounting classification by inserting one of the following entries:

     (1) Accounting classification                     ____________
               Net increase                            $___________

     (2) Accounting classification                     ____________
               Net decrease                            $___________

     NOTE: If there are changes to multiple accounting classifications that cannot be placed in block 12, insert an asterisk and the words "See continuation sheet".

(g) Item 13. Check the appropriate box to indicate the type of modification. Insert in the corresponding blank the authority under which the modification is issued. Check whether or not contractor must sign this document. (See FAR 43.103.)

(h)  Item 14. (Description of Amendment/Modification).

     (1) Organize amendments or modifications under the appropriate Uniform Contract Format (UCF) section headings from the applicable solicitation or contract. The UCF table of contents, however, shall not be set forth in this document.

     (2) Indicate the impact of the modification on the overall total contract price by inserting one of the following entries:

          (i)   Total contract price increased by      $___________

          (ii)  Total contract price decreased by      $___________

          (iii) Total contract price unchanged.

     (3)  State reason for modification.

     (4) When removing, reinstating, or adding funds, identify the contract items and accounting classifications.

     (5) When the SF 30 is used to reflect a determination by the contracting officer of the amount due in settlement of a contract terminated for the convenience of the Government, the entry in Item 14 of the modification may be limited to -

          (i)  A reference to the letter determination; and

          (ii) A statement of the net amount determined to be due in settlement of the contract.

     (6) Include subject matter or short title of solicitation/contract where feasible.

(i) Item 16B. The contracting officer's signature is not required on solicitation amendments. The contracting officer's signature is normally affixed last on supplemental agreements.


                                              STANDARD FORM 30 BACK (REV. 10-83)

PAGE 2   Mod. 1 (NEUTRAL POSTURE ERGONOMICS) GS-29F-0217D

1. Add the models, per NPE catalog "Suggested Retail Pricelist June 1996, and letters dated 8/8/96 and 8/28/96. All models will be classified as SINS 496-3 and 496-5.

2.      The address of NPE Headquarters has been changed to the following:

                Neutral Posture Ergonomics, Inc.
                3904 N. Texas Avenue
                Bryan, TX 77803
                (409) 778-0502
                (409) 778-0408 -- Fax

3. Please provide a draft copy of the new GSA brochure prior to Re-printing. This modification will be effective upon receipt, by the Contracting Officer, of formal written notification that reprinting and redistribution of the Government pricelist or supplemental pricelist has been completed.

4. All other terms, conditions, discounts, and concessions remain the same as in the initial offer, and subsequent contract award / and contract extension.

5.      This modification is issued at no cost to either party.

====================================================================================================================================
                                                                            1.  CONTRACT ID CODE                       PAGE OF PAGES
AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT                                                                      1
------------------------------------------------------------------------------------------------------------------------------------
2. AMENDMENT/MODIFICATION NO.         3. EFFECTIVE DATE      4. REQUISITION/PURCHASE REQ. NO.         5. PROJECT NO. (If applicable)
        ONE (1)
------------------------------------------------------------------------------------------------------------------------------------
6. ISSUED BY                     CODE                        7. ADMINISTERED BY (If other than Item 6)        CODE
                                      -----------------                                                            -----------------
GENERAL SERVICES ADMINISTRATION, FSS
NATIONAL FURNITURE CENTER (3FNS)
SUITE 403
WASHINGTON, DC 20406
------------------------------------------------------------------------------------------------------------------------------------
8. NAME AND ADDRESS OF CONTRACTOR (No., street, country, State and ZIP Code)        (X)  9A. AMENDMENT OF SOLICITATION NO.
                                                                                    ---
NEUTRAL POSTURE ERGONOMICS, INC.
6445 CARDINAL LANE                                                                       -------------------------------------------
COLUMBIA, MD 21044                                                                       9B. DATED (SEE ITEM 11)

                                                                                    ------------------------------------------------
                                                                                         10A. MODIFICATION OF CONTRACT/ORDER NO.
                                                                                      X                 GS-29F-0140C
                                                                                        -------------------------------------------
                                                                                         10B. DATED (SEE ITEM 13)
-----------------------------------------------------------------------------------                     02/01/96
CODE                                  FACILITY CODE
------------------------------------------------------------------------------------------------------------------------------------
                                     11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
------------------------------------------------------------------------------------------------------------------------------------
[ ] The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers
    [ ] is extended,   [ ] is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning ____________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE
HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
------------------------------------------------------------------------------------------------------------------------------------
12. ACCOUNTING AND APPROPRIATION DATA (If required)

------------------------------------------------------------------------------------------------------------------------------------
                                13.     THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS,
                                    IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
------------------------------------------------------------------------------------------------------------------------------------
(X)  A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT
---     ORDER NO. IN ITEM 10A.
------------------------------------------------------------------------------------------------------------------------------------
     B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
------------------------------------------------------------------------------------------------------------------------------------
 X   C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:                   MODIFICATION CLAUSE
        I-FSS-630B DTD 1/91, AND CONTRACTOR'S LETTER DTD 8/8/96 AND 8/28/96.
------------------------------------------------------------------------------------------------------------------------------------
     D. OTHER (Specify type of modification and authority)

------------------------------------------------------------------------------------------------------------------------------------
E.   IMPORTANT:  Contractor [ ] is not, [X] is required to sign this document and return   1  copies to the issuing office.
                                                                                         -----
------------------------------------------------------------------------------------------------------------------------------------
14.  DESCRIPTION OF AMENDMENT/MODIFICATION (organized by UCF section headings, including solicitation/contract subject matter where feasible.)
        THE ABOVE REFERENCED CONTRACT FOR FEDERAL SUPPLY GROUP 71, PART III, SECTION H -- MISCELLANEOUS
        FURNITURE - MULTIPURPOSE SEATING IS HEREBY MODIFIED AS FOLLOWS:

                                (SEE ATTACHED)

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
------------------------------------------------------------------------------------------------------------------------------------
15A. NAME AND TITLE OF SIGNER (Type or print)                      16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
     Martin Gear - Manager for Gov't
                Contracts
------------------------------------------------------------------------------------------------------------------------------------
15B. CONTRACTOR/OFFEROR                      15C. DATE SIGNED      16B. UNITED STATES OF AMERICA          16C. DATE SIGNED
   /s/ MARTIN GEAR                                 11/5/96         BY
----------------------------------------                             ----------------------------------
(Signature of person authorized to sign)                             (Signature of Contracting Officer)
====================================================================================================================================
NSN 7540-01-152-8070                                     30-105                                      STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION UNUSABLE                                                                            Prescribed by GSA
                                                                                                     FAR (48 CFR) 53.243


PAGE 2  Mod. 1 (NEUTRAL POSTURE ERGONOMICS) GS-29F-0217D

1. Add the models, per NPE catalog "Suggested Retail Pricelist June 1996, and letters date 8/8/96 and 8/28/96. All models will be classified as SINs 496-3 and 496-5.

2.      The address of NPE Headquarters has been changed to the following:

                        Neutral Posture Ergonomics, Inc.
                        3904 N. Texas Avenue
                        Bryan, TX 77803
                        (409) 778-0502
                        (409) 778-0408 -- Fax

3. Please provide a draft copy of the new GSA brochure prior to Re-printing. This modification will be effective upon receipt, by the Contracting Officer, of formal written notification that reprinting and redistribution of the Government pricelist or supplemental pricelist has been completed.

4. All other terms, conditions, discounts, and concessions remain the same as in the initial offer, and subsequent contract award / and contract extension.

5.      This modification is issued at no cost to either party.

                                  INSTRUCTIONS

Instructions for items other than those that are self-explanatory, are as follows:

(a) Item 1. (Contract ID Code). Insert the contract type identification code that appears in the title block of the contract being modified.

(b)  Item 3. (Effective date).

     (1) For a solicitation amendment, change order, or administrative change, the effective date shall be the issue date of the amendment, change order, or administrative change.

     (2) For a supplemental agreement, the effective date shall be the date agreed to by the contracting parties.

     (3) For a modification issued as an initial or confirming notice of termination for the convenience of the Government, the effective date and the modification number of the confirming notice shall be the same as the effective date and modification number of the initial notice.

     (4) For a modification converting a termination for default to a termination for the convenience of the Government, the effective date shall be the same as the effective date of the termination for default.

     (5) For a modification confirming the contracting officer's determination of the amount due in settlement of a contract termination, the effective date shall be the same as the effective date of the initial decision.

(c) Item 6. (Issued By). Insert the name and address of the issuing office. If applicable, insert the appropriate issuing office code in the code block.

(d) Item 8. (Name and Address of Contractor). For modification to a contract or order, enter the contractor's name, address, and code as shown in the original contract or order, unless changed by this or a previous modification.

(e) Items 9. (Amendment of Solicitation No.- Dated), and 10. (Modification of Contract/Order No.- Dated). Check the appropriate box and in the corresponding blanks insert the number and date of the original solicitation, contract, or order.

(f) Item 12. (Accounting and Appropriation Data). When appropriate, indicate the impact of the modification on each affected accounting classification by inserting one of the following entries:

     (1) Accounting classification                     ____________
               Net increase                            $___________

     (2) Accounting classification                     ____________
               Net decrease                            $___________

     NOTE: If there are changes to multiple accounting classifications that cannot be placed in block 12, insert an asterisk and the words 'See continuation sheet".

(g) Item 13. Check the appropriate box to indicate the type of modification. Insert in the corresponding blank the authority under which the modification is issued. Check whether or not contractor must sign this document. (See FAR 43.103.)

(h)  Item 14. (Description of Amendment/Modification).

     (1) Organize amendments or modifications under the appropriate Uniform Contract Format (UCF) section headings from the applicable solicitation or contract. The UCF table of contents, however, shall not be set forth in this document.

     (2) Indicate the impact of the modification on the overall total contract price by inserting one of the following entries:

          (i)   Total contract price increased by      $___________

          (ii)  Total contract price decreased by      $___________

          (iii) Total contract price unchanged.

     (3)  State reason for modification.

     (4) When removing, reinstating, or adding funds, identify the contract items and accounting classifications.

     (5) When the SF 30 is used to reflect a determination by the contracting officer of the amount due in settlement of a contract terminated for the convenience of the Government, the entry in Item 14 of the modification may be limited to -

          (i)  A reference to the letter determination; and

          (ii) A statement of the net amount determined to be due in settlement of the contract.

     (6) Include subject matter or short title of solicitation/contract where feasible.

(i) Item 16B. The contracting officer's signature is not required on solicitation amendments. The contracting officer's signature is normally affixed last on supplemental agreements.


                                              STANDARD FORM 30 BACK (REV. 10-83)

====================================================================================================================================
                                                                            1.  CONTRACT ID CODE                       PAGE OF PAGES
AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT                                                                      1
------------------------------------------------------------------------------------------------------------------------------------
2. AMENDMENT/MODIFICATION NO.         3. EFFECTIVE DATE      4. REQUISITION/PURCHASE REQ. NO.         5. PROJECT NO. (If applicable)
        ONE (1)
------------------------------------------------------------------------------------------------------------------------------------
6. ISSUED BY                     CODE                        7. ADMINISTERED BY (If other than Item 6)        CODE
                                      -----------------                                                            -----------------
GENERAL SERVICES ADMINISTRATION, FSS
NATIONAL FURNITURE CENTER (3FNS-CO)
SUITE 403
WASHINGTON, DC 20406
------------------------------------------------------------------------------------------------------------------------------------
8. NAME AND ADDRESS OF CONTRACTOR (No., street, country, State and ZIP Code)        (X)  9A. AMENDMENT OF SOLICITATION NO.
                                                                                    ---
NEUTRAL POSTURE ERGONOMICS, INC.
6445 CARDINAL LANE                                                                       -------------------------------------------
COLUMBIA, MD 21044                                                                       9B. DATED (SEE ITEM 11)

                                                                                    ------------------------------------------------
                                                                                         10A. MODIFICATION OF CONTRACT/ORDER NO.
                                                                                      X         GS-29F-0140C
                                                                                         -------------------------------------------
                                                                                         10B. DATED (SEE ITEM 13)
-----------------------------------------------------------------------------------
CODE                                  FACILITY CODE                                             02/21/95
------------------------------------------------------------------------------------------------------------------------------------
                                     11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
------------------------------------------------------------------------------------------------------------------------------------
[ ] The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers
    [ ] is extended,   [ ] is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning ____________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE
HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
------------------------------------------------------------------------------------------------------------------------------------
12. ACCOUNTING AND APPROPRIATION DATA (If required)

------------------------------------------------------------------------------------------------------------------------------------
                                13.     THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS,
                                    IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
------------------------------------------------------------------------------------------------------------------------------------
(X)  A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT
---     ORDER NO. IN ITEM 10A.
------------------------------------------------------------------------------------------------------------------------------------
     B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
------------------------------------------------------------------------------------------------------------------------------------
 X   C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:           Mutual Agreement of the Parties,
        and by Authority of the Contracting Officer FAR 1.602-1.
------------------------------------------------------------------------------------------------------------------------------------
     D. OTHER (Specify type of modification and authority)

------------------------------------------------------------------------------------------------------------------------------------
E.   IMPORTANT:  Contractor [ ] is not, [X] is required to sign this document and return   2   copies to the issuing office.
                                                                                         -----
------------------------------------------------------------------------------------------------------------------------------------
14.  DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
        THE ABOVE REFERENCED CONTRACT FOR FSC 71, PART III, SECTION H -- MISCELLANEOUS FURNITURE -
        MULTIPURPOSE SEATING, IS HEREBY MODIFIED AS FOLLOWS:

                                (SEE ATTACHED)


Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
------------------------------------------------------------------------------------------------------------------------------------
15A. NAME AND TITLE OF SIGNER (Type or print)                      16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
     Martin Gear - Manager for Government Contracts
                   Neutral Posture Ergonomics, Inc.
------------------------------------------------------------------------------------------------------------------------------------
15B. CONTRACTOR/OFFEROR                      15C. DATE SIGNED      16B. UNITED STATES OF AMERICA          16C. DATE SIGNED
  /s/ MARTIN GEAR                                    1/29/96       BY  /s/  THERESA A. KEITH
----------------------------------------                             ----------------------------------
(Signature of person authorized to sign)                             (Signature of Contracting Officer)
====================================================================================================================================
NSN 7540-01-152-8070                                     30-105                                      STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION UNUSABLE                                                                            Prescribed by GSA
                                                                                                     FAR (48 CFR) 53.243


MODIFICATION NO.1   NEUTRAL POSTURE ERGONOMICS  GS-29F-0140C  Page 2

THIS MODIFICATION BECOMES EFFECTIVE UPON THE DATE SIGNED BY THE CONTRACTING OFFICER.

SPECIAL ITEM NUMBER AWARDED:  496-3,496-5, and 496-6
BASE DISCOUNT:    57.5

CONTRACT ESTIMATED DOLLAR VOLUME:  $4.4 Million (5 Years)

MAXIMUM ORDER:  $200,000.00

BASE FIGURE OF AGGREGATE DISCOUNT:  None


WITH RELATION TO THE 1% INDUSTRIAL FUNDING FEE (TO BE REMITTED TO GSA QUARTERLY), THE PRICES/DISCOUNTS OFFERED TO THE GOVERNMENT ARE:

        (X)  inclusive of the Industrial Funding Fee

        ( ) not inclusive of the Industrial Funding Fee and the contractor has agreed to absorb the cost.

Collection of Industrial Funding Fee will be accomplished by:

        ( ) combining industrial funding fees into one payment for contractors with multiple contracts

 .....or
        (X)  remitting separate payments for individual contracts

Please specify the name, address, telephone number and fax number of the individual(s) who will be responsible for the GSA Form 72A reports and the IFF remittances.


Martin Gear                             telephone: 410-715-1266
                                        fax: 410-992-7051

6445 Cardinal Lane
Columbia, MD 21044

MODIFICATION NO. 1  NEUTRAL POSTURE ERGONOMICS GS-29F-0140C   PAGE 3


DELETE ALL REFERENCES TO THE REQUOTE PROCEDURES THROUGHOUT THE ENTIRE
SOLICITATION

PAGE 46 SECTION H SPECIAL CONTRACT REQUIREMENTS:

DELETE: General Provisions governing the Requote Procedure for Requirements Exceeding the Maximum Order limitation (MOL)

PAGE 46 SECTION H, OPEN SEASON FOR CONTRACT MODIFICATIONS, PAR. (H):

Delete: All request to modify the contract will be accepted only during the established "open season" periods identified below.

Insert: All request to modify the contract will be accepted only during the established "open window" periods identified below.

DOCUMENTS INCORPORATED AND MADE A PART OF THIS CONTRACT ARE: Amendment Number 9, Standard Form 33 that reflects a closing date of November 17, 1995, 3:30 PM local time, signed and certified test reports or certifications as required by the solicitation dated 11/1/95, and correspondence dated 12/18/95 and 1/24/96.

All other terms and conditions of the contract remain unchanged.

====================================================================================================================================
                                                                            1.  CONTRACT ID CODE                       PAGE OF PAGES
AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT                                                                      1
------------------------------------------------------------------------------------------------------------------------------------
2. AMENDMENT/MODIFICATION NO.         3. EFFECTIVE DATE      4. REQUISITION/PURCHASE REQ. NO.         5. PROJECT NO. (If applicable)
            ONE (1)
------------------------------------------------------------------------------------------------------------------------------------
6. ISSUED BY                     CODE                        7. ADMINISTERED BY (If other than Item 6)        CODE
                                      -----------------                                                            -----------------
GENERAL SERVICES ADMINISTRATION, FSS
NATIONAL FURNITURE CENTER (3FNS-CO)
SUITE 403
WASHINGTON, DC 20406
------------------------------------------------------------------------------------------------------------------------------------
8. NAME AND ADDRESS OF CONTRACTOR (No., street, country, State and ZIP Code)        (X)  9A. AMENDMENT OF SOLICITATION NO.
                                                                                    ---
NEUTRAL POSTURE ERGONOMICS, INC.
6445 CARDINAL LANE                                                                       -------------------------------------------
COLUMBIA, MD 21044                                                                       9B. DATED (SEE ITEM 11)

                                                                                    ------------------------------------------------
                                                                                         10A. MODIFICATION OF CONTRACT/ORDER NO.
                                                                                     X          GS-29F-0140C
                                                                                         -------------------------------------------
                                                                                         10B. DATED (SEE ITEM 13)
-----------------------------------------------------------------------------------             02/21/95
CODE                                  FACILITY CODE
------------------------------------------------------------------------------------------------------------------------------------
                                     11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
------------------------------------------------------------------------------------------------------------------------------------
[ ] The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers
    [ ] is extended,   [ ] is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning ____________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE
HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
------------------------------------------------------------------------------------------------------------------------------------
12. ACCOUNTING AND APPROPRIATION DATA (If required)

------------------------------------------------------------------------------------------------------------------------------------
                                13.     THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS,
                                    IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
------------------------------------------------------------------------------------------------------------------------------------
(X)  A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT
---     ORDER NO. IN ITEM 10A.
------------------------------------------------------------------------------------------------------------------------------------
     B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
------------------------------------------------------------------------------------------------------------------------------------
     C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:                   Mutual Agreement of the Parties,
 X      and by Authority of the Contracting Officer FAR 1.602-1.
------------------------------------------------------------------------------------------------------------------------------------
     D. OTHER (Specify type of modification and authority)

------------------------------------------------------------------------------------------------------------------------------------
E.   IMPORTANT:  Contractor [ ] is not, [X] is required to sign this document and return   2  copies to the issuing office.
                                                                                        -----
------------------------------------------------------------------------------------------------------------------------------------
14.  DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
        THE ABOVE REFERENCED CONTRACT FOR FSC 71, PART III, SECTION H -- MISCELLANEOUS FURNITURE -
        MULTIPURPOSE SEATING, IS HEREBY MODIFIED AS FOLLOWS:

                                (SEE ATTACHED)

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
------------------------------------------------------------------------------------------------------------------------------------
15A. NAME AND TITLE OF SIGNER (Type or print)                      16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
        Martin Gear - Mgr Government Contracts
              Neutral Posture Ergonomics, Inc.
------------------------------------------------------------------------------------------------------------------------------------
15B. CONTRACTOR/OFFEROR                      15C. DATE SIGNED      16B. UNITED STATES OF AMERICA          16C. DATE SIGNED
/s/      MARTIN GEAR                                2/23/96         BY /s/  THERESA A. KEITH
----------------------------------------                             ----------------------------------
(Signature of person authorized to sign)                             (Signature of Contracting Officer)
====================================================================================================================================
NSN 7540-01-152-8070                                     30-105                                      STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION UNUSABLE                                                                            Prescribed by GSA
                                                                                                     FAR (48 CFR) 53.243


====================================================================================================================================
                                                                            1.  CONTRACT ID CODE                       PAGE OF PAGES
AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT                                                                      1
------------------------------------------------------------------------------------------------------------------------------------
2. AMENDMENT/MODIFICATION NO.         3. EFFECTIVE DATE      4. REQUISITION/PURCHASE REQ. NO.         5. PROJECT NO. (If applicable)
        ONE (1)
------------------------------------------------------------------------------------------------------------------------------------
6. ISSUED BY                     CODE                        7. ADMINISTERED BY (If other than Item 6)        CODE
                                      -----------------                                                            -----------------
GENERAL SERVICES ADMINISTRATION, FSS
NATIONAL FURNITURE CENTER (3FNS-CO)
SUITE 403
WASHINGTON, DC 20406
------------------------------------------------------------------------------------------------------------------------------------
8. NAME AND ADDRESS OF CONTRACTOR (No., street, country, State and ZIP Code)        (X)  9A. AMENDMENT OF SOLICITATION NO.
                                                                                    ---
NEUTRAL POSTURE ERGONOMICS, INC.
6445 CARDINAL LANE                                                                       -------------------------------------------
COLUMBIA, MD 21044                                                                       9B. DATED (SEE ITEM 11)

                                                                                    ------------------------------------------------
                                                                                         10A. MODIFICATION OF CONTRACT/ORDER NO.
                                                                                      X         GS-29F-0140C
                                                                                         -------------------------------------------
                                                                                         10B. DATED (SEE ITEM 13)
-----------------------------------------------------------------------------------             02/21/95
CODE                                  FACILITY CODE
------------------------------------------------------------------------------------------------------------------------------------
                                     11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
------------------------------------------------------------------------------------------------------------------------------------
[ ] The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers
    [ ] is extended,   [ ] is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning ____________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE
HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
------------------------------------------------------------------------------------------------------------------------------------
12. ACCOUNTING AND APPROPRIATION DATA (If required)

------------------------------------------------------------------------------------------------------------------------------------
                                13.     THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS,
                                    IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
------------------------------------------------------------------------------------------------------------------------------------
(X)  A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT
---     ORDER NO. IN ITEM 10A.
------------------------------------------------------------------------------------------------------------------------------------
     B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
------------------------------------------------------------------------------------------------------------------------------------
 X   C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:                   Mutual Agreement of the Parties,
        and by Authority of the Contracting Officer FAR 1.602-1.
------------------------------------------------------------------------------------------------------------------------------------
     D. OTHER (Specify type of modification and authority)

------------------------------------------------------------------------------------------------------------------------------------
E.   IMPORTANT:  Contractor [ ] is not, [X] is required to sign this document and return   2  copies to the issuing office.
                                                                                        ------
------------------------------------------------------------------------------------------------------------------------------------
14.  DESCRIPTION OF AMENDMENT/MODIFICATION (organized by UCF section headings, including solicitation/contract subject matter where feasible.)
        THE ABOVE REFERENCED CONTRACT FOR FSC 71, PART III, SECTION H -- MISCELLANEOUS FURNITURE -
        MULTIPURPOSE SEATING, IS HEREBY MODIFIED AS FOLLOWS:

                                (SEE ATTACHED)


Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
------------------------------------------------------------------------------------------------------------------------------------
15A. NAME AND TITLE OF SIGNER (Type or print)                      16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
     Martin Gear - Manager for Government Contracts
                   Neutral Posture Ergonomics, Inc.
------------------------------------------------------------------------------------------------------------------------------------
15B. CONTRACTOR/OFFEROR                      15C. DATE SIGNED      16B. UNITED STATES OF AMERICA          16C. DATE SIGNED
    /s/ MARTIN GEAR                                 1/29/96        BY
----------------------------------------                             ----------------------------------
(Signature of person authorized to sign)                             (Signature of Contracting Officer)
====================================================================================================================================
NSN 7540-01-152-8070                                     30-105                                      STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION UNUSABLE                                                                            Prescribed by GSA
                                                                                                     FAR (48 CFR) 53.243


                                  INSTRUCTIONS

Instructions for items other than those that are self-explanatory, are as follows:

(a) Item 1. (Contract ID Code). Insert the contract type identification code that appears in the title block of the contract being modified.

(b)  Item 3. (Effective date).

     (1) For a solicitation amendment, change order, or administrative change, the effective date shall be the issue date of the amendment, change order, or administrative change.

     (2) For a supplemental agreement, the effective date shall be the date agreed to by the contracting parties.

     (3) For a modification issued as an initial or confirming notice of termination for the convenience of the Government, the effective date and the modification number of the confirming notice shall be the same as the effective date and modification number of the initial notice.

     (4) For a modification converting a termination for default to a termination for the convenience of the Government, the effective date shall be the same as the effective date of the termination for default.

     (5) For a modification confirming the contracting officer's determination of the amount due in settlement of a contract termination, the effective date shall be the same as the effective date of the initial decision.

(c) Item 6. (Issued By). Insert the name and address of the issuing office. If applicable, insert the appropriate issuing office code in the code block.

(d) Item 8. (Name and Address of Contractor). For modifications to a contract or order, enter the contractor's name, address, and code as shown in the original contract or order, unless changed by this or a previous modification.

(e) Items 9. (Amendment of Solicitation No.- Dated), and 10. (Modification of Contract/Order No.- Dated). Check the appropriate box and in the corresponding blanks insert the number and date of the original solicitation, contract, or order.

(f) Item 12. (Accounting and Appropriation Data). When appropriate, indicate the impact of the modification on each affected accounting classification by inserting one of the following entries:

     (1) Accounting classification                     ____________

               Net increase                            $___________

     (2) Accounting classification                     ____________

               Net decrease                            $___________

     NOTE: If there are changes to multiple accounting classifications that cannot be placed in block 12, insert an asterisk and the words "See continuation sheet".

(g) Item 13. Check the appropriate box to indicate the type of modification. Insert in the corresponding blank the authority under which the modification is issued. Check whether or not contractor must sign this document. (See FAR 43.103.)

(h)  Item 14. (Description of Amendment/Modification).

     (1) Organize amendments or modifications under the appropriate Uniform Contract Format (UCF) section headings from the applicable solicitation or contract. The UCF table of contents, however, shall not be set forth in this document.

     (2) Indicate the impact of the modification on the overall total contract price by inserting one of the following entries:

          (i)   Total contract price increased by      $___________

          (ii)  Total contract price decreased by      $___________

          (iii) Total contract price unchanged.

     (3)  State reason for modification.

     (4) When removing, reinstating, or adding funds, identify the contract items and accounting classifications.

     (5) When the SF 30 is used to reflect a determination by the contracting officer of the amount due in settlement of a contract terminated for the convenience of the Government, the entry in Item 14 of the modification may be limited to -

          (i)  A reference to the letter determination; and

          (ii) A statement of the net amount determined to be due in settlement of the contract.

     (6) Include subject matter or short title of solicitation/contract where feasible.

(i) Item 16B. The contracting officer's signature is not required on solicitation amendments. The contracting officer's signature is normally affixed last on supplemental agreements.


                                              STANDARD FORM 30 BACK (REV. 10-83)

MODIFICATION NO.1   NEUTRAL POSTURE ERGONOMICS  GS-29F-0140C    PAGE 2


THIS MODIFICATION BECOMES EFFECTIVE UPON THE DATE SIGNED BY THE CONTRACTING OFFICER

SPECIAL ITEM NUMBERS AWARDED: 496-3, 496-5, AND 496-6

BASE DISCOUNT: 57.5%

CONTRACT ESTIMATED DOLLAR VOLUME: $4.4 MILLION (5 YEARS)
MAXIMUM ORDER: $200,000.00

BASE FIGURE OF AGGREGATE DISCOUNT:  NONE


WITH RELATION TO THE 1% INDUSTRIAL FUNDING FEE (TO BE REMITTED TO GSA QUARTERLY), THE PRICES/DISCOUNTS OFFERED TO THE GOVERNMENT ARE:


        (X) inclusive of the Industrial Funding Fee.

        ( ) not inclusive of the Industrial Funding Fee and the contractor has agreed to absorb the cost.


COLLECTION OF INDUSTRIAL FUNDING FEE WILL BE ACCOMPLISHED BY:

        ( ) combining industrial funding fees into one payment for contractors with multiple contracts
            ........or
        (X) remitting separate payments for individual contracts

Please specify the name, address, telephone number and fax number of the individual(s) who will be responsible for the GSA Form 72A reports and the IFF remittances:

Martin Gear                                  telephone: 410-715-1266

6445 Cardinal Lane                           fax: 410-992-7051
Columbia, MD 21044

MODIFICATION NO. 1  NEUTRAL POSTURE ERGONOMICS GS-29F-0140C   PAGE 3


DELETE ALL REFERENCES TO THE REQUOTE PROCEDURES THROUGHOUT THE ENTIRE
SOLICITATION

PAGE 46 SECTION H SPECIAL CONTRACT REQUIREMENTS:

DELETE: General Provisions governing the Requote Procedure for Requirements Exceeding the Maximum Order limitation (MOL)

PAGE 46 SECTION H, OPEN SEASON FOR CONTRACT MODIFICATIONS, PAR. (H):

Delete: All request to modify the contract will be accepted only during the established "open season" periods identified below.

Insert: All request to modify the contract will be accepted only during the established "open window" periods identified below.

DOCUMENTS INCORPORATED AND MADE A PART OF THIS CONTRACT ARE: Amendment Number 9, Standard Form 33 that reflects a closing date of November 17, 1995, 3:30 PM local time, signed and certified test reports or certifications as required by the solicitation dated 1/26/96, and correspondence dated 11/7/95, 1/25/96 and 1/26/96.

All other terms and conditions of the contract remain unchanged.

====================================================================================================================================
                                                                            1.  CONTRACT ID CODE                       PAGE OF PAGES
AMENDMENT OF SOLICITATION/MODIFICATION OF CONTRACT                                                                     1       123
------------------------------------------------------------------------------------------------------------------------------------
2. AMENDMENT/MODIFICATION NO.         3. EFFECTIVE DATE      4. REQUISITION/PURCHASE REQ. NO.         5. PROJECT NO. (If applicable)
        9
------------------------------------------------------------------------------------------------------------------------------------
6. ISSUED BY                     CODE                        7. ADMINISTERED BY (If other than Item 6)        CODE
                                      -----------------                                                            -----------------
GENERAL SERVICES ADMINISTRATION
FEDERAL SUPPLY SERVICE
NATIONAL FURNITURE CENTER - 3FNS
WASHINGTON, DC 20406
------------------------------------------------------------------------------------------------------------------------------------
8. NAME AND ADDRESS OF CONTRACTOR (No., street, country, State and ZIP Code)        (X)  9A. AMENDMENT OF SOLICITATION NO.
                                                                                    ---
        CEC:    61134982                                                             X          FCNO-93-S303-3
                                                                                         -------------------------------------------
                Neutral Posture Ergonomics, Inc.                                          9B. DATED (SEE ITEM 11)
                Federal Government Sales Office
                6445 Cardinal Lane                                                  ------------------------------------------------
                Columbia, MD 21044                                                       10A. MODIFICATION OF CONTRACT/ORDER NO.

                                                                                         -------------------------------------------
                                                                                         10B. DATED (SEE ITEM 13)
-----------------------------------------------------------------------------------
CODE                                  FACILITY CODE
------------------------------------------------------------------------------------------------------------------------------------
                                     11. THIS ITEM ONLY APPLIES TO AMENDMENTS OF SOLICITATIONS
------------------------------------------------------------------------------------------------------------------------------------
[X] The above numbered solicitation is amended as set forth in Item 14. The hour and date specified for receipt of Offers
    [ ] is extended,   [ ] is not extended.

Offers must acknowledge receipt of this amendment prior to the hour and date specified in the solicitation or as amended, by one of the following methods:

(a) By completing Items 8 and 15, and returning ____________ copies of the amendment; (b) By acknowledging receipt of this amendment on each copy of the offer submitted; or (c) By separate letter or telegram which includes a reference to the solicitation and amendment numbers. FAILURE OF YOUR ACKNOWLEDGMENT TO BE RECEIVED AT THE PLACE DESIGNATED FOR THE RECEIPT OF OFFERS PRIOR TO THE
HOUR AND DATE SPECIFIED MAY RESULT IN REJECTION OF YOUR OFFER. If by virtue of this amendment you desire to change an offer already submitted, such change may be made by telegram or letter, provided each telegram or letter makes reference to the solicitation and this amendment, and is received prior to the opening hour and date specified.
------------------------------------------------------------------------------------------------------------------------------------
12. ACCOUNTING AND APPROPRIATION DATA (If required)

------------------------------------------------------------------------------------------------------------------------------------
                                13.     THIS ITEM APPLIES ONLY TO MODIFICATIONS OF CONTRACTS/ORDERS,
                                    IT MODIFIES THE CONTRACT/ORDER NO. AS DESCRIBED IN ITEM 14.
------------------------------------------------------------------------------------------------------------------------------------
(X)  A. THIS CHANGE ORDER IS ISSUED PURSUANT TO: (Specify authority) THE CHANGES SET FORTH IN ITEM 14 ARE MADE IN THE CONTRACT
---     ORDER NO. IN ITEM 10A.
------------------------------------------------------------------------------------------------------------------------------------
     B. THE ABOVE NUMBERED CONTRACT/ORDER IS MODIFIED TO REFLECT THE ADMINISTRATIVE CHANGES (such as changes in paying office, appropriation date, etc.) SET FORTH IN ITEM 14, PURSUANT TO THE AUTHORITY OF FAR 43.103(b).
------------------------------------------------------------------------------------------------------------------------------------
     C. THIS SUPPLEMENTAL AGREEMENT IS ENTERED INTO PURSUANT TO AUTHORITY OF:

------------------------------------------------------------------------------------------------------------------------------------
     D. OTHER (Specify type of modification and authority)

------------------------------------------------------------------------------------------------------------------------------------
E.   IMPORTANT:  Contractor [ ] is not, [ ] is required to sign this document and return ____ copies to the issuing office.
------------------------------------------------------------------------------------------------------------------------------------
14.  DESCRIPTION OF AMENDMENT/MODIFICATION (Organized by UCF section headings, including solicitation/contract subject matter where feasible.)
        THE ABOVE REFERENCED FEDERAL SUPPLY SCHEDULE SOLICITATION COVERING FSC GROUP 71, PART III,
        SECTION H - MISCELLANEOUS FURNITURE, MULTI-PURPOSE FURNITURE, IS HEREBY AMENDED AS FOLLOWS:

        This open season is being issued in accordance with FSS Acquisition Letter 95-4. New offers are being solicited for the open season period beginning February 1, 1996 (or Date of Award, whichever is later) through January 31, 2001.

        OFFERS SUBMITTED IN RESPONSE TO THIS PACKAGE ARE DUE NOVEMBER 8, 1995, NO LATER THAN 3:30 PM.

                                        (SEE ATTACHED)

Except as provided herein, all terms and conditions of the document referenced in Item 9A or 10A, as heretofore changed, remains unchanged and in full force and effect.
------------------------------------------------------------------------------------------------------------------------------------
15A. NAME AND TITLE OF SIGNER (Type or print)                      16A. NAME AND TITLE OF CONTRACTING OFFICER (Type or print)
     Martin Gear - Manager for Federal
     Government Contracts - NPE

------------------------------------------------------------------------------------------------------------------------------------
15B. CONTRACTOR/OFFEROR                      15C. DATE SIGNED      16B. UNITED STATES OF AMERICA          16C. DATE SIGNED
     /s/  MARTIN GEAR                                11/1/95       BY
----------------------------------------                             ----------------------------------
(Signature of person authorized to sign)                             (Signature of Contracting Officer)
====================================================================================================================================
NSN 7540-01-152-8070                                     30-105                                      STANDARD FORM 30 (REV. 10-83)
PREVIOUS EDITION UNUSABLE                                                                            Prescribed by GSA
                                                                                                     FAR (48 CFR) 53.243


1. This package incorporates changes issued under amendments one through eight and updates the basic solicitation. New offerors and current contractors need only to submit (in duplicate) copies of this open season package. All current contractors are required to update the information in this open season package. If all terms and conditions under their contract is the same and there has been no change in the discount schedule and marketing data sheets (DSMD), contractors need only to certify (in writing) all of the terms and conditions are the same and there has been no change in their discounting practices nor has the relationship with the identified most favored customer changed. If there have been changes that would affect the governments relationship relative to the most favored customer, contractors must complete the DSMD sheets found in the open season package.

2. OFFERS SUBMITTED IN RESPONSE TO THIS SOLICITATION WILL OPEN/CLOSE AT THE FSS BID ROOM. THE FOLLOWING ADDRESS MUST BE USED:

        General Services Administration
        IFB/RFP: FCNO-93-S303-3
        FSS Bid Room (C-39)
        1941 Jefferson Davis Hwy
        Arlington, VA 22202

OFFERS MUST BE RECEIVED AT THIS ADDRESS BY THE DATE AND TIME ESTABLISHED FOR RECEIPT.

3. There are many new or revised clauses in this package such as Option to Extend the Term of the Contract (for five years), Maximum Order Clause, Industrial Funding Clauses and GSA Advantage. All offerors are cautioned to read each carefully and become familiar with the requirements.

4.      Offers will be considered for Big and Tall Chairs.

5.      CP-FSS-3        IMPACT OF NONMANDATORY USE ON QUANTITIES ORDERED
                        (JAN 1994)

This is the first contract period for which this schedule is nonmandatory on all users. The impact of this change on the quantities ordered under this contract is unknown.

6.      CP-FSS-4        CREDIT CARD ORDERS (DEC 1989)

Offerors willing to accept the Government Commercial Credit Card for payment for goods ordered by the Government are encouraged to note the appropriate revision to the clause entitled. "Packing List". Subject clause, which is incorporated by reference in the GSA Form 3507, Supply Contract Clauses, requires the Contractor to include the name and telephone number of the credit cardholder, and the term "Credit Card" on each packing list or shipping document whenever the order was placed using the credit card.

7.      CP-FSS-5        CREDIT CARD CLEARING HOUSE (DEC 1989)

For purposes of this solicitation, the clearing house identifies the nationally accepted credit card payment network being used by the Government commercial credit card contractor. (See Federal Supply Schedule IG 615, Government Commercial Credit Card Service.) The clearing house through which credit card payments will be processed is VISA.

8.      CP-FSS-6        ELECTRONIC DATA INTERCHANGE (EDI) ORDERING
                        (JAN 1994)

Offerors are advised that the Federal Supply Service is expanding use of electronic communications to exchange business documents. The Placement of Orders clause contained in this contract provides that orders may be placed using Electronic Data Interchange (EDI) procedures.

9.      CP-FSS-7        NONRESPONSIBLE OFFERORS (NOV 1991)

Offerors are cautioned that failure to comply with all of the pricing/discounts/sales terms and conditions negotiated into any contracts awarded as a result of this solicitation, or the submission of pricing/discounts/sales information considered in the award of a contract which subsequently prove to be defective, and/or a contractor's failure to maintain adequate records as required by the Examination of Records Clause may subject the Contractor to: (1) cancellation of the contract pursuant to Clause I-FSS-690, Cancellation; (2) termination of the contract for default pursuant to Clause 52.249-8, Default (Fixed-Price Supply and Service); and/or (3) a claim for defective pricing pursuant to Clause M-FSS-330, Basis for Price Negotiation. Any such administrative actions may also thereafter affect responsibility determinations for future contracts sought by the supplier (FAR 9.406-2). In addition, repeated instances of defective pricing determinations may also subject the offeror to suspension or debarment actions pursuant to FAR 9.0406-2.

10.     CP-FSS-8        PILOT TEST - REDUCED DATA REQUIREMENTS (APR 1994)

The General Services Administration is testing a reduced data collection requirement in this solicitation. Vendors whose projected sales are not expected to exceed $5 million, determined in accordance with the provision at M-FSS-331, Projected Sales, may submit offers in accordance with the provisions at M-FSS-333, Reduced Data Disclosure.

11.     CP-FSS-11       LATE PROPOSALS (MAR 1990)

Offers (proposals) must be received in the place and by the date and time specified in Item 9 of Standard Form 33, Page one (1) of this solicitation. The cautionary note in Item 9 of SF 33 references FAR 52.215-10, which is incorporated as Article 8 of GSA Form 3502, Solicitation Provisions. This provision, entitled "Late Submissions, Modifications, and Withdrawals of Proposals," provides that late proposals will not be considered for award except in certain circumstances.

                GENERAL CHECKLIST FOR COMPLETION OF SOLICITATION

Before submitting your proposal have you:

Read the solicitation in its entirety?

Signed and dated each proposal?

Submitted two copies of the proposal, one an original with an original signature?

Noted any new clauses?

Noted that all product test reports should be submitted with your offer?

Filled-in all clauses and forms?

Prepared two commercial pricelists in accordance with clause M-FSS-329, annotating SIN's offered and excluding items not offered?

Supplied data to support difference between discount offered Government and best commercial discount if government discount is less?

Submitted a subcontracting plan if large business with contract expected to exceed $500,000?

If a dealer - submitted a letter from the manufacturer per clause I-FSS-642?
            - submitted a letter of supply from manufacturer per clause
              I-FSS-644?
            - outlined all dealer functions?

SOLICITATION NO. FCNO-93-S303-3                           PAGE 5 of 123

SECTION A
SOLICITATION/CONTRACT FORM

52.216-1        TYPE OF CONTRACT (APR 1984)

The Government contemplates award of a Indefinite Delivery - Indefinite Quantity contract resulting from this solicitation.

52.219-22       SIC CODE AND SMALL BUSINESS SIZE STANDARD (JAN 1991)

(a) The standard industrial classification (SIC) code for this acquisition is 2522.

(b)  (1)  The small business size standard is 500.

     (2) The small business size standard for a concern which submits an offer in its own name, other than on a construction or service contract, but which proposes to furnish a product which it did not itself manufacture, is 500 employees.

A-FSS-1         PREFACE TO SECTION A (APR 1993)

In addition to Standard Form 33, page one of this solicitation, this Section A includes clauses and special notices relating to: (a) entries on Standard Form 33; (b) GSA forms incorporated by reference; (c) requirements applicable to the submission of offers; (d) provisions and clauses contained in other sections which restrict the eligibility for award of contracts; and (e) other informational highlights. Offerors are cautioned to carefully review the additional notices, instructions, and conditions relating to the submission of offers and the award of contracts as contained in Section L of this solicitation, and in the referenced form containing solicitation provisions (i.e., GSA Form 3501, Solicitation Provisions (Sealed Bids), or GSA Form 3502, Solicitation)

A-FSS-2-F       (OCT 1988)

FEDERAL SUPPLY SCHEDULE CONTRACT FOR:

FSC GROUP: 71, Part III, Section H

COMMODITY: Miscellaneous Furniture - Multipurpose Seating

CLASS(ES): 7110

PERIOD: February 1, 1996 OR DATE OF AWARD, WHICHEVER IS LATER, THROUGH January 31, 2001.

A-FSS-3         NOTICE: REQUESTS FOR EXPLANATION OR INFORMATION (FEB 1991)

(See Article 4 of GSA Form 3501 or 3502, as applicable.)

Oral or written requests for explanation or information regarding this solicitation should be directed to:

        GENERAL SERVICES ADMINISTRATION

SOLICITATION NO. FCNO-93-S303-3                              PAGE 6 of 123


        NATIONAL FURNITURE CENTER (3FNS)
        CRYSTAL MALL BUILDING 4, SUITE 403
        WASHINGTON, DC 20406

                     or

Phone (person and number indicated in Block 10, on page 1, Standard Form 44 (SF
33), of this solicitation.

IMPORTANT: DO NOT ADDRESS OFFERS, MODIFICATIONS OR WITHDRAWALS TO ABOVE ADDRESS. USE ADDRESS IN BLOCK 8, SF 33, AND FOLLOW INSTRUCTIONS IN ARTICLE 6 OF GSA FORM 3501 OR 3502, AS APPLICABLE.


A-FSS-4-A       SOLICITATION COPIES (APR 1993)

(a) To conserve paper and reduce Government costs of printing and mailing, only one copy of this solicitation is mailed to addresses on our bidders' mailing list. If additional copies are required (see block 9, page 1, for number of copies to be submitted), you may reproduce them yourself, provided they are complete in every respect, or you may obtain them from the address specified below:

                General Services Administration
                FSS Bid Room(C-39)
                1941 Jefferson Davis Highway
                Arlington, VA 22202
                Tel: 703-305-6211
                Tel: 703-305-6145

(b) When making duplicate copies for submission to GSA, offerors are strongly urged to use two-sided copying to reproduce those pages of the original solicitation which are printed front-to-back. One-sided pages shall be reproduced one side only, in the same manner as contained in the original solicitation.


A-FSS-12        TIME FOR ACCEPTANCE OF OFFERS (OCT 1988)

Offerors are requested to allow a minimum of 120 calendar days within which offers may be accepted. IF NO TIME IS SPECIFIED IN THE SPACE PROVIDED THEREFOR ON PAGE 1 IT WILL BE CONSIDERED THAT 120 CALENDAR DAYS ARE INTENDED.


A-FSS-22        GSA FORM 3502, SOLICITATION PROVISIONS (DEC 1991)

(a) GSA Form 3502, Solicitation Provisions (Negotiated), February 1991 edition, is incorporated by reference and made a part of this solicitation. Upon request, a copy of this form will be furnished by the Contracting Officer.

(b) Certain provisions contained in this form are inapplicable to this solicitation. These provisions, which are self-deleting, are identifiable either by language contained in the title of the provision, or by a statement included in parentheses following the title. In addition, statements regarding the applicability of certain other provisions contained in the form may be included elsewhere in this solicitation.

SOLICITATION NO. FCNO-93-S303-3                              PAGE 7 of 123


A-FSS-23        GSA FORM 3507, SUPPLY CONTRACT CLAUSES (FEB 1995)

(a) GSA Form 3507, Supply Contract Clauses, October 1991 edition, is incorporated by reference and made a part of this solicitation/contract. Upon request, a copy of this form will be furnished by the Contracting Officer.

(b) Various clauses contained in this form are inapplicable to this solicitation and/or resultant contracts. These clauses, which are self-deleting, are identifiable either by language contained in the text of the clause, or by a parenthetical statement inserted after the title of (or elsewhere in) the clause. In addition, statements regarding the applicability of certain other clauses contained in this form may be included elsewhere in this solicitation.

(c)     GSA Form 3507 is modified as set forth below.

        (1) Clause 52.209-6, Protecting the Government's Interest when Contracting with Contractors Debarred, Suspended, or Proposed for Debarment, is amended by changing the date of the clause to (NOV 1992), and in paragraph (a), second sentence, by removing the words "has been" and inserting in their place the word "is".

        (2) Clause 52.215-1, Examination of Records by Comptroller General, is amended as follows: the date of the clause is revised to read "(FEB 1993)"; paragraph (a) is revised by removing the dollar amount "$10,000", and inserting in its place the words "the small purchase limitation in Part 13 of the Federal Acquisition Regulation (FAR)"; paragraph (b) is revised by removing the words "Federal Acquisition Regulation (FAR)", and inserting in their place the abbreviation "FAR"; and paragraph (c)(1) is revised by removing the dollar amount "$10,000", and inserting in its place the words "the FAR Part 13 small purchase limitation".

        (3) Clauses 52.219-9 and 52.219-9 (Alternate I), Small Business And Small Disadvantaged Business Subcontracting Plan, are deleted. These FAR clauses have been superseded by clauses 552.219-9 and 552.219-9 (Alternate I), Small Business Subcontracting Plan (JUN 1994), which apply, respectively, to negotiated and sealed bid solicitations, and are prescribed in the General Services Administration Acquisition Regulation (GSAR). The appropriate GSAR clause will be included in Section I of this solicitation if the clause is applicable to this solicitation.

        (4) Clause 52.219-16, Liquidated Damages--Small Business Subcontracting Plan (AUG 1989), is deleted. This clause has been superseded by 552.219-16, Liquidated Damages--Small Business Subcontracting Plan (JUN 1994), which is included in Section I of this solicitation if the clause is applicable to this solicitation.

        (5) Clause 52.222-35, Affirmative Action for Special Disabled and Vietnam Era Veterans (APR 1984), is deleted. This clause has been superseded by the clause 52.222-35, Affirmative Action for Special Disabled and Vietnam Era Veterans (APR 1984) (Deviation), which is included in Section I of this solicitation.

        (6) Clause 52.223-3, Hazardous Material Identification and Material Safety Data (DEC 1989--Deviation), is deleted. This clause has been superseded by 52.223-3, Hazardous Material Identification and Material Safety Data (NOV
1991) (ALTERNATE I--NOV 1991), which is included in full text in Section I of this solicitation if the clause is applicable to this solicitation and resultant contracts.

        (7) Clause 52.225-3, Buy American Act--Supplies (JAN 1989), is deleted. An updated version (JAN 1994) of this clause will be included in
Section I of this solicitation if applicable to the procurement. (NOTE: For most procurements to which the Buy American Act applies, this clause has been superseded by the clause at FAR 52.225-21, Buy American Act--North American Trade Agreement Act--Balance of Payments Program).

        (8) Clause 52.225-11, Restrictions of Certain Foreign Purchases (APR 1991), is deleted. This clause has been superseded by 52.225-11, Restrictions on Certain Foreign Purchases (MAY 1992), which is included in full text in Section I of this solicitation.

        (9) Clause 52.233-1, Disputes, is deleted. This clause has been superseded by 52.233-1, Disputes (MAR 1994), which is included in full text in
Section I of this solicitation.

SOLICITATION NO. FCNO-93-S303-3                              PAGE 8 of 123


        (10) Clause 52.246-16, Responsibility for Supplies. The applicability statement inserted in parentheses following the title of the clause is deleted. This clause applies to all supply contracts, including multiple-award Federal Supply Schedule contracts.

        (11) Clause 522-210-76, Charges for Marking, is revised by removing the figure "$20.00", and inserting in its place the figure "$40.00".

        (12) Clause 552.210-78, Charges for Packaging and Packing, is revised by removing the figure "$20.00", and inserting in its place the figure "$40.00".

        (13) Clause 552.223-72, Nonconforming Hazardous Materials, is amended by changing the date of the clause to (MAR 1992), and by revising paragraph (b) of the clause to read as follows:

                (b) "Hazardous materials," as used in this clause, includes any material defined as hazardous under the latest version of Federal Standard No. 313 (including adopted during the term of the contract).

        (14) Clause 552.225-9, Trade Agreements Act (OCT 1990), is deleted. This clause has been superseded by 552.225-9, Trade Agreements Act (DEC 1994), which is included in full text in Section I of this solicitation if the clause is applicable to this solicitation and resultant contracts.


A-FSS-40        INFORMATION COLLECTION REQUIREMENTS (OCT 1988)

The information collection requirements contained in this solicitation/contract that are not required by regulation have been approved by the Office of Management and Budget pursuant to the Paperwork Reduction Act and assigned OMB Control No. 3090-0163.

SOLICITATION NO. FCNO-93-S303-3                              PAGE 9 of 123


SECTION B

SUPPLIES OR SERVICES AND PRICES/COSTS

Estimated Requirements:

The figures in the column entitled Purchase show purchases in dollars as reported by the current contractors. This amount represents sales thru May 1995. No guarantee is given that any quantities will be purchased. The absence of a figure indicates that neither reports of previous purchases not estimates of requirements are available.

                                                                                 Adjacent to      Purchases
                     Special                                                    Special Items      Delivery
Purchases            Item No.                Supplies or Services                 Offered         (Days ARO)     Brand Name
--------------------------------------------------------------------------------------------------------------------------------
                                          FOR ALL CATEGORIES OF ITEMS

                                  Exposed "Shell" design chairs, sofas,
                                  loveseats, sleepers, stools, (excluding bar stools) and any other types of seating are available on other GSA Federal Supply
                                  Schedules, are not permitted on this Federal
                                  Supply Schedule.

                                      All accessories for the respective Special
                                  Item Numbers (SINs) will be accepted. If additional arms or bases are offered for any SIN, the schedule brochure shall show the items and indicate separate model numbers.

                                      The offeror shall submit test reports or
                                  certifications for each seating series or line offered. The test reports shall include the make and model number of the tested item, test dates, test standard, and other information necessary to demonstrate compliance.
                                  Certifications shall include the make and model number of the tested item and shall state that the item was tested and complied with all of the testing requirements. The reports or certifications must be signed by the person conducting the test.

                                      Unless otherwise specified, representative
                                  samples may be used for testing within a single line or series of seating. Except as otherwise specified herein, the representative sample will be at the manufacturer's discretion and will represent the worst case for the applicable test. The test reports or certifications will list the model numbers or series that are represented. Offerors who desire to be listed as complying with the flammability requirements of the State of California
                                  Technical Information Bulletin 133 must
                                  submit test reports certifying compliance with both sections A & B. The General
                                  Services Administration will specifically list products that meet that standard under a separate category.

                                      All vendors submitting flammability and
                                  performance test reports are not more than three years old when submitted at bid closing.
                                  New tests shall be conducted and test reports shall be submitted to GSA within five years of the original test dates or if any changes to the components or construction occur during the contract period. If the vendor is ISO 9001 registered within two years of the bid closing, no new tests are required. A copy of the most recent ISO registration shall be submitted. If the vendor is not ISO 9001 registered, new tests are required.

                                  GSA reserves the right to require submission of test reports for any item which a certification was submitted in lieu of testing.

--------------------------------------------------------------------------------------------------------------------------------
                                                MULTIPLE SEATING

                                  Multiple seating systems must be available in four or more place units. Ganged stacking chairs will not be accepted for this SIN. The following classifications of multiple seating are acceptable.

$  5,713,124.00    496-1          Beam and Platform Seating:

                                  Individual seating units with or without attached tables supported on a solid common or mechanically attached/joined beams, platforms or benches.

--------------------------------------------------------------------------------------------------------------------------------
$  4,117,719.00    496-1b         Common or Loaner Leg Seating:

                                  Individual seating units with or without
                                  attached tables combining mutual structural
                                  support members, such as a leg, side frame, or
                                  side panel.
--------------------------------------------------------------------------------------------------------------------------------
$    332,957.00     496-2         Multiple Seating-Molded Units or Fully Upholstered
                                  Seating - Heavy Duty, High Abuse, Contract, or
                                  Institutional Type:

                                  The molded units must have no assembled parts except the base and shall be either 3/16 inch minimum polyvinyl skin

--------------------------------------------------------------------------------------------------------------------------------
                                  thickness overall, completely flexible except
                                  base, or solid, rigid and smooth with rounded
                                  corners, without cracks or crevices to collect
                                  soil. The upholstered furniture must be
                                  freestanding, modular, multiple seating or
                                  without tables that allow combining individual
                                  pieces into multiple configurations, ("L",
                                  "S", "U" or other)
--------------------------------------------------------------------------------------------------------------------------------
                                               MULTI-PURPOSE SEATING

$  1,063,994.00      496-3        Seating, Multi-Purpose Use (Stationary and Mobile):

                                  Chair bases may be rotary with a minimum four           1-90 Days ARO Neutral Posture
                                  leg pedestal, sled base, cantilever, "O" frame
                                  or straight leg style. All bases shall have
                                  casters or non-rusting glides that protect the
                                  bottom of the chair and the floor surface. The
                                  bases shall be constructed of solid wood,
                                  laminate or metal with a rust preventive
                                  finish. No fully upholstered chair legs or
                                  bases are allowed. Rotary chairs shall have a
                                  manually adjustable or non adjustable (fixed)
                                  seat height. Secretarial or clerical chairs
                                  are not allowed.
--------------------------------------------------------------------------------------------------------------------------------
$ 10,053,929.00     496-4         Seating, Multi-Purpose Use (Period Style)

                                  Reproduction or adaptation chairs utilizing
                                  authentic designs from a diversity of
                                  cultures, (such as English, European,
                                  American, and Oriental). These various styles
                                  relating to specific design characteristics
                                  are usually identified with the ruling
                                  monarchs or a leading cabinet maker and may
                                  range from the formal court designs of the
                                  period to the highly individualized
                                  interpretations by county provincial
                                  cabinetmakers. Secretarial/clerical chairs are
                                  not allowed.
--------------------------------------------------------------------------------------------------------------------------------
                                       ERGONOMIC AND INTENSIVE USE CHAIRS

$  54,284,436.00     496-5        Ergonomically Designed Chairs:

                                  Chairs shall be ergonomically designed. The
                                  chairs shall be rotary and have seat and/or             1-90 Days ARO Neutral Posture
                                  back tilt. The chairs shall have pneumatics
                                  seat height adjustment with a range of not
                                  less than 75mm (3 inches). The chairs may be
                                  with or without arms. The chairs

                                  shall have, at a minimum, five leg pedestal
                                  base equipped with casters. The chairs shall
                                  not have footrings or foot rest.
--------------------------------------------------------------------------------------------------------------------------------
$  616,469.00        496-6        Rotary, Intensive Use Chairs:

                                  The chairs shall be rotary and shall have seat
                                  and/or back tilt. The chairs shall have, at a            1-90 Days ARO Neutral Posture
                                  minimum, five prong pedestal with casters. The
                                  chairs shall have pneumatic seat height
                                  adjustment with an adjustment range of not
                                  less than 100mm (4 inches). The chairs may be
                                  with or without arms. The chairs shall meet
                                  all of the requirements of GSA specification
                                  FNEW 83-269E dated October 31, 1989.
--------------------------------------------------------------------------------------------------------------------------------
                                                    Stacking Chairs

$  16,575,607.00      496-7       Stacking Chairs:

                                  The chairs may be upholstered. Kneelers will
                                  not be accepted.
--------------------------------------------------------------------------------------------------------------------------------
$   1,052,123.00      496-8       Dollies or Trucks:

                                  Trucks or Dollies designed specifically to
                                  support the offered Stacking chairs.
--------------------------------------------------------------------------------------------------------------------------------
$   1,153,044.00      496-9       Bar Stools:

                                  The stools shall be freestanding, with a foot rest. Floor mounted models will not be accepted. The Bar Stools may be with or without arms, backs, or upholstery. All bases shall have non-rusting glides that protect the bottom of the chair and the floor surface.

                               TEST REQUIREMENTS

REQUIREMENT FOR SUBMISSION OF SEATING FLAMMABILITY AND PERFORMANCE TEST
RESULTS:

Complete flammability test results, California Technical Information Bulletin 117 or First Generation Voluntary Upholstered Furniture Flammability Standard for Business and Institution Markets (BIFMA) F-1-1978 (Rev. A80), shall be submitted for all seating being offered.

Complete performance test results (ANSI/BIFMA X5.4-1983) shall be submitted for all multiple seating being offered under SIN's 496-1a through 496-2.

Complete performance test results (ANSI/BIFMA X5.1-1993) shall be submitted for all rotary, pedestal base chairs offered, except intensive use chairs and bar stools.

A signed and certified FNEW-83-269E test report shall be submitted for each model offered for SIN 496-6. Representative samples may not be used.

                                   CHECKLIST

                            (TEST REPORT SUBMITTAL)

Signed and dated test reports for each type of component upholstery material must meet the acceptable levels for the below described applicable test sections of the cited flammability standard. Do not submit items that fail any test.

Flammability test reports for the California Technical Bulletin 117 must be submitted on the standard forms provided in this solicitation. Test reports in any other format will not be accepted. Please advise the testing laboratory that your firm is a prospective GSA contractor and furnish the laboratory testing official with applicable standard forms.

Performance test reports may be submitted on the testing facility's standard form. They shall include the make and model number of the tested item and state whether the item complied with all of the performance test requirements. The reports must be signed by the person conducting the tests.

                              PERFORMANCE TESTING

For individual award items 496-1a through 496-6, offeror must submit signed and certified test reports or certifications that show proof that the unit offered has been tested in accordance with and meets the acceptance levels specified for the following:

496-1a - Perform all required tests (except No. 22 - Stability Test) on the largest straight seating unit (3 or more seating positions) of each base or beam type offered.

Perform test No. 22 (Stability Test) on the smallest, straight seating unit of each base or beam type offered. If more than one seat type (e.g., wood, plastic, metal) is offered, at least one of each seat type must be mounted to the base or beam unit being tested. In addition, if arms are offered, one of each arm type (e.g., wood, plastic, metal) must be tested.

496-1b - Perform all required tests, except No.18 (Unit drop Test), on a 3 seating position minimum, straight seating unit of each series offered.

Perform test No.18 (Unit Drop Test) on the largest, straight unit (3 or more seating positions) of each series offered.

496-2 - Perform all required tests on the largest straight seating unit of each series offered. Matching single chair/seat pieces will have to comply with the performance test requirements prescribed for the Type I Single seating classification and meet the same test numbers described above except for test No. 16.

496-3 and 4964 - Rotary, adjustable chairs under SIN's 496-3 and 496-4 shall be tested in accordance with the following applicable test sections for the Type II or Type III chairs as defined in Table I of ANSI/BIFMA X5.1-1993.

496-5 - Test in accordance with the following applicable test sections for the Type II or Type III chairs as defined in Table I of ANSI/BIFMA X5.1-1993.

                                   TABLE 1
                                TEST SCHEDULE


------------------------------------------------------------------------------------------------------------------------------------
CHAIR

                                           TYPE II. DESK CHAIR                                 TYPE III. POSTURE CHAIR
------------------------------------------------------------------------------------------------------------------------------------
SECTION   DESCRIPTION                                 CLASS 3,  CLASS 3,  CLASS 5,  CLASS 5,  CLASS 1,  CLASS 1,  CLASS 2,  CLASS 2,
                                                      STYLE A   STYLE B   STYLE A   STYLE B   STYLE A   STYLE B   STYLE A   STYLE B
------------------------------------------------------------------------------------------------------------------------------------
  5       Back Pull - Tilt Chairs                                            X          X        X         X
  6       Back Pull - Back Tile Chairs                                                                               X         X
  7       Back Pull - Nontilt Chairs                     X          X
  8       Base                                           X          X        X          X        X         X         X         X
  9       Drop                                           X          X        X          X        X         X         X         X
 10       Swivel Cycling                                 X          X        X          X        X         X         X         X
 11       Tilt Mechanism                                                     X          X        X         X
 12       Seating Impact                                 X          X        X          X        X         X         X         X
 13       Stability                                      X                   X                   X
 14       Arm Strength - Vertical                        X                   X                   X
 15       Arm Strength - Horizontal                      X                   X                   X
 16       Back Durability - Tilting Seating
 17       Back Durability - Non Tilting Seat                                 X          X        X         X
 18       Caster/Chair Base Durability                   X          X        X          X        X         X         X         X
 19       Leg Strength - Front Load
 20       Leg Strength - Side Load
------------------------------------------------------------------------------------------------------------------------------------

                         TYPE II - DESK CHAIR, ROTARY

                      Class 3 - Nontilt seat, fixed back
                              Style A: with arms
                            Style B: without arms

                       Class 5 - Tilt seat, fixed back
                              Style A: with arms
                            Style B: without arms


                       TYPE III - POSTURE CHAIR, ROTARY

                         Class 1 - Tilt seat and back
                         (synchronized seat and back)
                              Style A: with arms
                            Style B: without arms

                      Class 2 - Nontilt seat, back tilt
                              Style A: with arms
                            Style B: without arms

                                                                  PAGE 17 OF 123
                                                                     PAGE 1 OF 2
CAL 117 Section A, Part I - Resilient Cellular Materials

Laboratory testing                      Company submitting test
------------------                      -----------------------

Name:                                   Name:
          ---------------------------             -----------------------
Address:                                Address:
          ---------------------------             -----------------------

          ---------------------------             -----------------------
Phone #:                                Phone #:
          ---------------------------             -----------------------

--------------------------------------------------------------------------------
Product Identification:


--------------------------------------------------------------------------------
Date Samples Received:                  Test Report #:
                       --------------                  ------------------
--------------------------------------------------------------------------------
Before Aging          Charlength               Afterflame         Afterglow
  Specimen             (inches)                (seconds)          (seconds)

      1
                      ----------               ----------         ---------
      2
                      ----------               ----------         ---------
      3
                      ----------               ----------         ---------
      4
                      ----------               ----------         ---------
      5
                      ----------               ----------         ---------
     AVG.
                      ----------               ----------         ---------


After Aging          Charlength               Afterflame         Afterglow
  Specimen             (inches)                (seconds)          (seconds)

      6
                      ----------               ----------         ---------
      7
                      ----------               ----------         ---------
      8
                      ----------               ----------         ---------
      9
                      ----------               ----------         ---------
      10
                      ----------               ----------         ---------
     AVG.
                      ----------               ----------         ---------

--------------------------------------------------------------------------------
Requirements: Average char length shall not exceed 6 inches.
              Maximum char length of any one specimen shall not exceed 8 inches. Average afterflame shall not exceed 5 seconds.
              Maximum afterflame shall not exceed 10 seconds.
              Average afterglow shall not exceed 15 seconds.
--------------------------------------------------------------------------------

                                                                  PAGE 18 OF 123
                                                                     PAGE 2 OF 2

ADDITIONAL TEST:*  (  ) Necessary              ( ) Not Necessary


                      Charlength               Afterflame         Afterglow
  Specimen             (inches)                (seconds)          (seconds)

      1
                      ----------               ----------         ---------
      2
                      ----------               ----------         ---------
      3
                      ----------               ----------         ---------
      4
                      ----------               ----------         ---------
      5
                      ----------               ----------         ---------
     AVG.
                      ----------               ----------         ---------

--------------------------------------------------------------------------------
Conclusion:  The above results indicate __________ with the stated requirements.
--------------------------------------------------------------------------------

I certify that the above results were obtained after testing specimens in accordance with the procedures and equipment specified by California Technical Bulletin 117 Section A, Part I Resilient Cellular Materials dated January 1980.

Testing Completed:
                  --------------------      -------------------------------
                                                    Test Supervisor






* If two or more specimens fail one or more test criteria - material fails. No additional testing is allowed.

   If one test specimen fails one or more test criteria, five additional specimens must be tested. Of these, if one or more test specimens fail one or more test criteria - material fails.

                                                                  PAGE 19 OF 123
                                                                     PAGE 1 OF 2
CAL 117 Section A, Part II - Shredded Resilient Cellular Materials

Laboratory testing                      Company submitting test
------------------                      -----------------------

Name:                                   Name:
          ---------------------------             -----------------------
Address:                                Address:
          ---------------------------             -----------------------
Phone #:                                Phone #:
          ---------------------------             -----------------------

--------------------------------------------------------------------------------
Product Identification:


--------------------------------------------------------------------------------
Date Samples Received:                  Test Report #:
                       --------------                  ------------------
--------------------------------------------------------------------------------
Part 1: Pillow


                             Before Aging            After Aging
   Specimen                  Weight Loss             Weight Loss

      1
                             ------------            -----------

Part 2: Fabric/Ticking

                    Test     Yarns     Charlength    Afterflame   Afterglow
  Specimen         Flame    Vertical    (inches)     (seconds)    (seconds)

      1            3 Sec      Warp
                                       ----------    ----------   ---------
      2            3 Sec      Warp
                                       ----------    ----------   ---------
      3            3 Sec      Warp
                                       ----------    ----------   ---------
      4            3 Sec      Warp
                                       ----------    ----------   ---------
      5            3 Sec      Warp
                                       ----------    ----------   ---------
     AVG.
                                       ----------    ----------   ---------

  Specimen

      6            3 Sec      Fill
                                       ----------    ----------   ---------
      7            3 Sec      Fill
                                       ----------    ----------   ---------
      8            3 Sec      Fill
                                       ----------    ----------   ---------
      9            3 Sec      Fill
                                       ----------    ----------   ---------
      10           3 Sec      Fill
                                       ----------    ----------   ---------
     AVG.
                                       ----------    ----------   ---------

                                                                  PAGE 20 OF 123
                                                                     PAGE 2 OF 2

                    Test     Yarns     Charlength    Afterflame   Afterglow
  Specimen         Flame    Vertical    (inches)     (seconds)    (seconds)

      11          12 Sec      Warp
                                       ----------    ----------   ---------
      12          12 Sec      Warp
                                       ----------    ----------   ---------
      13          12 Sec      Warp
                                       ----------    ----------   ---------
      14          12 Sec      Warp
                                       ----------    ----------   ---------
      15          12 Sec      Warp
                                       ----------    ----------   ---------
     AVG.
                                       ----------    ----------   ---------

  Specimen

      16          12 Sec      Fill
                                       ----------    ----------   ---------
      17          12 Sec      Fill
                                       ----------    ----------   ---------
      18          12 Sec      Fill
                                       ----------    ----------   ---------
      19          12 Sec      Fill
                                       ----------    ----------   ---------
      20          12 Sec      Fill
                                       ----------    ----------   ---------
     AVG.
                                       ----------    ----------   ---------
--------------------------------------------------------------------------------
Requirements: Average char length shall not exceed 6 inches.
              Maximum char length of any one specimen shall not exceed 8 inches. Average afterflame shall not exceed 5 seconds.
              Maximum afterflame shall not exceed 10 seconds.
              Average afterglow shall not exceed 15 seconds.
--------------------------------------------------------------------------------

Conclusion:  The above results indicate __________ with the stated requirements.
--------------------------------------------------------------------------------

I certify that the above results were obtained after testing specimens in accordance with the procedures and equipment specified by California Technical Bulletin 117 Section A, Part II Shredded Resilient Cellular Materials dated January 1980.

Testing Completed:
                  --------------------      -------------------------------
                                                    Test Supervisor

                                                                  PAGE 21 OF 123
                                                                     PAGE 1 OF 1

CAL 117 Section A, Part III - Expanded Polystyrene Beads

Laboratory testing                      Company submitting test
------------------                      -----------------------

Name:                                   Name:
          ---------------------------             -----------------------
Address:                                Address:
          ---------------------------             -----------------------
Phone #:                                Phone #:
          ---------------------------             -----------------------

--------------------------------------------------------------------------------
Product Identification:


--------------------------------------------------------------------------------
Date Samples Received:                  Test Report #:
                       --------------                  ------------------
--------------------------------------------------------------------------------

 After Aging           Pre-test                Post-test            Weight
  Specimen              Weight                  Weight               Loss

      1
                      ----------               ----------         ---------
      2
                      ----------               ----------         ---------
      3
                      ----------               ----------         ---------
      4
                      ----------               ----------         ---------
      5
                      ----------               ----------         ---------
     AVG.
                      ----------               ----------         ---------

--------------------------------------------------------------------------------
Requirements: Weight loss shall not exceed 5 percent in any of five consecutive tests.
--------------------------------------------------------------------------------
Conclusion:  The above results indicate __________ with the stated requirements.
--------------------------------------------------------------------------------

I certify that the above results were obtained after testing specimens in accordance with the procedures and equipment specified by California Technical Bulletin 117 Section A, Part III Expanded Polystyrene Beads dated January 1980.

Testing Completed:
                  --------------------      -------------------------------
                                                    Test Supervisor

                                                                  PAGE 22 OF 123
                                                                     PAGE 1 OF 1
CAL 117 Section A, Part I - Non-Man-Made Filling Materials

Laboratory testing                      Company submitting test
------------------                      -----------------------

Name:                                   Name:
          ---------------------------             -----------------------
Address:                                Address:
          ---------------------------             -----------------------
Phone #:                                Phone #:
          ---------------------------             -----------------------

--------------------------------------------------------------------------------
Product Identification:


--------------------------------------------------------------------------------
Date Samples Received:                  Test Report #:
                       --------------                  ------------------
--------------------------------------------------------------------------------
Before Aging          Charlength               Afterflame         Afterglow
  Specimen             (inches)                (seconds)          (seconds)

      1
                      ----------               ----------         ---------
      2
                      ----------               ----------         ---------
      3
                      ----------               ----------         ---------
      4
                      ----------               ----------         ---------
      5
                      ----------               ----------         ---------
     AVG.
                      ----------               ----------         ---------

--------------------------------------------------------------------------------
Requirements: Average char length shall not exceed 6 inches.
              Maximum char length of any one specimen shall not exceed 8 inches. Average afterflame shall not exceed 5 seconds.
              Maximum afterflame shall not exceed 10 seconds.
              Average afterglow shall not exceed 15 seconds.
--------------------------------------------------------------------------------
Conclusion:  The above results indicate __________ with the stated requirements.
--------------------------------------------------------------------------------

I certify that the above results were obtained after testing specimens in accordance with the procedures and equipment specified by California Technical Bulletin 117 Non-Man-Made Filling Materials dated January 1980.

Testing Completed:
                  --------------------      -------------------------------
                                                    Test Supervisor

                                                                  PAGE 23 OF 123
                                                                     PAGE 1 OF 2
CAL 117 Section A, Part II - Shredded and Loose Fill Materials

Laboratory testing                      Company submitting test
------------------                      -----------------------

Name:                                   Name:
          ---------------------------             -----------------------
Address:                                Address:
          ---------------------------             -----------------------
Phone #:                                Phone #:
          ---------------------------             -----------------------

--------------------------------------------------------------------------------
Product Identification:


--------------------------------------------------------------------------------
Date Samples Received:                  Test Report #:
                       --------------                  ------------------
--------------------------------------------------------------------------------
                    Test     Yarns     Charlength    Afterflame   Afterglow
  Specimen         Flame    Vertical    (inches)     (seconds)    (seconds)

      1            3 Sec      Warp
                                       ----------    ----------   ---------
      2            3 Sec      Warp
                                       ----------    ----------   ---------
      3            3 Sec      Warp
                                       ----------    ----------   ---------
      4            3 Sec      Warp
                                       ----------    ----------   ---------
      5            3 Sec      Warp
                                       ----------    ----------   ---------
     AVG.
                                       ----------    ----------   ---------

  Specimen

      6            3 Sec      Fill
                                       ----------    ----------   ---------
      7            3 Sec      Fill
                                       ----------    ----------   ---------
      8            3 Sec      Fill
                                       ----------    ----------   ---------
      9            3 Sec      Fill
                                       ----------    ----------   ---------
      10           3 Sec      Fill
                                       ----------    ----------   ---------
     AVG.
                                       ----------    ----------   ---------

                                                                  PAGE 24 OF 123
                                                                     PAGE 2 OF 2

                    Test     Yarn      Charlength    Afterflame   Afterglow
  Specimen         Flame    Vertical    (inches)     (seconds)    (seconds)

      11          12 Sec      Warp
                                       ----------    ----------   ---------
      12          12 Sec      Warp
                                       ----------    ----------   ---------
      13          12 Sec      Warp
                                       ----------    ----------   ---------
      14          12 Sec      Warp
                                       ----------    ----------   ---------
      15          12 Sec      Warp
                                       ----------    ----------   ---------
     AVG.
                                       ----------    ----------   ---------

  Specimen

      16          12 Sec      Fill
                                       ----------    ----------   ---------
      17          12 Sec      Fill
                                       ----------    ----------   ---------
      18          12 Sec      Fill
                                       ----------    ----------   ---------
      19          12 Sec      Fill
                                       ----------    ----------   ---------
      20          12 Sec      Fill
                                       ----------    ----------   ---------
     AVG.
                                       ----------    ----------   ---------
--------------------------------------------------------------------------------
Requirements: Average char length shall not exceed 6 inches.
              Maximum char length of any one specimen shall not exceed 8 inches. Average afterflame shall not exceed 5 seconds.
              Maximum afterflame shall not exceed 10 seconds.
              Average afterglow shall not exceed 15 seconds.
--------------------------------------------------------------------------------

Conclusion:  The above results indicate __________ with the stated requirements.
--------------------------------------------------------------------------------
I certify that the above results were obtained after testing specimens in accordance with the procedures and equipment specified by California Technical Bulletin 117 Shredded and Loose Fill Materials dated January 1980.

Testing Completed:
                  --------------------      -------------------------------
                                                    Test Supervisor

                                                                  PAGE 25 OF 123
                                                                     PAGE 1 OF 1
CAL 117 Section C, - Man-Made Fiber Filling Materials

Laboratory testing                      Company submitting test
------------------                      -----------------------

Name:                                   Name:
          ---------------------------             -----------------------
Address:                                Address:
          ---------------------------             -----------------------
Phone #:                                Phone #:
          ---------------------------             -----------------------

--------------------------------------------------------------------------------
Product Identification:


--------------------------------------------------------------------------------
Date Samples Received:                  Test Report #:
                       --------------                  ------------------
--------------------------------------------------------------------------------
                     Flame Spread
  Specimen            (seconds)

      1
                      ---------
      2
                      ---------
      3
                      ---------
      4
                      ---------
      5
                      ---------
     AVG.
                      ---------

--------------------------------------------------------------------------------
Requirements: Minimum flame spread of any individual specimens shall not be less than 7 seconds.
              Average flame spread of all specimens shall not be less than 10 seconds.
--------------------------------------------------------------------------------
Conclusion:  The above results indicate _________  with the stated requirements.
--------------------------------------------------------------------------------

I certify that the above results were obtained after testing specimens in accordance with the procedures and equipment specified by California Technical Bulletin 117 Section C Man-Made Fiber Filling Materials dated January 1980.

Testing Completed:
                  --------------------      -------------------------------
                                                    Test Supervisor

                                                                  PAGE 26 of 123
                                                                     Page 1 of 1

CAL 117 Section D, Part I - Resilient Filling Materials - Cigarette Resistance

Laboratory testing                      Company submitting test

Name:                                   Name:
          ---------------------------             -----------------------
Address:                                Address:
          ---------------------------             -----------------------
Phone #:                                Phone #:
          ---------------------------             -----------------------

--------------------------------------------------------------------------------
Product Identification:


--------------------------------------------------------------------------------
Date Samples Received:                  Test Report #:
                       --------------                  ------------------
--------------------------------------------------------------------------------
                      Covered
                     Charlength
  Specimen            (inches)

      1
                      ---------
      2
                      ---------
      3
                      ---------

                     Uncovered
                     Charlength
  Specimen            (inches)

      1
                      ---------
      2
                      ---------
      3
                      ---------

--------------------------------------------------------------------------------
Requirements: Maximum char length of any specimen shall not exceed 2 inches in any direction from the cigarette.
--------------------------------------------------------------------------------
Conclusion:  The above results indicate _______ with the stated requirements.
--------------------------------------------------------------------------------
I certify that the above results were obtained after testing specimens in accordance with the procedures and equipment specified by California Technical Bulletin 117 Section D, Part I Resilient Filling Materials - Cigarette Resistance dated January 1980.

Testing Completed:
                  --------------------      -------------------------------
                                                    Test Supervisor

                                                                  PAGE 27 of 123
                                                                     Page 2 of 2

CAL 117 Section D, Part II - Resilient Cellular Materials - Smoldering Screening
                             Test

Laboratory testing                      Company submitting test

Name:                                   Name:
          ---------------------------             -----------------------
Address:                                Address:
          ---------------------------             -----------------------
Phone #:                                Phone #:
          ---------------------------             -----------------------

--------------------------------------------------------------------------------
Product Identification:


--------------------------------------------------------------------------------
Date Samples Received:                  Test Report #:
                       --------------                  ------------------
--------------------------------------------------------------------------------
                       Pre-test                Post-test            Weight
                        Weight                  Weight               Loss
  Specimen              (grams)                 (grams)              (%)

      1
                      ----------               ----------         ---------
      2
                      ----------               ----------         ---------
      3
                      ----------               ----------         ---------

--------------------------------------------------------------------------------
Requirements: Weight loss shall not exceed 20%.
--------------------------------------------------------------------------------
ADDITIONAL TEST:*   ( )  Necessary          ( ) Not Necessary

                       Pre-test                Post-test            Weight
                        Weight                  Weight               Loss
  Specimen              (grams)                 (grams)              (%)

      1
                      ----------               ----------         ---------
      2
                      ----------               ----------         ---------
      3
                      ----------               ----------         ---------

--------------------------------------------------------------------------------
Conclusion:  The above results indicate ______ with the stated requirements.
--------------------------------------------------------------------------------

                                                                 PAGE 28 of 123
                                                                    Page 2 of 2

I certify that the above results were obtained after testing specimens in accordance with the procedures and equipment specified by California Technical Bulletin 117 Section D, Part II Resilient Cellular Materials - Smoldering Screening Test dated January 1980.

Testing Completed:
                  --------------------      -------------------------------
                                                    Test Supervisor





* If two or more specimens fail the test criteria - material fails. No additional testing is allowed.

   If one test specimen fails test criteria, three additional specimens must be tested. Of these, if one test specimen fails test criteria - material fails.

                                                                  PAGE 29 of 123
                                                                     Page 1 of 2

CAL 117 Section E, Part I - Upholstery Fabrics

Laboratory testing                      Company submitting test

Name:                                   Name:
          ---------------------------             -----------------------
Address:                                Address:
          ---------------------------             -----------------------
Phone #:                                Phone #:
          ---------------------------             -----------------------

--------------------------------------------------------------------------------
Product Identification:


--------------------------------------------------------------------------------
Date Samples Received:                  Test Report #:
                       --------------                  ------------------
--------------------------------------------------------------------------------
                      Flame Spread
                         Warp                    With              Without
  Specimen             (seconds)                  Nap                Nap

      1
                      ----------                  ( )                ( )
      2
                      ----------                  ( )                ( )
      3
                      ----------                  ( )                ( )
      4
                      ----------                  ( )                ( )
      5
                      ----------                  ( )                ( )

                      Flame Spread
                         Fill
  Specimen             (seconds)

      6
                      ----------                  ( )                ( )
      7
                      ----------                  ( )                ( )
      8
                      ----------                  ( )                ( )
      9
                      ----------                  ( )                ( )
      10
                      ----------                  ( )                ( )
--------------------------------------------------------------------------------
Requirements: With nap - Minimum flame spread of any individual specimens shall not be less than 7 seconds.

              Without nap - Minimum flame spread of any individual specimens shall not be less than 3.5 seconds.
--------------------------------------------------------------------------------

-----------------------------------------------------------------------------

Conclusion: The above results indicate ______________ with the stated
            requirements.

-----------------------------------------------------------------------------

I certify that the above results were obtained after testing specimens in accordance with the procedures and equipment specified by California Technical Bulletin 117 Section E, Part I Upholstered Fabrics dated January 1980.

Testing Completed: _____________________    _________________________________
                                                     Test Supervisor

SOLICITATION NO. FCNO-93-S303-3                                PAGE 31 of 123

SECTION C
DESCRIPTION/SPECS./WORK STATEMENT

C-FSS-414       DESIGN (APR 1984)

In order to serve the needs of the Government in this instance, furniture of a specific style and design is desired, as depicted by the selected pictures, hereinafter referred to as illustrations, included in and made a part of this solicitation. The illustrations referred to are not intended to show details of construction, but are solely intended to delineate the style and design of the furniture required. The style and design of any furniture offered under this solicitation must of necessity be substantially the same and closely resemble that depicted by the illustrations. The general lines and significant details of style and design of each item must be adhered to with but slight deviation. Offerors are notified that any deviation or variation in style and design that alters or affects the appearance of the items as depicted by the illustrations in any material way will not be acceptable.

C-FSS-425       WORKMANSHIP (OCT 1988)

Any item contracted for must be new, current model at the time of offer, unless otherwise specified. Each article must perform the functions for its intended use.

C-FSS-427       ANSI STANDARDS (JUL 1991)

ANSI Standards cited in this solicitation may be obtained from the American National Standards Institute, Inc., 11 West 42nd Street, 13th Floor, New York, NY 10036 (Tel: (212) 642-4900).

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 32 of 123

SECTION D
PACKAGING AND MARKING

D-FSS-456        PACKAGING AND PACKING (APR 1984)

(a)      Packaging. Shall be in accordance with accepted commercial practice.

(b) Packing. Shall be packed to ensure carrier acceptance and safe delivery to the destination in containers complying with rules and regulations applicable to the mode of transportation.

D-FSS-465        EXPORT PACKING (APR 1984)

(a) Offerors are requested to quote, in the pricelist accompanying their offer (or by separate attachment), additional charges or net prices covering delivery of the items furnished with commercial and/or Government export packing. Government export packing, if offered, shall be in accordance with accepted commercial practice, unless requested otherwise by the customer. If commercial export packing is offered, the offer or pricelist shall include detailed specifications describing the packing to be furnished at the price quoted.

(b) Ordering activities will not be obligated to utilize the Contractor's services for export packing accepted under this solicitation, and they may obtain such services elsewhere if desired. However, the Contractor shall furnish items export packed when such packing is specified on the purchase order.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 33 of 123

SECTION E
INSPECTION AND ACCEPTANCE

52.246-2         INSPECTION OF SUPPLIES - FIXED-PRICE (JUL 1985)

(a) Definition. "Supplies," as used in this clause, includes but is not limited to raw materials, components, intermediate assemblies, end products, and lots of supplies.

(b) The Contractor shall provide and maintain an inspection system acceptable to the Government covering supplies under this contract and shall tender to the Government for acceptance only supplies that have been inspected in accordance with the inspection system and have been found by the Contractor to be in conformity with contract requirements. As part of the system, the Contractor shall prepare records evidencing all inspections made under the system and the outcome. These records shall be kept complete and made available to the Government during contract performance and for as long afterwards as the contract requires. The Government may perform reviews and evaluations as reasonably necessary to ascertain compliance with this paragraph. These reviews and evaluations shall be conducted in a manner that will not unduly delay the contract work. The right of review, whether exercised or not, does not relieve the Contractor of the obligations under the contract.

(c) The Government has the right to inspect and test all supplies called for by the contract, to the extent practicable, at all places and times, including the period of manufacture, and in any event before acceptance. The Government shall perform inspections and tests in a manner that will not unduly delay the work. The Government assumes no contractual obligation to perform any inspection and test for the benefit of the Contractor unless specifically set forth elsewhere in this contract.

(d) If the Government performs inspection or test on the premises of the Contractor or a subcontractor, the Contractor shall furnish, and shall require subcontractors to furnish, without additional charge, all reasonable facilities and assistance for the safe and convenient performance of these duties. Except as otherwise provided in the contract, the Government shall bear the expense of Government inspections or tests made at other than the Contractor's or subcontractor's premises; provided, that in case of rejection, the Government shall not be liable for any reduction in the value of inspection or test samples.

(e) (1) When supplies are not ready at the time specified by the Contractor for inspection or test, the Contracting Officer may charge to the Contractor the additional cost of inspection or test.

         (2) The Contracting Officer may also charge the Contractor for any additional cost of inspection or test when prior rejection makes reinspection or retest necessary.

(f) The Government has the right either to reject or to require correction of nonconforming supplies. Supplies are nonconforming when they are defective in material or workmanship or are otherwise not in conformity with contract requirements. The Government may reject nonconforming supplies with or without disposition instructions.

(g) The Contractor shall remove supplies rejected or required to be corrected. However, the Contracting Officer may require or permit correction in place, promptly after notice, by and at the expense of the Contractor. The Contractor shall not tender for acceptance corrected or rejected supplies without disclosing the former rejection or requirement for correction, and, when required, shall disclose the corrective action taken.

(h) If the Contractor fails to promptly remove, replace. or correct rejected supplies that are required to be removed or to be replaced or corrected, the Government may either (1) by contract or otherwise, remove, replace, or correct the supplies and charge the cost to the Contractor or (2) terminate the contract for default. Unless the Contractor corrects or replaces the supplies within the delivery schedule, the Contracting Officer may require their delivery and make an equitable price reduction. Failure to agree to a price reduction shall be a dispute.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 34 of 123

(i)      (1)     If this contract provides for the performance of Government quality assurance at source, and if requested by the Government, the Contractor shall furnish advance notification of the time (i) when Contractor inspection or tests will be performed in accordance with the terms and conditions of the contract and (ii) when the supplies will be ready for Government inspection.

         (2) The Government's request shall specify the period and method of the advance notification and the Government representative to whom it shall be furnished. Requests shall not require more than 2 workdays of advance notification if the Government representative is in residence in the Contractor's plant, nor more than 7 workdays in other instances.

(j) The Government shall accept or reject supplies as promptly as practicable after delivery, unless otherwise provided in the contract. Government failure to inspect and accept or reject the supplies shall not relieve the Contractor from responsibility, nor impose liability on the Government, for nonconforming supplies.

(k) Inspections and tests by the Government do not relieve the Contractor of responsibility for defects or other failures to meet contract requirements discovered before acceptance. Acceptance shall be conclusive, except for latent defects, fraud, gross mistakes amounting to fraud, or as otherwise provided in the contract.

(l)      If acceptance is not conclusive for any of the reasons in paragraph
(k) hereof, the Government, in addition to any other rights and remedies provided by law, or under other provisions of this contract, shall have the right to require the Contractor (1) at no increase in contract price, to correct or replace the defective or nonconforming supplies at the original point of delivery or at the Contractor's plant at the Contracting Officer's election, and in accordance with a reasonable delivery schedule as may be agreed upon between the Contractor and the Contracting Officer; provided, that the Contracting Officer may require a reduction in contract price if the Contractor fails to meet such delivery schedule, or (2) within a reasonable time after receipt by the Contractor of notice of defects or nonconformance, to repay such portion of the contract as is equitable under the circumstances if the Contracting Officer elects not to require correction or replacement. When supplies are returned to the Contractor, the Contractor shall bear the transportation cost from the original point of delivery to the Contractor's plant and return to the original point when that point is not the Contractor's plant. If the Contractor fails to perform or act as required in (1) or (2) above and does not cure such failure within a period of 10 days (or such longer period as the Contracting Officer may authorize in writing) after receipt of notice from the Contracting Officer specifying such failure, the Government shall have the right by contract or otherwise to replace or correct such supplies and charge to the Contractor the cost occasioned the Government thereby.

52.246-16        RESPONSIBILITY FOR SUPPLIES (APR 1984)

(a) Title to supplies furnished under this contract shall pass to the Government upon formal acceptance, regardless of when or where the Government takes physical possession, unless the contract specifically provides for earlier passage of title.

(b) Unless the contract specifically provides otherwise, risk of loss of or damage to supplies shall remain with the Contractor until, and shall pass to the Government upon -

         (1) Delivery of the supplies to a carrier, if transportation is f.o.b. origin; or

         (2) Acceptance by the Government or delivery of the supplies to the Government at the destination specified in the contract, whichever is later, if transportation is f.o.b. destination.

(c) Paragraph (b) above shall not apply to supplies that so fail to conform to contract requirements as to give a right of rejection. The risk of loss of or damage to such nonconforming supplies remains with the Contractor until cure or acceptance. After cure or acceptance, paragraph (b) above shall apply.

(d) Under paragraph (b) above, the Contractor shall not be liable for loss of or damage to supplies caused by the negligence of officers, agents, or employees of the Government acting within the scope of their employment.

E-FSS-521-D       INSPECTION (OCT 1985

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 35 of 123

Inspection of all products purchased under this contract will be made at destination by an authorized Government representative.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 36 of 123

SECTION F
DELIVERIES OR PERFORMANCE

52.212-9         VARIATION IN QUANTITY (APR 1984)

(a) A variation in the quantity of any item called for by this contract will not be accepted unless the variation has been caused by conditions of loading, shipping, or packing, or allowances in manufacturing processes, and then only to the extent, if any, specified in paragraph (b) below.

(b)      The permissible variation shall be limited to:

         o       percent increase

         o       percent decrease

               THIS INCREASE OR DECREASE SHALL APPLY TO ALL ITEMS

52.233-3         PROTEST AFTER AWARD (AUG 1989)

(a) Upon receipt of a notice of protest (as defined in 33.101 of the FAR) the Contracting Officer may, by written order to the Contractor, direct the Contractor to stop performance of work called for by this contract. The order shall be specifically identified as a stop-work order issued under this clause. Upon receipt of the order, the Contractor shall immediately comply with its terms and take all reasonable steps to minimize the incurrence of costs allocable to the work covered by the order during the period of work stoppage. Upon receipt of the final decision in the protest, the Contracting Officer shall either --

         (1)     Cancel the stop-work order; or

         (2) Terminate the work covered by the order as provided in the Default, or the Termination for Convenience of the Government, clause of this contract.

(b) If a stop-work order issued under this clause is canceled either before or after a final decision in the protest, the Contractor shall resume work. The Contracting Officer shall make an equitable adjustment in the delivery schedule or contract price, or both, and the contract shall be modified, in writing, accordingly, if -

         (1) The stop-work order results in an increase in the time required for, or in the Contractor's cost properly allocable to, the performance of any part of this contract; and

         (2) The Contractor asserts its right to an adjustment within 30 days after the end of the period of work stoppage; provided, that if the Contracting Officer decides the facts justify the action, the Contracting Officer may receive and act upon the request at any time before final payment under this contract.

(c) If a stop-work order is not canceled and the work covered by the order is terminated for the convenience of the Government, the Contracting Officer shall allow reasonable costs resulting from the stop-work order in arriving at the termination settlement.

(d) If a stop-work order is not canceled and the work covered by the order is terminated for default, the Contracting Officer shall allow, by equitable adjustment or otherwise, reasonable costs resulting from the stop-work order.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 37 of 123

(e) The Government's rights to terminate this contract at anytime are not affected by action taken under this clause.

52.247-29        F.O.B. ORIGIN (JUN 1988)

(a) The term "f.o.b. origin," as used in this clause, means free of expense to the Government delivered --

         (1) On board the indicated type of conveyance of the carrier (or of the Government, if specified) at a designated point in the city, county, and State from which the shipment will be made and from which line-haul transportation service (as distinguished from switching, local drayage, or other terminal service) will begin;

         (2) To, and placed on, the carrier's wharf (at shipside, within reach of the ship's loading tackle, when the shipping point is within a port area having water transportation service) or the carrier's freight station:

         (3)     To a U.S. Postal Service facility; or

         (4) If stated in the solicitation, to any Government designated point located within the same city or commercial zone as the f.o.b. origin point specified in the contract (commercial zones are prescribed by the Interstate Commerce Commission at 49 CFR 1048).

(b)      The Contractor shall --

         (1)     (i)      Pack and mark the shipment to comply with contract
specifications; or

                 (ii) In the absence of specifications, prepare the shipment in conformance with carrier requirements to protect the goods and to ensure assessment of the lowest applicable transportation charge;

         (2)     (i)      Order specified carrier equipment when requested by
the Government; or

                 (ii) If not specified, order appropriate carrier equipment not in excess of capacity to accommodate shipment;

         (3) Deliver the shipment in good order and condition to the carrier, and load, stow, trim, block, and/or brace carload or truckload shipment (when loaded by the Contractor) on or in the carrier's conveyance as required by carrier rules and regulations;

         (4)     Be responsible for any loss of and/or damage to the goods -

                 (i)      Occurring before delivery to the carrier;

                 (ii)     Resulting from improper packing and marking; or

                 (iii) Resulting from improper loading, stowing, trimming, blocking, and/or bracing of the shipment, if loaded by the Contractor on or in the carrier's conveyance;

         (5) Complete the Government bill of lading supplied by the ordering agency or, when a Government bill of lading is not supplied, prepare a commercial bill of lading or other transportation receipt. The bill of lading shall show --

                 (i) A description of the shipment in terms of the governing freight classification or tariff (or Government rate tender) under which lowest freight rates are applicable;

                 (ii) The seals affixed to the conveyance with their serial numbers or other identification;

                 (iii) Lengths and capacities of cars or trucks ordered and furnished;

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 38 of 123

                 (iv) Other pertinent information required to effect prompt delivery to the consignee, including name, delivery address, postal address and ZIP code of consignee, routing, etc.;

                 (v) Special instructions or annotations requested by the ordering agency for commercial bills of lading; e.g., (A) "to be converted to a Government bill of lading," or (B) "this shipment is the property of, and the freight charges paid to the carrier(s) will be reimbursed by, the Government"; and

                 (vi) The signature of the carrier's agent and the date the shipment is received by the carrier; and

         (6) Distribute the copies of the bill of lading, or other transportation receipts, as directed by the ordering agency.

(c) These Contractor responsibilities are specified for performance at the plant or plants at which the supplies are to be finally inspected and accepted, unless the facilities for shipment by carrier's equipment are not available at the Contractor's plant, in which case the responsibilities shall be performed f.o.b. the point or points in the same or nearest city where the specified carrier's facilities are available; subject, however, to the following qualifications:

         (1) If the Contractor's shipping plant is located in the State of Alaska or Hawaii, the Contractor shall deliver the supplies listed for shipment outside Alaska or Hawaii to the port of loading in Alaska or Hawaii, respectively, as specified in the contract, at Contractor's expense, and to that extent the contract shall be "f.o.b. destination."

         (2) Notwithstanding subparagraph (c)(1) of this clause, if the Contractor's shipping plant is located in the State of Hawaii, and the contract requires delivery to be made by container service, the Contractor shall deliver the supplies, at the Contractor's expense, to the container yard in the same or nearest city where seavan container service is available.

552.212-1(a)     TIME OF DELIVERY (MAY 1989)

(a) The time of delivery for each item means the time required after receipt of an order (1) to make delivery to a destination in the case of delivered prices, or (2) to place shipment in transit in the case of f.o.b. origin prices.

(b) Delivery is required to be made at the point(s) specified on the order within 60 days after receipt of order.

F-FSS-202-G      DELIVERY PRICES (JAN 1994)

(a) Prices offered must cover delivery as provided below to destinations located within the 48 contiguous States and the District of Columbia.

         (1) Delivery to the door of the specified Government activity by freight or express common carriers on articles for which store-door delivery is provided, free or subject to a charge, pursuant to regularly published tariffs duly filed with the Federal and/or State regulatory bodies governing such carrier; or, at the option of the Contractor, by parcel post on mailable articles, or by the Contractor's vehicle. Where store-door delivery is subject to a charge, the Contractor shall (a) place the notation "Delivery Service Requested" on bills of lading covering such shipments, and (b) pay such charge and add the actual cost thereof as a separate item to his invoice.

         (2) Delivery to siding at destinations when specified by the ordering office, if delivery is not covered under paragraph (a)(1), above.

         (3) Delivery to the freight station nearest destination when delivery is not covered under paragraph (a)(1) or (a)(2), above.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 39 of 123

(b) The offeror is requested to indicate below whether or not prices submitted cover delivery f.o.b. destination in Alaska, Hawaii. and the Commonwealth of Puerto Rico.

                                           (YES)   (NO)
                 Alaska                              X
                                           -----   -----
                 Hawaii                              X
                                           -----   -----
                 Puerto Rico                         X
                                           -----   -----

(c) When deliveries are made to destinations outside the contiguous 48 States; i.e., Alaska, Hawaii, and the Commonwealth of Puerto Rico, and are not covered by paragraph (b), above, the following conditions will apply:

         (1) Delivery will be f.o.b. inland carrier, point of exportation (FAR 52.247-38), with the transportation charges to be paid by the Government from point of exportation to destination in Alaska, Hawaii, or the Commonwealth of Puerto Rico, as designated by the ordering office. The Contractor shall add the actual cost of transportation to destination from the point of exportation in the 48 contiguous States nearest to the designated destination. Such costs will, in all cases be based upon the lowest regularly established rates on file with the interstate Commerce Commission, the U.S. Maritime Commission (if shipped by water), or any State regulatory body, or those published by the U.S. Postal Service; and must be supported by paid freight or express receipt or by a statement of parcel post charges including weight of shipment.

         (2) The right is reserved to ordering agencies to furnish Government bills of lading.

(d) Ordering offices will be required to pay differential between freight charges and express charges where express deliveries are desired by the Government.

F-FSS-244-B      ADDITIONAL SERVICE CHARGE FOR DELIVERY WITHIN CONSIGNEE'S
PREMISES (APR 1984)

(a) Offerors are requested to insert, in the spaces provided below or by attachment hereto, a separate charge for "Delivery Within Consignee's Premises" applicable to each shipping container to be shipped. (Articles which are comparable in size and weight, and for which the same charge is applicable, should be grouped under an appropriate item description.) These additional charges will be accepted as part of the award, if considered reasonable, and shall be included in the Contractor's published catalog and/or price list.

(b) Ordering activities are not obligated to issue orders on the basis of "Delivery Within Consignee's Premises," and Contractors may refuse delivery on that basis provided such refusal is communicated in writing to the ordering activity issuing such orders within 5 days of the receipt of such order by the Contractor and provided further, that delivery is made in accordance with the other delivery requirements of the contract. Failure of the Contractor to submit this notification within the time specified shall constitute acceptance to furnish "Delivery

         Within Consignee's Premises" at the additional charge awarded. When an ordering activity issues an order on the basis of "Delivery Within Consignee's Premises" at the accepted additional charge awarded and the Contractor accepts such orders on that basis, the Contractor will be obligated to provide delivery "F.o.b. Destination Within Consignee's Premises' in accordance with FAR 52.247-35 with the exception that an additional charge as provided herein is allowed for such services. Unless otherwise stipulated by the offeror, the additional charges awarded hereunder may be applied to any delivery within the 48 contiguous States and the District of Columbia.

(c) When exercising their option to issue orders on the basis of delivery service as provided herein, ordering activities will specify "Delivery Within Consignee's Premises" on the purchase order, and will indicate the exact location to which delivery is to be made. The Contractor's delivery price and the additional charge(s) for "Delivery Within Consignee's Premises" will be shown as separate entries on the purchase order.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 40 of 123

            ITEMS                             ADDITIONAL CHARGE (PER SHIPPING
 (NSN'S OR SPECIAL ITEM NUMBERS               CONTAINER) FOR "DELIVERY WITHIN
OR DESCRIPTIVE NAME OF ARTICLES)                    CONSIGNEE'S PREMISES"
         ALL OFFERED                          Actual Price charged by Carrier
--------------------------------              -------------------------------

--------------------------------              -------------------------------

--------------------------------              -------------------------------

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 41 of 123

SECTION G
CONTRACT ADMINISTRATION DATA

52.216-18        ORDERING (APR 1984) (VARIATION - AUG 1995)

(a) Any supplies and services to be furnished under this contract shall be ordered by issuance of delivery orders by the individuals or activities designated. Such orders may be issued during the contract term.

(b) All delivery orders are subject to the terms and conditions of this contract. In the event of conflict between a delivery order and this contract, the contract shall control.

(c) If mailed, a delivery order is considered "issued" when the Government deposits the order in the mail. Orders may be issued orally or by facsimile, or by electronic commerce methods only if authorized in the contract.

52.242-13        BANKRUPTCY (APR 1991)

In the event the Contractor enters into proceedings relating to bankruptcy, whether voluntary or involuntary, the Contractor agrees to furnish, by certified mail, written notification of the bankruptcy to the Contracting Officer responsible for administering the contract. This notification shall be furnished within five days of the initiation of the proceedings relating to bankruptcy filing. This notification shall include the date on which the bankruptcy petition was filed, the identity of the court in which the bankruptcy petition was filed, and a listing of Government contract numbers and contracting offices for all Government contracts against which final payment has not been made. This obligation remains in effect until final payment under this contract.

552.216-73       PLACEMENT OF ORDERS (JUN 1994) (ALTERNATE II - JUN 1994)

(a) Delivery orders under this contract may be placed by either the using Federal agencies or the General Services Administration's Federal Supply Service (FSS).

(b) Orders may be placed through Electronic Data Interchange (EDI) or mailed in paper form. EDI orders shall be placed using the American National Standards Institute (ANSI) X12 Standard for Electronic Data Interchange (EDI) format.

(c) If the Contractor agrees, GSA's Federal Supply Service (FSS) will place all orders by EDI using computer-to-computer EDI. If computer-to-computer EDI is not possible, FSS will use an alternative EDI method allowing the Contractor to receive orders by facsimile transmission. Subject to the Contractor's agreement, other agencies may place orders by EDI.

(d) When computer-to-computer EDI procedures will be used to place orders, the Contractor shall enter into one or more Trading Partner Agreements
         (TPA) with each Federal agency placing orders electronically in order to ensure mutual understanding by the parties of certain electronic transaction conventions and to recognize the rights and responsibilities of the parties as they apply to this method of placing orders. The TPA must identify, among other things, the third party provider(s) through which electronic orders are placed, the transaction sets used, security procedures, and guidelines for implementation. Federal agencies may obtain a sample format to customize as needed from the office specified in (g) below.

(e) The Contractor shall be responsible for providing its own hardware and software necessary to transmit and receive data electronically. Additionally, each party to the TPA shall be responsible for the costs associated with its use of third party provider services.

(f) Nothing in the TPA will invalidate any part of this contract between the Contractor and the General Services Administration. All terms and conditions of this contract that otherwise would be applicable to a mailed order shall apply to the electronic order.

SOLICITATION NO. FCNO-93-S303-3                                  PAGE 42 of 123

(g)     The basic content and format of the TPA will be provided by:

        General Services Administration
        Systems Inventory and Operations Management Center (FCS)
        Washington, DC 20406

        Telephone:      (703) 305-7741
        FAX:            (703) 305-7720

552.216-74      ORDERING INFORMATION (JUN 1994) (ALTERNATE II-JUNE 1994)

(a) In accordance with the Placement of Orders clause of this solicitation, the offeror elects to receive orders placed by GSA's Federal Supply Service
(FFS) by either (X) facsimile transmission or (X) computer-to-computer Electronic Data Interchange (EDI).

(b) An offeror electing to receive computer-to-computer EDI is requested to indicate below the name, address, and telephone number of the representative to be contacted regarding establishment of an EDI interface.

        Martin Gear - manager Federal Gov't Contracts
        6445 Cardinal Lane
        Columbia, MD 21044      410/715-1266

(c) An offeror electing to receive orders by facsimile transmission is requested to indicate below the telephone number(s) for facsimile transmission equipment where orders should be forwarded.

        Neutral Posture Federal Government Sales Office
        6445 Cardinal Lane
        Columbia, MD 21044      FAX: 410/992-7051

(d) For mailed orders, the offeror is requested to include the postal mailing address(es) where paper form orders should be mailed.

        Neutral Posture Federal Government Sales Office
        6445 Cardinal Lane
        Columbia, MD 21044
        Neutral Posture Ergonomics will accept orders by any of the above methods at the Gov't option.

(e) Offerors marketing through dealers are requested to indicate below whether those dealers will be participating in the proposed contract.

                YES ( )                 NO (X)

        If "yes" is checked, ordering information to be inserted above shall reflect that in addition to offeror's name, address, and facsimile transmission telephone number, orders can be addressed to the offeror's name, c/o nearest local dealer. In this event, two copies of a list of participating dealers shall accompany this offer, and shall also be included in Contractor's Federal Supply Schedule pricelist.

552.238-72              CONTRACTOR'S REPORT OF SALES (APR 1995)

(a) Contractors shall furnish quarterly the dollar value (rounded to the nearest whole dollar) of all sales under the contract during the preceding 3-month period to include any partial month. A separate report for each National Stock Number (NSN), Special Item Number (SIN), or subitem shall be prepared and submitted, unless otherwise specified, on GSA Form 72A.

SOLICITATION NO. FCNO-93-S303-3                    PAGE 43 of 123

(b) The report is due in the office specified below or specified at the time of award 30 days following the completion of the reporting period. A report is required even when no sales occur during the reporting period. Sales for orders that extend beyond the contract period will be reported within 60 days of final delivery.

(c) The Government reserves the right to inspect without further notice, such records of the Contractor as pertain to sales under any contract resulting from this solicitation. Willful failure or refusal to furnish the required reports, or falsification thereof, shall constitute sufficient cause for terminating the contract for default under FAR 52.249-8, Default (Fixed-priced Supply and Service).

(d)     The report shall be forwarded to the following address:

          General Services Administration
Accounts Receivable Branch (6BCR)
P.O. Box 70500
Chicago, IL 60673-0500

(NOTE: Contractors will be furnished copies of GSA Form 72A, along with reporting requirements and instructions, approximately 6 weeks after date of award.)

G-FSS-900-A     CONTACT FOR CONTRACT ADMINISTRATION (JAN 1994)

Offerors are required to designate a person to be contacted for prompt contract administration.

NAME     Martin Gear

TITLE    Manager for Federal Government Contracts

ADDRESS  6445 Cardinal Lane
         Columbia, MD              ZIP CODE 21044

TELEPHONE NO. (410) 715-1266       FAX NO. (410) 992-7051

G-FSS-907       ORDER ACKNOWLEDGEMENT (APR 1984)

Contractors shall acknowledge only those orders which state "Order Acknowledgement Required." These orders shall be acknowledged within 10 days after receipt. Such acknowledgement shall be sent to the activity placing the order and contain information pertinent to the order, including the anticipated delivery date.

G-FSS-913       CONTRACTOR'S BILLING RESPONSIBILITIES (APR 1984)

The Contractor is required to perform all billings made pursuant to this contract. However, if the Contractor has dealers which participate on the contract, and the billing/payment process by the Contractor for sales made by the dealer is a significant administrative burden, the following alternative procedures may be used:

Where dealers are allowed by the Contractor to bill Government agencies and accept payment in the Contractor's name, the Contractor agrees to obtain from all dealers participating in the performance of the contract a written agreement which will require dealers to:

(1) Comply with the same terms and conditions regarding prices as the Contractor, for sales made under the contract;

(2) Maintain a system of reporting sales under the contract to the manufacturer which includes:

SOLICITATION NO. FCNO-93-S303-3                               PAGE 44 of 123

        (a)  the date of sale,

        (b)  the agency to which the sale was made,

        (c)  the product/model sold,

        (d)  the quantity of each product/model sold,

        (e)  the price at which it was sold, including discounts, and

        (f)  all other significant sales data;

(3) Be subject to audit by the Government, with respect to sales made under the contract; and

(4) Place orders and accept payment in the name of the Contractor, in care of the dealer.

An agreement between a Contractor and its dealers pursuant to this procedure will not establish privity of contract between dealers and the Government. Price reductions made by a participating dealer on sales to the Government under the contract will result in an overall price reduction being assessed against the Contractor as provided for in the Price Reduction Clause.

NOT APPLICABLE - Dealers are not participating in the above meaning of the term

CERTIFICATION

I certify that all dealers participating in the performance of this contract have agreed that their performance will be in accordance with all terms and conditions regarding prices of the contract including the provisions listed above.

             --------------------------     ----------------
             Name                           Date


G-FSS-914-A     CONTRACTOR'S REMITTANCE (PAYMENT) ADDRESS (OCT 1988)

The offeror shall indicate below, the payment address to which Government checks should be mailed for payment of proper invoices submitted under a resultant contract.

             PAYMENT ADDRESS:

             Neutral Posture Ergonomics
             2301 Fountain Avenue
             Bryan, TX 77801

Offeror shall furnish by attachment to this solicitation, the remittance (payment) addresses of all authorized participating dealers placing orders and accepting payment in the name of the Contractor in care of the dealer, if different from their ordering addresses

SOLICITATION NO. FCNO-93-S303-3                               PAGE 45 of 123

specified elsewhere in this solicitation. If a dealer's ordering and remittance address differ, both must be furnished and identified as such.

All offerors are cautioned that if the remittance (payment) address shown on an actual invoice differs from that shown above or on the attachment, the remittance address(es) above or attached will govern. Payment to any other address will require an administrative change to the contract.

PLEASE NOTE: All delivery orders placed against a Federal Supply Schedule Contract are to be paid by the individual agency placing the order. Each delivery order will cite the appropriate agency payment address, and proper invoices should be sent to that address. Proper invoices should be sent to GSA only for orders placed by GSA. Any other agency's invoices sent to GSA will only delay your payment.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 46 of 123

SECTION H
SPECIAL CONTRACT REQUIREMENTS

GENERAL PROVISIONS GOVERNING THE REQUOTE PROCEDURE FOR REQUIREMENTS EXCEEDING THE MAXIMUM ORDER LIMITATION (MOL)

The MO of any contract resulting from this solicitation will by $200,000. any requirement in excess of the MO will be procured through the issuance of a SF-18, "Request for Quotation" (RFQ), where Schedule contractors will requote their discounts to agencies on a project-by-project basis. The requote process will not trigger the Price Reduction Clause of this solicitation. This will allow contractors to tailor the volume of business to their capacity and provide a more flexible discount structure for orders in excess of the Schedule's MO.

Contractors are prohibited from accepting orders in excess of the MO, unless the order is issued as a result of a requote project. Violation of this prohibition may result in termination of the contract pursuant to the Default Clause of this solicitation.

For the information of offerors, ordering activities will, in accordance with FPMR 101-26.106, consolidate their requirements whenever feasible, so as to take advantage of price savings available through the requote procedure, for requirements which exceed the MO.

In responding to an RFQ (requote), contractors may either quote lower prices or quote the lowest price already available under their Federal Supply Schedule contract. Prices offered in response to an RFQ which are higher than the lowest price already available under the current Schedule contract will not be considered.

This requote procedure will not apply to requirements in excess of $5,000,000.00.

OPEN SEASON FOR CONTRACT MODIFICATIONS

The provisions of Clause I-FSS-630, "Modifications" are supplemented by the addition of the following paragraphs:

(h) All requests to modify the contract will be accepted ONLY during the established "open season" periods identified below. These intervals will occur every six (6) months throughout the contract period.

                 August 1-15, 1996             August 1-15, 1999
                 February 1-15, 1997           February 1-15, 2000
                 August 1-15, 1997             August 1-15, 2000
                 February 1-15, 1998
                 August 1-15, 1998
                 February 1-15, 1999

(I) Offerors are cautioned to carefully review the requirements of Clause I-FSS-630A concerning the documentations which must accompany each request. Contractors who have not submitted the proper documentation within the established "open season" period will receive written notification of any deficiencies in their submittal and will be allowed an additional 15 working days in which to submit the proper documentation. Failure to do so will result in a denial of the request to modify the contract and the contractor must wait until the next modification period in which to resubmit the request.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 47 of 123

(j) The above provisions do not apply to requests for price increases. Refer to the provisions of Clause I-552.216-71, "Economic Price Adjustment" for the regulations governing price increases.

(k) Notwithstanding the above, modifications requests resulting from improved commercial prices, terms and conditions must be reported to the Contracting Officer within 10 day of the date that they become effective for commercial customers. The Government reserves the right to accept improved prices, terms and conditions without regard to the established modifications time frames noted in paragraph h, above. The offer of new or modified products does not represent and improved offer the Government as defined herein. New or modified products may only be offered during the "open season" time frames in paragraph h, above. Contractors are urged to review the provisions of Clause I-FSS-390, "Price Reduction" to ensure compliance with the requirement to report changes to commercial prices and terms.

(I) These provisions are not to be confused with the provisions of Clause I-FSS-694, "Open Season for Consideration of New Offers". The above supplements to Clause I-FSS-630A apply only to existing contracts and not the submittal of new offers. Contract modification requests will not be accepted during the "Open Season" for considerations of new offers.

SPECIAL REQUIREMENTS APPLICABLE TO CONTRACTORS SELLING TO THE GOVERNMENT WITH PARTICIPATING DEALERS:

All offerors using participating dealers must submit as part of their offer, a written program of dealer orientation that will 1) ensure participating dealers understanding of and compliance with the requote process; 2) make participating dealers aware that they may not influence a government activity that is preparing a requote in such a way as to promote the contractor's product as superior to the product of other contractors; 3) provide a means of assuring participating dealer compliance with the stated dealer functions within the requote framework.

Along with the participating dealer orientation program all offerors using participating dealer must provide a complete list of all proposed participating dealers showing full company names, addresses, and phone numbers. Additions and deletions of dealers' from any resulting contract will be permitted only during the schedule's open season for modifications unless circumstances are such that the contractor must add or delete a participating dealer due to circumstances beyond the control of the contractor. Such cases will be reviewed on a case by case basis by the contracting officer in order to determine whether a participating dealer may be added or deleted during a non-open season period.

Additionally, contractors offering to the Government with participating dealers must submit with their offer, a proposed dealer agreement which at a minimum, addresses the following:

1. Participating dealers not authorized to accept purchase orders or payments in their own names. All purchase orders and payments under any resulting contract must be in the name of the GSA Federal Supply Schedule Contractor (unless payments are assigned in accordance with assignment of claims clause).

2. Participating dealers may provide oral estimates, however binding price quotations must be from the prime contractor. Additionally participating dealers may not respond to requote procurements in their own names.

3. The GSA General Supply Schedule contractor retains legal responsibility for performance under this contract, including the delivery of the product as well as the performance of design and/or installation services whether or not a participating dealer is involved.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 48 of 123

4. Contractors who authorize participating dealers to accept payments in the contractors name must require those participating dealers to maintain sales records in accordance with Clause G-FSS-93 of this solicitation. Those records may be subject to audit.

5. Contractors shall inform participating dealers of the contract terms and conditions and make participating dealers aware that violation of any of the contract terms and conditions by the participating dealer will result in cancellation of the agreement between the contractor and the participating dealer, thereby precluding the participating dealer from acting as a participating dealer for the contractor under any resulting contract.

6. Any agreement between a contractor and its participating dealers does not establish privity of contract between said dealer and the Government. The Government will review and approve all proposed participating dealer agreements drawn up in accordance with the above provision. After receipt of the Contracting Officers approval, each offeror must submit signed agreements from all participating dealers prior to award of the contract.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 49 of 123

SECTION I
CONTRACT CLAUSES

52.203-9         REQUIREMENT FOR CERTIFICATE OF PROCUREMENT INTEGRITY --
MODIFICATION (NOV 1990)

(a) Definitions. The definitions set forth in FAR 3.104-4 are hereby incorporated in this clause.

(b) The Contractor agrees that it will execute the certification set forth in paragraph (c) of this clause when requested by the Contracting Officer in connection with the execution of any modification of this contract.

(c) Certification. As required in paragraph (b) of this clause, the officer or employee responsible for the modification proposal shall execute the following certification:

CERTIFICATE OF PROCUREMENT INTEGRITY -- MODIFICATION (NOV 1990)

         (1)     I,                          (Name of certifier) am the
officer or employee responsible for the preparation of this modification proposal and hereby certify that, to the best of my knowledge and belief, with the exception of any information described in this certification, I have no information concerning a violation or possible violation of subsection 27(a),
(b), (d), or (f) of the Office of Federal Procurement Policy Act, as amended* (41 U.S.C. 423), (hereinafter referred to as "the Act"), as implemented in the
FAR, occurring during the conduct of this procurement                 (contract
and modification number).

         (2) As required by subsection 27(e)(1)(B) of the Act, I further certify that to the best of my knowledge and belief, each officer, employee,
agent, representative, and consultant of                         (Name of
Offeror) who has participated personally and substantially in the preparation or submission of this proposal has certified that he or she is familiar with, and will comply with, the requirements of subsection 27(a) of the Act, as implemented in the FAR, and will report immediately to me any information concerning a violation or possible violation of subsections 27(a), (b), (d), or
(f) of the Act, as implemented in the FAR, pertaining to this procurement.

         (3) Violations or possible violations: (Continue on plain bond paper if necessary and label Certificate of Procurement Integrity -- Modification (Continuation Sheet), ENTER NONE IF NONE EXISTS)


         ------------------------------------------------------------

         ------------------------------------------------------------

         ------------------------------------------------------------


-------------------------------------   ----------------------------------------
(Signature of the Officer or Employee   (Typed Name of the Officer or Employee
Responsible for the Modification        Responsible for the Modification
Proposal and Date)                      Proposal)

SOLICITATION NO. FCNO-93-S303-3                 PAGE 49 of 123

SECTION I
CONTRACT CLAUSES

52.203-9        REQUIREMENTS FOR CERTIFICATE OF PROCUREMENT INTEGRITY -
MODIFICATION (NOV 1990)

(a) Definitions. The definitions set forth in FAR 3.104-4 are hereby incorporated in this clause.

(b) The Contractor agrees that it will execute the certification set forth in paragraph (c) of this clause when requested by the Contracting Officer in connection with the execution of any modification of this contract.

(c) Certification. As required in paragraph (b) of this clause, the officer or employee responsible for the modification proposal shall execute the following certification:

CERTIFICATE OF PROCUREMENT INTEGRITY -- MODIFICATION (NOV 1990)

        (1) I, Martin Gear (Name of certifier) am the officer or employee responsible for the preparation of this modification proposal and hereby certify that, to the best of my knowledge and belief, with the exception of any information described in this certification, I have no information concerning a violation or possible violation of subsection 27(a), (b), (d), or (f) of the Office of Federal Procurement Policy Act, as amended* (41 U.S.C. 423), (hereinafter referred to as "the Act"), as implemented in the FAR, occurring during the conduct of this procurement GS-29F-0140C Mod 10 (contract and modification number).

        (2) As required by subsection 27(e)(1)(B) of the Act, I further certify that to the best of my knowledge and belief, each officer, employee, agent, representative, and consultant of Neutral Posture (Name of Offeror) who has participated personally and substantially in the preparation or submission of this proposal has certified that he or she is familiar with, and will comply with, the requirements of subsection 27(a) of the Act, as implemented in the FAR, and will report immediately to me any information concerning a violation or possible violation of subsections 27(a),(b),(d), or (f) of the Act, as implemented in the FAR, pertaining to this procurement.

        (3) Violations or possible violations: (Continue on plain bond paper if necessary and label Certificate of Procurement Integrity -- Modification (Continuation Sheet), ENTER NONE IF NONE EXISTS)

       NONE
_________________________________________________________________

_________________________________________________________________

_________________________________________________________________


          MARTIN GEAR                                   Martin Gear
--------------------------------------         ---------------------------------
 (Signature of the Officer or Employee           (Typed Name of the Officer or
  Responsible for the Modification                Employee Responsible for the
  Proposal and Date)                              Modification Proposal)

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 50 of 123

         * Subsections 27(a), (b), and (d) are effective on December 1, 1990. Subsection 27(f) is effective on June 1, 1991.

                 THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER TITLE 18, UNITED STATES CODE, SECTION 1001.

(End of certification)

(d) In making the certification in paragraph (2) of the certificate, the officer or employee of the competing Contractor responsible for the offer or bid, may rely upon a one-time certification from each individual required to submit a certification to the competing Contractor, supplemented by periodic training. These certifications shall be obtained at the earliest possible date after an individual required to certify begins employment or association with the contractor. If a contractor decides to rely on a certification executed prior to the suspension of section 27 (i.e., prior to December 1, 1989), the Contractor shall ensure that an individual who has so certified is notified that section 27 has been reinstated. These certifications shall be maintained by the Contractor for a period of 6 years from the date a certifying employee's employment with the company ends or, for an agency, representative, or consultant, 6 years from the date such individual ceases to act on behalf of the contractor.

(e) The certification required by paragraph (c) of this clause is a material representation of fact upon which reliance will be placed in executing this modification.

52.215-2         AUDIT - NEGOTIATION (FEB 1993)

(a) Examination of costs. If this is a cost-reimbursement, incentive, time-and-materials, labor-hour, or price redeterminable contract, or any combination of these, the Contractor shall maintain -- and the Contracting Officer or representatives of the Contracting Officer shall have the right to examine and audit -- books, records, documents, and other evidence and accounting procedures and practices, regardless of form (e.g., machine readable media such as disk, tape, etc.) or type (e.g., data bases, applications software, data base management software, utilities, etc.) sufficient to reflect properly all costs claimed to have been incurred or anticipated to be incurred in performing this contract. This right of examination shall include inspection at all reasonable times of the Contractor's plants, or parts of them, engaged in performing the contract.

(b) Cost or pricing data. If, pursuant to law, the Contractor has been required to submit cost or pricing data in connection with pricing this contract or any modification to this contract, the Contracting Officer or representatives of the Contracting Officer who are employees of the Government shall have the right to examine and audit all of the Contractor's books, records, documents, and other data, regardless of form (e.g., machine readable media such as disk, tape, etc.) or type (e.g., data bases, applications software, data base management software, utilities, etc.), including computations or projections, related to proposing, negotiating, pricing, or performing the contract or modification, in order to evaluate the accuracy, completeness, and currency of the cost or pricing data. The right of examination shall extend to all documents necessary to permit adequate evaluation of the cost or pricing data submitted, along with the computations and projections used.

(c) Reports. If the Contractor is required to furnish cost, funding, or performance reports, the Contracting Officer or representatives of the Contracting Officer who are employees of the Government shall have the right to examine and

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 51 of 123

audit books, records, other documents, and supporting materials, for the purpose of evaluating (1) the effectiveness of the Contractor's policies and procedures to produce data compatible with the objectives of these reports and
(2) data reported.

(d) Availability. The Contractor shall make available at its office at all reasonable times the materials described in paragraphs (a) and (b) above, for examination, audit, or reproduction, until 3 years after final payment under this contract, or for any shorter period specified in Subpart 4.7, Contractor Records Retention, of the Federal Acquisition Regulation (FAR), or for any longer period required by statute or by other clauses of this contract.
In addition --

         (1) If this contract is completely or partially terminated, the records relating to the work terminated shall be made available for 3 years after any resulting final termination settlement; and

         (2) Records relating to appeals under the Disputes clause or to litigation or the settlement of claims arising under or relating to this contract shall be made available until such appeals, litigation, or claims are disposed of.

(e) Except as otherwise provided in FAR Subpart 4.7, Contractor Records Retention, the Contractor may transfer computer data in machine readable form from one reliable computer medium to another. The Contractor's computer data retention and transfer procedures shall maintain the integrity, reliability, and security of the original data. The Contractor's choice of form or type of materials described in paragraphs (a), (b), and (c) of this clause affects neither the Contractor's obligations nor the Government's rights under this clause.

(f) The Contractor shall insert a clause containing all the terms of this clause, including this paragraph (f), in all subcontracts under this contract that are over the small purchase limitation in FAR Part 13, altering the clause only as necessary to identify properly the contracting parties and the Contracting Officer under the Government prime contract.

52.215-22        PRICE REDUCTION FOR DEFECTIVE COST OR PRICING DATA (JAN 1991)

(a) If any price, including profit or fee, negotiated in connection with this contract, or any cost reimbursable under this contract, was increased by any significant amount because (1) the Contractor or a subcontractor furnished cost or pricing data that were not complete, accurate, and current as certified in its Certificate of Current Cost or Pricing Data, (2) a subcontractor or prospective subcontractor furnished the Contractor cost or pricing data that were not complete, accurate, and current as certified in the Contractor's Certificate of Current Cost or Pricing Data, or (3) any of these parties furnished data of any description that were not accurate, the price or cost shall be reduced accordingly and the contract shall be modified to reflect the reduction.

(b) Any reduction in the contract price under paragraph (a) above due to defective data from a prospective subcontractor that was not subsequently awarded the subcontract shall be limited to the amount, plus applicable overhead and profit markup, by which (1) the actual subcontract or (2) the actual cost to the Contractor, if there was no

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 52 of 123

subcontract, was less than the prospective subcontract cost estimate submitted by the Contractor; provided, that the actual subcontract price was not itself affected by defective cost or pricing data.

(c) (1) If the Contracting Officer determines under paragraph (a) of this clause that a price or cost reduction should be made, the Contractor agrees not to raise the following matters as a defense:

                 (i) The Contractor or subcontractor was a sole source supplier or otherwise was in a superior bargaining position and thus the price of the contract would not have been modified even if accurate, complete, and current cost or pricing data had been submitted.

                 (ii) The Contracting Officer should have known that the cost or pricing data in issue were defective even though the Contractor or subcontractor took no affirmative action to bring the character of the data to the attention of the Contracting Officer.

                 (iii) The contract was based on an agreement about the total cost of the contract and there was no agreement about the cost of each item procured under the contract.

                 (iv) The Contractor or subcontractor did not submit a Certificate of Current Cost or Pricing Data.

         (2)     (i)      Except as prohibited by subdivision (c)(2)(ii) of
this clause, an offset in an amount determined appropriate by the Contracting Officer based upon the facts shall be allowed against the amount of a contract price reduction if --

                          (A)     The Contractor certifies to the Contracting
Officer that, to the best of the Contractor's knowledge and belief, the Contractor is entitled to the offset in the amount requested; and

                          (B)     The Contractor proves that the cost or
pricing data were available before the date of agreement on the price of the contract (or price of the modification) and that the data were not submitted before such date.

                 (ii)     An offset shall not be allowed if --

                          (A)     The understated data was known by the
Contractor to be understated when the Certificate of Current Cost or Pricing Data was signed; or

                          (B)     The Government proves that the facts
demonstrate that the contract price would not have increased in the amount to be offset even if the available data had been submitted before the date of agreement on price.

(d) If any reduction in the contract price under this clause reduces the price of items for which payment was made prior to the date of the modification reflecting the price reduction, the Contractor shall be liable to and shall pay the United States at the time such overpayment is repaid --

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 53 of 123

         (1) Simple interest on the amount of such overpayment to be computed from the date(s) of overpayment to the Contractor to the date the Government is repaid by the Contractor at the applicable underpayment rate effective for each quarter prescribed by the Secretary of the Treasury under 26 U.S.C. 6621(a)(2); and

         (2) For Department of Defense contracts only, a penalty equal to the amount of the overpayment, if the Contractor or subcontractor knowingly submitted cost or pricing data which were incomplete, inaccurate, or noncurrent.

52.215-23        PRICE REDUCTION FOR DEFECTIVE COST OR PRICING
DATA--MODIFICATIONS (NOV 1994)

(a) This clause shall become operative only for any modification to this contract involving a pricing adjustment expected to exceed the threshold for submission of cost or pricing data at FAR 5.804-(a)(1), except that this clause does not apply to any modification for which the price is--

         (1)     Based on adequate price competition;

         (2) Based on established catalog or market prices of commercial items sold in substantial quantities to the general public; or

         (3)     Set by law or regulation.

(b) If any price, including profit or fee, negotiated in connection with any modification under this clause, or any cost reimbursable under this contract, was increased by any significant amount because (1) the Contractor or a subcontractor furnished cost or pricing data that were not complete, accurate, and current as certified in the

         Contractor's Certificate of Current Cost or Pricing Data, (2) a subcontractor or prospective subcontractor furnished the Contractor cost or pricing data that were not complete, accurate, and current as certified in the Contractor's Certificate of Current Cost or Pricing Data, or (3) any of these parties furnished data of any description that were not accurate, the price or cost shall be reduced accordingly and the contract shall be modified to reflect the reduction. This right to a price reduction is limited to that resulting from defects in data relating to modifications for which this clause becomes operative under paragraph (a) above.

(c) Any reduction in the contract price under paragraph (b) above due to defective data from a prospective subcontractor that was not subsequently awarded the subcontract shall be limited to the amount, plus applicable overhead and profit markup, by which (1) the actual subcontract or (2) the actual cost to the Contractor, if there was no subcontract, was less than the prospective subcontract cost estimate submitted by the Contractor; provided, that the actual subcontract price was not itself affected by defective cost or pricing data.

(d)      (1)     If the Contracting Officer determines under paragraph (b) of this clause that a price or cost reduction should be made, the Contractor agrees not to raise the following matters as a defense:

                 (i) The Contractor or subcontractor was a sole source supplier or otherwise was in a superior bargaining position and thus the price of the contract would not have been modified even if accurate, complete, and current cost or pricing data had been submitted.

                 (ii) The Contracting Officer should have known that the cost or pricing data in issue were defective even though the Contractor or subcontractor took no affirmative action to bring the character of the data to the attention of the Contracting Officer.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 54 of 123

                 (iii) The contract was based on an agreement about the total cost of the contract and there was no agreement about the cost of each item procured under the contract.

                 (iv) The Contractor or subcontractor did not submit a Certificate of Current Cost or Pricing Data.

         (2)     (i)      Except as prohibited by subdivision (d)(2)(ii) of
this clause, an offset in an amount determined appropriate by the Contracting Officer based upon the facts shall be allowed against the amount of a contract price reduction if--

                          (A)     The Contractor certified to the Contracting
Officer that, to the best of the Contractor's knowledge and belief, the Contractor is entitled to the offset in the amount requested; and

                          (B)     The Contractor proves that the cost or
pricing data were available before the date of agreement on the price of the contract (or price of the modification) and that the data were not submitted before such date.

                 (ii)     An offset shall not be allowed if--

                          (A)     The understated data was known by the
Contractor to be understated when the Certificate of Current Cost or Pricing Data was signed; or

                          (B)     The Government proves that the facts
demonstrate that the contract price would not have increased in the amount to be offset even if the available data had been submitted before the date of agreement on price.

(e) If any reduction in the contract price under this clause reduces the price of items for which payment was made prior to the date of the modification reflecting the price reduction, the Contractor shall be liable to and shall pay the United States at the time such overpayment is repaid--

         (1) Simple interest on the amount of such overpayment to be computed from the date(s) of overpayment to the Contractor to the date the Government is repaid by the Contractor at the applicable underpayment rate effective for each quarter prescribed by the Secretary of the Treasury under 26 U.S.C. 6621(a)(2); and

         (2) For Department of Defense contracts only, a penalty equal to the amount of the overpayment, if the Contractor or subcontractor knowingly submitted cost or pricing data which were incomplete, inaccurate, or noncurrent.

52.215-24        SUBCONTRACTOR COST OR PRICING DATA (NOV 1994)

(a) Before awarding any subcontract expected to exceed the threshold for submission of cost or pricing data at FAR 15.804-2(a)(1), when entered into, or before pricing any subcontract modification involving a pricing adjustment expected to exceed the threshold for submission of cost or pricing data at FAR 15.804-2(a)(1), the Contractor shall require the subcontractor to submit cost or pricing data (actually or by specific identification in writing), unless the price is --

         (1)     Based on adequate price competition;

         (2) Based on established catalog or market prices of commercial items sold in substantial quantities to the general public; or

         (3)     Set by law or regulation.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 55 of 123

(b) The Contractor shall require the subcontractor to certify in substantially the form prescribed in Subsection 15.804-4 of the Federal Acquisition Regulation (FAR) that, to the best of its knowledge and belief, the data submitted under paragraph (a) above were accurate, complete, and current as of the date of agreement on the negotiated price of the subcontract or subcontract modification.

(c) In each subcontract that exceeds the threshold for submission of cost or pricing data at FAR 15.804-2(a)(1), when entered into, the Contractor shall insert either --

         (1) The substance of this clause, including this paragraph (c), if paragraph (a) above requires submission of cost or pricing data for the subcontract; or

         (2) The substance of the clause at FAR 52.215-25, Subcontractor Cost or Pricing Data-Modifications.

52.215-25        SUBCONTRACTOR COST OR PRICING DATA-MODIFICATIONS (NOV 1994)

(a) The requirements of paragraphs (b) and (c) of this clause shall (1) become operative only for any modification to this contract involving a pricing adjustment expected to exceed the threshold for submission of cost or pricing data at (FAR) 48 CFR 15.804-2(a)(1); and (2) be limited to such modifications.

(b) Before awarding any subcontract expected to exceed the threshold for submission of cost or pricing data at (FAR) 48 CFR 15.804-2(a)(1) when entered into, or pricing any subcontract modification involving a pricing adjustment expected to exceed the threshold for submission of cost or pricing data at
(FAR) 48 CFR 15.804-2(a)(1), the Contractor shall require the subcontractor to submit cost or pricing data (actually or by specific identification in writing), unless the price is --

         (1)     Based on adequate price competition;

         (2) Based on established catalog or market prices of commercial items sold in substantial quantities to the general public; or

         (3)     Set by law or regulation.

(c) The Contractor shall require the subcontractor to certify in substantially the form prescribed in Subsection 15.804-4 of the Federal Acquisition Regulation (FAR) that, to the best of its knowledge and belief, the data submitted under paragraph (b) above were accurate, complete, and current as of the date of agreement on the negotiated price of the subcontract or subcontract modification.

(d) The Contractor shall insert the substance of this clause, including this paragraph (d), in each subcontract that exceeds the threshold for submission of cost or pricing data at (FAR) 48 CFR 15.804-2(a)(1), when entered into.

52.216-19        DELIVERY ORDER LIMITATIONS (APR 1984) (VARIATION II - AUG 1995)

(a) Minimum order. When the Government requires supplies or services covered by this contract in an amount of less than $100, the Government is not obligated to purchase, nor is the Contractor obligated to furnish, those supplies or services under the contract. However, offerors may, if willing to accept smaller orders, specify a smaller amount in their offers. If a smaller amount is offered, it is mutually agreed that the Contractor will accept such orders and specify the smaller minimum order limitation in the applicable catalog/pricelist. If the offeror fails to specify a

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 56 of 123

         smaller amount the Government may place orders for a smaller amount. Such orders shall be deemed to be accepted by the Contractor, unless returned to the ordering office within 5 workdays after receipt by the Contractor.

(b) Maximum order. The maximum order will be negotiated individually for each contract. The limits will be established based on the concessions granted by the Contractor. The contractor is not obligated to honor any order when the dollar value of any single item ordered, whether ordered separately or in combination with other items, exceed the dollar amounts set forth below for the items indicated.

         The maximum order will be negotiated to one of the levels shown for each Special Item Number, depending on the concessions offered.

                 ITEM NUMBER/SIN                   MAXIMUM ORDER
                 ALL SIN'S                         $200,000

(c) Notwithstanding paragraph (b) above, the Contractor shall honor any order exceeding the maximum orders in paragraph (b), unless that order (or orders) is returned to the ordering office within 5 days after issuance, with written notice stating the Contractor's intent not to ship the item (or items) called for and the reasons. Upon receiving this notice, the Government may acquire the supplies or services from another source.

52.216-22        INDEFINITE QUANTITY (APR 1984) (VARIATION - AUG 1995)

(a) This is an indefinite-quantity contract for the supplies or services specified, and effective for the period stated. The quantities of supplies and services specified in the contract are estimates only and are not purchased by this contract.

(b) Delivery or performance shall be made only as authorized by orders issued in accordance with the Ordering clause. The contractor shall furnish to the Government, when and if ordered, the supplies or services specified in the contract. The Government shall order at least the quantity of supplies or services designated in the contract as the "minimum."

(c) Except for any limitations on quantities in the Guaranteed Minimum clause, Delivery Order Limitations clause, there is no limit on the number of orders that may be issued. The Government may issue orders requiring delivery to multiple destinations or performance at multiple locations.

(d) Any order issued during the effective period of this contract and not completed within that period shall be completed by the Contractor within the time specified in the order. The contract shall govern the Contractor's and Government's rights and obligations with respect to that order to the same extent as if the order were completed during the contract's effective period.

52.219-8         UTILIZATION OF SMALL BUSINESS CONCERNS AND SMALL DISADVANTAGED
BUSINESS CONCERNS (FEB 1990)

(a) It is the policy of the United States that small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals shall have the maximum practicable opportunity to participate in performing contracts let by any Federal agency, including contracts and subcontracts for subsystems, assemblies, components, and related services for major systems. It is further the policy of the United States that its

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 57 of 123

prime contractors establish procedures to ensure the timely payment of amounts due pursuant to the terms of their subcontracts with small business concerns and small business concerns owned and controlled by socially and economically disadvantaged individuals.

(b) The Contractor hereby agrees to carry out this policy in the awarding of subcontracts to the fullest extent consistent with efficient contract performance. The Contractor further agrees to cooperate in any studies or surveys as may be conducted by the United States Small Business Administration or the awarding agency of the United States as may be necessary to determine the extent of the Contractor's compliance with this clause.

(c) As used in this contract, the term "small business concern" shall mean a small business as defined pursuant to section 3 of the Small Business Act and relevant regulations promulgated pursuant thereto. The term "small business concern owned and controlled by socially and economically disadvantaged individuals" shall mean a small business concern --

         (1) which is at least 51 percent unconditionally owned by one or more socially and economically disadvantaged individuals; or, in the case of any publicly owned business, at least 51 per centum of the stock of which is unconditionally owned by one or more socially and economically disadvantaged individuals; and

         (2) whose management and daily business operations are controlled by one or more of such individuals.

                 This term also means a small business concern that is at least 51 percent unconditionally owned by an economically disadvantaged Indian tribe or Native Hawaiian Organization, or a publicly owned business having at least 51 percent of its stock unconditionally owned by one of these entities which has its management and daily business controlled by members of an economically disadvantaged Indian tribe or Native Hawaiian Organization, and which meets the requirements of 13 CFR 124. The Contractor shall presume that socially and economically disadvantaged individuals include Black Americans, Hispanic Americans, Native Americans, Subcontinent Asian Americans, Asian-Pacific and other minorities, or any other individual found to be disadvantaged by the Administration pursuant to section 8(a) of the Small Business Act. The Contractor shall presume that socially and economically disadvantaged entities also include Indian Tribes and Native Hawaiian Organizations.

(d) Contractors acting in good faith may rely on written representations by their subcontractors regarding their status as either a small business concern or a small business concern owned and controlled by socially and economically disadvantaged individuals.

52.225-21        BUY AMERICAN ACT - NORTH AMERICAN FREE TRADE AGREEMENT
IMPLEMENTATION ACT - BALANCE OF PAYMENTS PROGRAM (JAN 1994)

(a)      Definitions. As used in this clause --

         Components means those articles, materials, and supplies incorporated directly into the end products.

         Domestic end product means (1) an unmanufactured end product mined or produced in the United States, or (2) an end product manufactured in the United States, if the cost of its components mined, produced, or manufactured in the United States exceeds 50 percent of the cost of all its components. A component shall also be considered to have been mined, produced, or manufactured in the United States (regardless of its source in fact) if the end product in which it is incorporated is manufactured in the United States and the component is of a class or kind (i) determined by the

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 58 of 123

Government to be not mined, produced, or manufactured in the United States in sufficient and reasonably available commercial quantities of a satisfactory quality, or (ii) to which the agency head concerned has determined that it would be inconsistent with the public interest to apply the restrictions of the Buy American Act.

         End products means those articles, materials, and supplies to be acquired under this contract for public use.

         Foreign end product means an end product other than a domestic end product.

         North American Free Trade Agreement (NAFTA) country means Canada or Mexico.

         NAFTA country end product means an article that (a) is wholly the growth, product, or manufacture of a NAFTA country, or (b) in the case of an article which consists in whole or in part of materials from another country or instrumentality, has been substantially transformed in a NAFTA country into a new and different article of commerce with a name, character, or use distinct from that of the article or articles from which it was transformed. The term includes services (except transportation services) incidental to its supply; provided, that the value of those incidental services does not exceed that of the product itself. It does not include service contracts as such.

(b) This clause implements the Buy American Act (41 U.S.C. 10), the North American Free Trade Agreement Implementation Act (Pub. L. 103-182, 107 Stat.
2057), and the Balance of Payments Program by providing preference for domestic end products over foreign end products, except for certain foreign end products which meet the requirements for classification as NAFTA country end products.

(c) The Contracting Officer has determined that the NAFTA applies to this acquisition. Unless otherwise specified, the Act applies to all items in the schedule. The Contractor agrees to deliver under this contract only domestic end products unless, in its offer, it specifies delivery of foreign end products in the provision entitled "Buy American Act -- North American Free Trade Agreement Implementation Act -- Balance of Payments Program Certificate." An offer certifying that a NAFTA country end product will be supplied requires the Contractor to supply a NAFTA country end product or, at the Contractor's option, a domestic end product.

(d) If this contract contains the clause at 52.225-17, Buy American Act -- Supplies Under European Community Agreement, the Contractor may deliver EC country end products notwithstanding the provisions of paragraph (c).

(e) Offers will be evaluated in accordance with the policies and procedures of Subpart 25.4 of the Federal Acquisition Regulation.

52.229-1         STATE AND LOCAL TAXES (APR 1984)

Notwithstanding the terms of the Federal, State, and Local Taxes clause, the contract price excludes all State and local taxes levied on or measured by the contract or sales price of the services or completed supplies furnished under this contract. The Contractor shall state separately on its invoices taxes excluded from the contract price, and the Government agrees either to pay the amount of the taxes to the Contractor or provide evidence necessary to sustain an exemption.

52.232-25        PROMPT PAYMENT (MAR 1994)

Notwithstanding any other payment clause in this contract, the government will make invoice payments and contract financing payments under the terms and conditions specified in this clause. Payment shall be considered as being made

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 59 of 123

on the day a check is dated or an electronic funds transfer is made. Definitions of pertinent terms are set forth in 32.902. All days referred to in this clause are calendar days, unless otherwise specified.

(a)      Invoice Payments.

         (1) For purposes of this clause, "invoice payment" means a Government disbursement of monies to a Contractor under a contract or other authorization for supplies or services accepted by the Government. This includes payments for partial deliveries that have been accepted by the Government and final cost or fee payments where amounts owed have been settled between the Government and the Contractor.

         (2) Except as indicated in subparagraph (a)(3) and paragraph (c) of this clause, the due date for making invoice payments by the designated payment office shall be the later of the following two events:

                 (i) The 30th day after the designated billing office has received a proper invoice from the Contractor.

                 (ii) The 30th day after Government acceptance of supplies delivered or services performed by the Contractor. On a final invoice where the payment amount is subject to contract settlement actions, acceptance shall be deemed to have occurred on the effective date of the contract settlement. However, if the designated billing office fails to annotate the invoice with the actual date of receipt, the invoice payment due date shall be deemed to be the 30th day after the date the Contractor's invoice is dated, provided a proper invoice is received and there is no disagreement over quantity, quality, or Contractor compliance with contract requirements.

         (3) The due date on contracts for meat, meat food products, or fish; contracts for perishable agricultural commodities, contracts for dairy products, edible fats or oils, and food products prepared from edible fats or oils, and contracts not requiring the submission of an invoice shall be as follows:

                 (i) The due date for meat and meat food products, as defined in section 2(a)(3) of the Packers and Stockyard Act of 1921 (7 U.S.C.182(3)) and further defined in Pub. L. 98-181 to include any edible fresh or frozen poultry meat, any perishable poultry meat food product, fresh eggs, and any perishable egg product, will be as close as possible to, but not later than, the 7th day after product delivery.

                 (ii)     The due date for fresh or frozen fish, as defined in
section 204(3) of the Fish and Seafood Promotion Act of 1986 (16 U.S.C. 4003(3)), will be as close as possible to, but not later than, the seventh day after product delivery.

                 (iii) The due date for perishable agricultural commodities, as defined in Section 1(4) of the Perishable Agricultural Commodities Act of 1930 (7 U.S.C. 499a(44)), will be as close as possible to, but not later than, the 10th day after product delivery, unless another date is specified in the contract.

                 (iv)     The due date for dairy products, as defined in
section 111(e) of the Dairy Production Stabilization Act of 1983 (7 U.S.C. 4502(e)), edible fats or oils, and food products prepared from edible fats or oils, will be as close as possible to, but not later than, the 10th day after the date on which a proper invoice has been received.

                 (v) If the contract does not require submission of an invoice for payment (e.g., periodic lease payments), the due date will be as specified in the contract.

         (4) An invoice is the Contractor's bill or written request for payment under the contract for supplies delivered or services performed. An invoice shall be prepared and submitted to the designated billing office specified in the contract.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 60 of 123

A proper invoice must include the items listed in subdivisions (a)(4)(i) through (a)(4)(viii) of this clause. If the invoice does not comply with these requirements, then the Contractor will be notified of the defect within 7 days after receipt of the invoice at the designated billing office (3 days for meat, meat food products, or fish, and 5 days for perishable agricultural commodities, edible fats or oils, and food products prepared from edible fats or oils). Untimely notification will be taken into account in the computation of any interest penalty owed the Contractor in the manner described in subparagraph (a)(6) of this clause.

                 (i)      Name and address of the Contractor.

                 (ii)     Invoice date.

                 (iii) Contract number or other authorization for supplies delivered or services performed (including order number and contract line item number).

                 (iv) Description, quantity, unit of measure, unit price, and extended price of supplies delivered or services performed.

                 (v) Shipping and payment terms (e.g., shipment number and date of shipment, prompt payment discount terms). Bill of lading number and weight of shipment will be shown for shipments on Government bills of lading.

                 (vi) Name and address of Contractor official to whom payment is to be sent (must be the same as that in the contract or in a proper notice of assignment).

                 (vii) Name (where practicable), title, phone number and mailing address of person to be notified in event of defective invoice.

                 (viii) Any other information or documentation required by other requirements of the contract (such as evidence of shipment).

         (5) An interest penalty shall be paid automatically by the Government, without request from the Contractor, if payment is not made by the due date and the conditions listed in subdivisions (a)(5)(i) through
(a)(5)(iii) of this clause are met, if applicable.

                 (i) A proper invoice was received by the designated billing office.

                 (ii) A receiving report or other Government documentation authorizing payment was processed and there was no disagreement over quantity, quality, or contractor compliance with any contract term or condition.

                 (iii) In the case of a final invoice for any balance of funds due the Contractor for supplies delivered or services performed, the amount was not subject to further contract settlement actions between the Government and the Contractor.

         (6) The interest penalty shall be at the rate established by the Secretary of the Treasury under section 12 of the Contract Disputes Act of 1978 (41 U.S.C. 611) that is in effect on the day after the due date, except where the interest penalty is prescribed by other government authority. This rate is referred to as the "Renegotiation Board Interest Rate," and it is published in the Federal Register semiannually on or about January 1 and July 1. The interest penalty shall accrue daily on the invoice payment amount approved by the Government and be compounded in 30-day increments inclusive from the first day after the due date through the payment date. That is, interest accrued at the end of any 30-

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 61 of 123

day period will be added to the approved invoice payment amount and be subject to interest penalties if not paid in the succeeding 30-day period. If the designated billing office failed to notify the Contractor of a defective invoice within the periods prescribed in subparagraph (a)(4) of this clause, then the due date on the corrected invoice will be adjusted by subtracting the number of days taken beyond the prescribed notification of defects period. Any interest penalty owed the Contractor will be based on this adjusted due date. Adjustments will be made by the designated payment office for errors in calculating interest penalties, if requested by the Contractor.

                 (i) For the sole purpose of computing an interest penalty that might be due the Contractor, government acceptance shall be deemed to have occurred constructively on the 7th day (unless otherwise specified in this contract) after the Contractor delivered the supplies or performed the services in accordance with the terms and conditions of the contract, unless there is a disagreement over quantity, quality, or Contractor compliance with a contract provision. In the event that actual acceptance occurs within the constructive acceptance period, the determination of an interest penalty shall be based on the actual date of acceptance. The constructive acceptance requirement does not, however, compel Government officials to accept supplies or services, perform contract administration functions, or make payment prior to fulfilling their responsibilities.

                 (ii) The following periods of time will not be included in the determination of an interest penalty:

                          (A)     The period taken to notify the Contractor of
defects in invoices submitted to the Government, but this may not exceed 7 days (3 days for meat, meat food products, or fish, and 5 days for perishable agricultural commodities, dairy products, edible fats or oils, and food products prepared from edible fats or oils).

                          (B)     The period between the defects notice and
resubmission of the corrected invoice by the Contractor.

                 (iii) Interest penalties will not continue to accrue after the filing of a claim for such penalties under the clause at 52.233-1, Disputes, or for more than 1 year. Interest penalties of less than $1.00 need not be paid.

                 (iv) Interest penalties are not required on payment delays due to disagreement between the Government and Contractor over the payment amount or other issues involving contract compliance or on amounts temporarily withheld or retained in accordance with the terms of the contract. Claims involving disputes, and any interest that may be payable, will be resolved in accordance with the clause at 52.233-1, Disputes.

         (7) An interest penalty shall also be paid automatically by the designated payment office, without request from the Contractor, if a discount for prompt payment is taken improperly. The interest penalty will be calculated as described in subparagraph (a)(6) of this clause on the amount of discount taken for the period beginning with the first day after the end of the discount period through the date when the Contractor is paid.

         (8) If this contract was awarded on or after October 1, 1989, a penalty amount, calculated in accordance with regulations issued by the Office of Management and Budget, shall be paid in addition to the interest penalty amount if the Contractor --

                 (i)      Is owed an interest penalty;

                 (ii) Is not paid the interest penalty within 10 days after the date the invoice amount is paid; and

                 (iii) Makes a written demand, not later than 40 days after the date the invoice amount is paid, that the agency pay such a penalty.

SOLICITATION NO. FCNO-93-S303-3                                  PAGE 62 of 123

(b)     Contract Financing Payments.

        (1) For purposes of this clause, "contract financing payment" means a Government disbursement of monies to a Contractor under a contract clause or other authorization prior to acceptance of supplies or services by the Government. Contract financing payments include advance payments, progress payments based on cost under the clause at 52.232-16, Progress Payments, progress payments based on a percentage or stage of completion (32.102(e)(1)) other than those made under the clause at 52.232-5, Payments Under Fixed-Price Construction Contracts, or the clause at 52.232-10, Payments Under Fixed-Price Architect-Engineer Contracts, and interim payments on cost type contracts.

        (2) For contracts that provide for contract financing, requests for payment shall be submitted to the designated billing office as specified in this contract or as directed by the Contracting Officer. Contract financing payments shall be made on the N/A day after receipt of a proper contract financing request by the designated billing office. In the event that an audit or other review of a specific financing request is required to ensure compliance with the terms and conditions of the contract, the designated payment office is not compelled to make payment by the due date specified.

        (3) For advance payments, loans, or other arrangements that do not involve recurrent submissions of contract financing requests, payment shall be made in accordance with the corresponding contract terms or as directed by the Contracting Officer.

        (4) Contract financing payments shall not be assessed an interest penalty for payment delays.

(c) If this contract contains the clause at 52.213-1, Fast Payment Procedures, payments will be made within 15 days after the date of receipt of the invoice.

52.232-28       ELECTRONIC FUNDS TRANSFER PAYMENT METHODS (APR 1989)

Payments under this contract will be made by the Government either by check or electronic funds transfer (through the Treasury Fedline Payment System (FEDLINE) or the Automated Clearing House (ACH), at the option of the Government. After award, but no later than 14 days before an invoice or contract financing request is submitted, the Contractor shall designate a financial institution for receipt of electronic funds transfer payments, and shall submit this designation to the Contracting Officer or other Government official, as directed.

(a) For payment through FEDLINE, the Contractor shall provide the following information:

        (1) Name, address, and telegraphic abbreviation of the financial institution receiving payment.

        (2) The American Bankers Association 9-digit identifying number for wire transfers of the financing institution receiving payment if the institution has access to the Federal Reserve Communications System.

        (3) Payee's account number at the financial institution where funds are to be transferred.

        (4) If the financial institution does not have access to the Federal Reserve Communications System, name, address, and telegraphic abbreviation of the correspondent financial institution through which the financial institution receiving payment obtains wire transfer activity. Provide the telegraphic abbreviation and American Bankers Association identifying number for the correspondent institution.

(b) For payment through ACH, the Contractor shall provide the following information:

SOLICITATION NO. FCNO-93-S303-3                                  PAGE 63 of 123

        (1) The transit number of the financial institution receiving payment (same as American Bankers Association identifying number used for FEDLINE).

        (2)     Number of account to which funds are to be deposited.

        (3)     For depositor account ("C" for checking, "S" for savings).

        (4) The Contractor is a new enrollee to the ACH system, a "Payment Information Form," SF 3881, must be completed before payment can be processed.

(c) In the event the Contractor, during the performance of this contract, elects to designate a different financial institution prior to receipt of any payment made using electronic funds transfer procedures, notification of such change and the new information specified above must be received by the appropriate Government official 30 days prior to the date change is to become effective.

(d) Documents furnishing the information required in this clause must be dated and contain the signature, title, and telephone number of the Contractor official authorized to provide it, as well as the Contractor's name and contract number.

(e) The failure to properly designate a financial institution or to provide appropriate payee bank account information may delay payments of amounts otherwise properly due.

52.249-??       TERMINATION FOR CONVENIENCE OF THE GOVERNMENT (FIXED-PRICE)
(SHORT-TERM) (APR 1984)

The Contracting Officer, by written notice, may terminate this contract, in whole or in part, when it is in the Government's interest. If this contract is terminated, the rights, duties, and obligations of the parties, including ????? Contractor, shall be in accordance with Part 49 of the Federal Acquisition Regulation in effect on the date of contract.

52.252-??       CLAUSES INCORPORATED BY REFERENCE (JUN 1988)

This ???? incorporates one or more clauses by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

552.216-??      ECONOMIC PRICE ADJUSTMENT (OCT 1985) (ALTERNATE I - JAN 1989)

Price ????? include price increases and price decreases. Adjustments will be considered as follows:

(a) ????? shall submit price decreases anytime during the contract period in which they occur. Price decreases are handled in accordance with the provisions of the Price Reduction Clause.

(b) ????? may request price increases to be effective on or after the first 12 months of the contract period providing the following conditions are met:

        (1) ????? result from a reissue or other modification of the Contractor's commercial catalog pricelist that was used as ????? the contract award.

SOLICITATION NO. FCNO-93-S303-3                               PAGE 64 of 123

        (2) No more than three increases will be considered during each succeeding 12-month period of the contract. (For succeeding contract periods of less than 12 months, up to three increases will be considered subject to the other conditions of this subparagraph (b)).

        (3) Increases are requested before the last 60 days of the contract period.

        (4)     At least 30 days elapse between requested increases.

(c) In any contract period during which price increases will be considered, the aggregate of the increases during any 12-month period shall not exceed 10% of the contract unit price in effect at the end of the preceding 12-month period. The Government reserves the right to raise the ceiling when market conditions during the contract period support such a change.

(d) The following material shall be submitted with the request for a price increase:

        (1) A copy of the commercial catalog/pricelist showing the price increase and the effective duty for commercial customers.

        (2) Discount Schedule and Marketing Data regarding the Contractors' commercial pricing practice relating to the reissued or modified catalog/pricelist, or a certification that no change has occurred in the data since completion of the initial negotiation or a subsequent submission.

        (3) Documentation supporting the reasonableness of the price increase.

(e) The Government reserves the right to exercise one of the following options:

        (1) Accept the Contractors' price increases as requested when all conditions of (b), (c), and (d), above, are satisfied;

        (2) Negotiate more favorable discounts from the new commercial prices when the total increase requested is not supported; or,

        (3) Remove the product(s) from contract involved pursuant to the Cancellation Clause of this contract, when the increase requested is not supported.

(f) The contract modification reflecting the price adjustment shall be signed by the Government and made effective upon receipt of notification from the Contractor that the new catalogs/pricelist have been mailed to the addresses previously furnished by the Contracting Officer, provided that in no event shall such price adjustment be effective prior to the effective date of the commercial price increases. The increased contract prices shall apply to delivery orders issued to the Contractor on or after the effective date of the contract modification.

552.217-71              NOTICE REGARDING OPTION(S) (NOV 1992)


The General Services Administration (GSA) has included an option to extend the term of the contract in order to demonstrate the value it places on quality performance by providing a mechanism for continuing a contractual relationship with a successful officer that performs at a level which meets or exceeds GSA's quality performance expectations as communicated to the Contractor, in writing, by the Contracting Officer or designated representative.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 65 of 123

When deciding whether to exercise the option, the Contracting Officer will consider the quality of the Contractor's past performance under this contract in accordance with 48 CFR 517.207.

552.219-9 SMALL BUSINESS SUBCONTRACTING PLAN (DEVIATION FAR 52.219-9) (JUN 1994)

(a)      This clause does not apply to small business concerns.

(b) "Commercial product," as used in this clause, means a product in regular production that is sold in substantial quantities to the general public and/or industry at established catalog or market prices. It also means a product which, in the opinion of the Contracting Officer, differs only insignificantly from the Contractor's commercial product.

         "Subcontract," as used in this clause, means any agreement (other than one involving an employer-employee relationship) entered into by a Federal Government prime Contractor or subcontractor calling for supplies or services required for performance of the contract or subcontract.

(c) The offeror, upon request by the Contracting Officer, shall submit and negotiate a subcontracting plan, where applicable, which separately addresses subcontracting with small business concerns, with small disadvantaged business concerns, and with women-owned small business concerns. If the offeror is submitting an individual contract plan, the plan must separately address subcontracting with small business concerns, with small disadvantaged business concerns, and with women-owned small business concerns with a separate part for the basic contract and separate parts for each option (if any). The plan shall be included in and made a part of the resultant contract. The subcontracting plan shall be negotiated within the time specified by the Contracting Officer. Failure to submit and negotiate the subcontracting plan shall make the offeror ineligible for award of a contract.

(d)      The offeror's subcontracting plan shall include the following:

         (1) Goals, expressed in terms of percentages of total planned subcontracting dollars, for the use of small business concerns, small disadvantaged business concerns and, if an individual contract plan is involved, women-owned small business concerns as subcontractors. The offeror shall include all subcontracts that contribute to contract performance, and may include a proportionate share of products and services that are normally allocated as indirect costs.

         (2)     A statement of --

                 (i)      Total dollars planned to be subcontracted;

                 (ii) Total dollars planned to be subcontracted to small business concerns;

                 (iii) Total dollars planned to be subcontracted to small disadvantaged business concerns; and

                 (iv) Total dollars planned to be subcontracted to women-owned small business concerns, if an individual contract plan is involved.

         (3) A description of the principal types of supplies and services to be subcontracted, and an identification of the types planned for subcontracting to (i) small business concerns, (ii) small disadvantaged business concerns, and (iii) women-owned small business concerns.

         (4) A description of the method used to develop the subcontracting goals in (1) above.

SOLICITATION NO. FCNO-93-S303-3                               PAGE 66 of 123

        (5) A description of the method used to identify potential sources for solicitation purposes (e.g., existing company source lists, the Procurement Automated Source System (PASS) of the Small Business Administration, the National Minority Purchasing Council Vendor Information Service, the Research and Information Division of the Minority Business Development Agency in the Department of Commerce, or small, small disadvantaged, and women-owned small business concerns trade associations).

        (6) A statement as to whether or not the offeror included indirect costs in establishing subcontracting goals, and a description of the method used to determine the proportionate share of indirect costs to be incurred with
(i) small business concerns, (ii) small disadvantaged business concerns, and if an individual contract plan is involved, (iii) women-owned small business concerns.

        (7) The name of the individual employed by the offeror who will administer the offeror's subcontracting program, and a description of the duties of the individual.

        (8) A description of the efforts the offeror will make to assure that small business concerns, small disadvantaged business concerns, and women-owned small business concerns have an equitable opportunity to compete for subcontracts.

        (9) Assurances that the offeror will include the clause in this contract entitled Utilization of Small Business Concerns and Small Disadvantaged Business Concerns in all subcontracts that offer further subcontracting opportunities, and that the offeror will require all subcontractors (except small business concerns) who receive subcontracts in excess of $500,000 ($1,000,000 for construction of any public facility), to adopt a plan similar to the plan agreed to by the offeror.

        (10) Assurances that the offeror will (i) cooperate in any studies or surveys as may be required, (ii) submit periodic reports in order to allow the Government to determine the extent of compliance by the offeror with the subcontracting plan, (iii) submit Standard Form (SF) 294, Subcontracting Report for Individual Contracts, and/or SF 295, Summary Subcontract Report, in accordance with the instructions on the forms, and (iv) ensure that its subcontractors agree to submit Standard Forms 294 and 295.

        (11) A recitation of the types of records the offeror will maintain to demonstrate procedures that have been adopted to comply with the requirements and goals in the plan, including establishing source lists; and a description of its efforts to locate small, small disadvantaged, and women-owned small business concerns and award subcontracts to them. The records shall include at least the following (on a plant-wide or company-wide basis, unless otherwise indicated):

                (i) Source lists, guides, and other data that identify small, small disadvantaged, or women-owned small business concerns.

               (ii) Organizations contacted in an attempt to locate sources that are small, small disadvantaged, or women-owned small business concerns.

              (iii) Records on each subcontract solicitation resulting in an award of more than $100,000, indicating (A) whether small business concerns were solicited and if not, why not, (B) whether small disadvantaged business concerns were solicited and if not, why not, (C) whether women-owned small business concerns were solicited and if not, why not, and (D) if applicable, the reason award was not made to a small business concern.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 67 of 123

                 (iv) Records of any outreach efforts to contact (A) trade associations, (B) business development organizations, and (C) conferences and trade fairs to locate small, small disadvantaged, and women-owned small business sources.

                 (v) Records of internal guidance and encouragement provided to buyers through (A) workshops, seminars, training, etc., and (B) monitoring performance to evaluate compliance with the program's requirements.

                 (vi) On a contract-by-contract basis, records to support award data submitted by the offeror to the Government, including the name, address, and business size of each subcontractor. Contractors having company or division-wide annual plans need not comply with this requirement.

(e) In order to effectively implement this plan to the extent consistent with efficient contract performance, the Contractor shall perform the following functions:

         (1) Assist small, small disadvantaged, and women-owned small business concerns by arranging solicitations, time for the preparation of bids, quantities, specifications, and delivery schedules so as to facilitate the participation by such concerns. Where the Contractor's lists of potential small, small disadvantaged, and women-owned small business subcontractors are excessively long, reasonable efforts shall be made to give all such small business concerns an opportunity to compete over a period of time.

         (2) Provide adequate and timely consideration of the potentialities of small, small disadvantaged business, and women-owned small business concerns in all "make-or-buy" decisions.

         (3) Counsel and discuss subcontracting opportunities with representatives of small, small disadvantaged, and women-owned small business firms.

         (4) Provide notice to subcontractors concerning penalties and remedies for misrepresentations of business status as small business or small disadvantaged business for the purpose of obtaining a subcontract that is to be included as part or all of a goal contained in the Contractor's subcontracting plan.

(f) A master subcontracting plan on a plant or division-wide basis which contains all the elements required by (d) above, except goals, may be incorporated by reference as a part of the subcontracting plan required of the offeror by this clause; provided, (1) the master plan has been approved, (2) the offeror provides copies of the approved master plan and evidence of its approval to the Contracting Officer, and (3) goals and any deviations from the master plan deemed necessary by the Contracting Officer to satisfy the requirements of this contract are set forth in the individual subcontracting plan.

(g) (1) If a commercial product is offered, the subcontracting plan required by this clause may relate to the offeror's production generally, for both commercial and noncommercial products, rather than solely to the Government contract. In these cases, the offeror shall, with the concurrence of the Contracting Officer, submit one company-wide or division-wide annual plan.

         (2) The annual plan shall be reviewed for approval by the agency awarding the offeror its first prime contract requiring a subcontracting plan during the fiscal year, or by an agency satisfactory to the Contracting Officer.

         (3) The approved plan shall remain in effect during the offeror's fiscal year for all of the offeror's commercial products.

SOLICITATION NO. FCNO-93-S303-3                                 PAGE 68 of 123

(h) Prior compliance of the offeror with other such subcontracting plans under previous contracts will be considered by the Contracting Officer in determining the responsibility of the offeror for award of the contract.

(i) The failure of the Contractor or subcontractor to comply in good faith with (1) the clause of this contract entitled Utilization of Small Business Concerns and Small Disadvantaged Business Concerns, or (2) an approved plan required by this clause, shall be a material breach of the contract.

552.219-16    LIQUIDATED DAMAGES -- SMALL BUSINESS SUBCONTRACTING PLAN
(DEVIATION FAR 52.219-16) (JUN 1994)

(a) "Failure to make a good faith effort to comply with the subcontracting plan, "as used in this clause, means a willful or intentional failure to perform in accordance with the requirements of the subcontracting plan approved under the clause in this contract entitled Small Business Subcontracting Plan, or willful or intentional action to frustrate the plan.

(b) If, at contract completion, or in the case of a commercial products plan, at the close of the fiscal year for which the plan is applicable, the Contractor has failed to meet its subcontracting goals and the Contracting Officer decides in accordance with paragraph (c) of this clause that the Contractor failed to make a good faith effort to comply with its subcontracting plan, established in accordance with the clause in this contract entitled Small Business Subcontracting Plan, the Contractor shall pay the Government liquidated damages in an amount stated. The amount of probable damages attributable to the Contractor's failure to comply, shall be an amount equal to the actual dollar amount by which the Contractor failed to achieve each subcontracting goal for small business and/or small disadvantaged business or, in the case of a commercial products plan, that portion of the dollar amount allocable to Government contracts by which the Contractor failed to achieve each subcontract goal.

(c) Before the Contracting Officer makes a final decision that the Contractor has failed to make such good faith effort, the Contracting Officer shall give the Contractor written notice specifying the failure and permitting the Contractor to demonstrate what good faith efforts have been made. Failure to respond to the notice may be taken as an admission that no valid explanation exists. If, after consideration of all the pertinent data, the Contracting Officer finds that the Contractor failed to make a good faith effort to comply with the subcontracting plan, the Contracting Officer shall issue a final decision to that effect and require that the Contractor pay the Government liquidated damages as provided in paragraph (b) of this clause.

(d) With respect to commercial products plans; i.e., company-wide or division-wide subcontracting plans approved under paragraph (g) of the clause in this contract entitled Small Business Subcontracting Plan, the Contracting Officer of the agency that originally approved the plan will exercise the functions of the Contracting Officer under this clause on behalf of all agencies that awarded contracts covered by that commercial products plan.

(e) The Contractor shall have the right of appeal, under the clause in this contract entitled Disputes, from any final decision of the Contracting Officer.

(f) Liquidated damages shall be in addition to any other remedies that the Government may have.

552.225-9     TRADE AGREEMENTS ACT (DEC 1994) (DEVIATION FAR 52.225-9)

(a) This clause implements the Trade Agreements Act of 1979 (19 U.S.C. 2501-2582) by providing a preference for U.S. made end products, designated country end products, Caribbean Basin country end products, Canadian end products or Mexican end products over other products.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 69 of 123

         "Caribbean Basin country end products," as used in this clause, means an article that: (1) is wholly the growth, product, or manufacture of a Caribbean Basin country (as defined in section 25.401 of the Federal Acquisition Regulation (FAR)), or (2) in the case of an article which consists in whole or in part of materials from another country or instrumentality, has been substantially transformed into a new and different article of commerce with a name, character, or use distinct from that of the article or articles from which it was so transformed. The term includes services (except transportation services) incidental to its supply; provided that the value of those incidental services does not exceed that of the product itself. It does not include service contracts as such. The term excludes products that are excluded from duty free treatment from Caribbean countries under the Caribbean Basin Economic Recovery Act (19 U.S.C. 2703(b)). These exclusions presently consist of (i) textiles and apparel articles that are subject to textile agreements; (ii) footwear, handbags, luggage, flat goods, work gloves, and leather wearing apparel not designated as eligible articles for the purpose of the Generalized System of Preference under title V of the Trade Act of 1974;
(iii) tuna, prepared or preserved in any manner in airtight containers, (iv) petroleum, or any product derived from petroleum; and (v) watches and watch parts (including cases, bracelets and straps) of whatever type including, but not limited to, mechanical, quartz digital or quartz analog, if such watches or watch parts contain any material that is the product of any country to which the Tariff Schedule of the United States (TSUS) column 2 rates of duty apply.

         "Designated country end product," as used in this clause, means an article that (1) is wholly the growth, product, or manufacture of the designated country (as defined in section 25.401 of the Federal Acquisition Regulation (FAR)), or (2) in the case of an article which consists in whole or in part of materials from another country or instrumentality, has been substantially transformed into a new and different article of commerce with a name, character, or use distinct from that of the article or articles from which it was so transformed. The term includes services (except transportation services) incidental to its supply, provided that the value of those incidental services does not exceed that of the product itself. It does not include service contracts as such.

         "Canadian end product," as used in this clause, means an article that
(1) is wholly the growth, product, or manufacture of Canada, or (2) in the case of an article which consists in whole or in part of materials from another country or instrumentality, has been substantially transformed in Canada into a new and different article of commerce with a name, character, or use distinct from that of the article or articles from which it was transformed. The term includes services (except transportation services) incidental to its supply; provided, that the value of those incidental services does not exceed that of the product itself. It does not include service contracts as such.

         "Mexican end product," as used in this clause, means an article that
(1) is wholly the growth, product, or manufacture of Mexico, or (2) in the case of an article which consists in whole or in part of materials from another country or instrumentality, has been substantially transformed in Mexico into a new and different article of commerce with a name, character, or use distinct from that of the article or articles from which it was so transformed. The term includes services (except transportation services) incidental to its supply, provided that the value of those incidental services does not exceed that of the product itself. It does not include service contracts as such.

         "End products," as used in this clause, means those articles, materials, and supplies to be acquired under this contract for public use.

         "U.S. made end product," as used in this clause, means an article which (1) is wholly the growth, product, or manufacture of the United States, or (2) in the case of an article which consists in whole or in part of materials from another country or instrumentality, has been substantially transformed in the United States into a new and different article of commerce with a name, character, or use distinct from that of the article or articles from which it was so transformed.

SOLICITATION NO. FCNO-93-S303-3                         PAGE 70 of 123

        "Nondesignated country end products," as used in this clause, means any end product which is not a U.S. made end product, designated country end product, Caribbean Basin Country end product, Canadian end product or Mexican end product.

        "United States," as used in this clause, means the United States, its possessions, Puerto Rico, and any other place which is subject to its jurisdiction, but does not include leased bases or trust territories.

(b) The Contractor agrees to deliver under this contract only U.S. made end products, designated country end products, Caribbean Basin country end products. Canadian end products or Mexican end products or, if a national interest waiver is granted under section 302 of the Trade Agreements Act of 1979, nondesignated country end products. Only if such waiver is granted may a nondesignated country end product be delivered under this contract(s).

(c) Offers will be evaluated in accordance with the policies and procedures of Part 25 of the FAR except that offers of U.S. made end products, designated country end products, Caribbean Basin end products, Canadian end products or Mexican end products shall be evaluated without the restriction of the Buy American Act or the Balance of Payments Program.

552.229-72      FEDERAL EXCISE TAX - DC GOVERNMENT (FEB 1990)

If the District of Columbia cites an Internal Revenue Tax Exempt Certificate Number on orders placed under this contact, the Contractor shall bill shipments to the District of Columbia at prices exclusive of Federal excise tax and show the amount of such tax on the invoice.

552.232-70      PAYMENTS BY ELECTRONIC FUNDS TRANSFER (APR 1989)

The submission of a designation of financial institution for receipt of electronic funds transfer payments in the "Electronic Funds Transfer Payment Methods" clause (FAR 52.232-28) shall be as follows: The Contractor shall submit its designation of a financial institution for receipt of electronic funds transfer payments with each invoice requesting payment of $25,000 or more (exclusive of any discount for prompt payment). The information for electronic funds transfer is not required by the Department of Defense, the United States Postal Service, or the Tennessee Valley Authority. Information required for electronic funds transfer payments shall be furnished to the Veterans Administration in accordance with instructions provided by that agency. Other agencies and departments thereof may waive the requirement for designation of a financial institution or receipt of electronic funds transfer payments and for submission of information required to make such payments by including a notice on delivery orders or otherwise notifying the Contractor.

552.232.72      INVOICE REQUIREMENTS (VARIATION IV - DEC. 1990)

(a) Invoices shall be submitted in an original only, unless additional copies are required by the ordering agency on the delivery order, to the designated billing office specified on the delivery order.

(b) In addition to the requirements for a proper invoice as specified in paragraph (a)(4)(i) through (a)(4)(vii) of the Prompt Payment clause (52.232-25) of this contract, the Contractor shall submit with the invoice any information or documentation necessary for the processing of payment as may be specified by the ordering agency on the delivery order, provided that such requirements are consistent with the terms and conditions of this contract.

SOLICITATION NO. FCNO-93-S303-3                                  PAGE 71 of 123

(c) (Applicable to invoices for $25,000 or more). Information necessary to enable the Government to make payment by wire transfer shall be furnished in accordance with 552.232-70, Payments by Electronic Funds Transfer.

552.232-80      PAYMENT BY CREDIT CARD (DEC 1989)

(a) Definitions. "Government commercial credit card" means the uniquely numbered credit card issued by the Contractor under single award schedule, Federal Supply Schedule IG 615, Governmentwide Commercial Credit Card Service, to named individual Government employees to pay for official Government purchases.

         "Oral delivery order" means an order placed orally either in person or by telephone, which is paid for by Government commercial credit card.

(b) At the option of the Government and if agreeable to the Contractor, payments of $25,000 or less for oral or written delivery orders may be made using the Government commercial credit card.

(c) The Contractor shall not process a transaction for payment through the credit card clearinghouse until the purchased supplies have been shipped or services performed. Unless the cardholder requests correction or replacement of a defective or faulty item in accordance with other contract requirements, the Contractor shall immediately credit a cardholder's account for items returned as defective or faulty.

552.238-75      IDENTIFICATION OF ENERGY-EFFICIENT OFFICE EQUIPMENT AND SUPPLIES
CONTAINING RECOVERED MATERIALS OR OTHER ENVIRONMENTAL ATTRIBUTES (SEP 1994)

(a) Definitions. "Energy-efficient office equipment," as used in this clause, means office equipment that, in representative use, provides equivalent or better performance and value to users, but uses significantly less energy than most functionally equivalent models.

         "Recovered materials," as used in this clause, means waste material and by-products which have been recovered or diverted from solid waste, but such term does not include those materials and by-products generated from, and commonly reused, within an original manufacturing process (42 U.S.C. 6903(19)). For paper, it also includes postconsumer materials, and manufacturing and certain other wastes. (42 U.S.C. 6962(h)).

         "Remanufactured products," as used in this clause, means equipment or parts that have been factory remanufactured or rebuilt to meet new equipment or part performance specifications and have had no use subsequent to their remanufacture.

(b) The offeror shall identify in its offer and include in any commercial catalogs and pricelists and any resultant Government catalogs or pricelists submitted to the Contracting Officer, energy-efficient office equipment and supplies that contain recovered material, remanufactured products, or other environmental attributes. Examples of energy- efficient office equipment are microcomputers and associated equipment that meet the requirements of the Environmental Protection Agency's (EPA's) Energy Star Computers Program. Supplies that contain recovered materials and other environmental attributes include, but are not limited to, products identified in EPA procurement guidelines (40 CFR Subchapter 1) and products that are either degradable, ozone safe, recyclable, contain low volatile organic content compounds, contribute to source reduction, or otherwise are designed or manufactured to achieve environmental improvement. For example, an offeror can identify products that are safe or safer alternatives for more toxic or hazardous products and products that can be substituted for ones manufactured with toxic or hazardous materials. Such

SOLICITATION NO. FCNO-93-S303-3                        Page 72 of 123


supplies shall satisfy the guidance contained in 16 CFR Part 260, Guides for the Use of Environmental Marketing Claims.

(c) An offeror, in identifying an item with an environmental attribute, shall possess evidence or rely upon a reasonable basis to substantiate the claim (see 16 CFR 260.5). The Government will accept an offeror's claim of an item's environmental attribute on the basis of -

        (1) Participation in a Federal agency sponsored program, e.g., EPA's Energy Star Computer program;

        (2) Verification by an independent organization that specializes in certifying such claims; or

        (3) Possession of competent and reliable evidence. For any test, analysis, research, study or other evidence to be "competent and reliable," it must have been conducted and evaluated in an objective manner by persons qualified to do so, using procedures generally accepted in the profession to yield accurate and reliable results.

552.238-76                    PRICE REDUCTIONS (OCT 1994)

(a) Before award of a contract, the Contracting Officer and the Offeror will agree upon (1) the customer (or category of customers) which will be the basis of award, and (2) the Government's price or discount relationship to the identified customer (or category of customers). This relationship shall be maintained throughout the contract period. Any change in the Contractor's commercial pricing or discount arrangement applicable to the identified customer (or category of customers) which disturbs this relationship shall constitute a price reduction.

(b) During the contract period, the Contractor shall report to the Contracting Officer all price reductions to the customer (or category of customers) that was the basis of award. The Contractor's report shall include an explanation of the conditions under which the reductions were made.

(c) (1) A price reduction shall apply to purchases under this contract if, after the date negotiations conclude, the Contractor -

        (i) Revises the commercial catalog, pricelist, schedule or other document upon which contract award was predicated to reduce prices;

        (ii) Grants more favorable discounts or terms and conditions than those contained in the commercial catalog, pricelist, schedule or other documents upon which contract award was predicated; or

        (iii) Grants special discounts to the customer (or category of customers) that was the basis of award, and the change disturbs the price/discount relationship of the Government to the customer (or category of customers) that was the basis of award.

      (2) The Contractor shall offer the price reduction to the Government with the same effective date, and for the same time period, as extended to the commercial customer (or category of customers).

(d)  There shall be no price reduction for sales -

        (1) To commercial customers under firm, fixed-price definite quantity contracts with specified delivery in excess of the maximum order limitations specified in this contract;

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 73 of 123

         (2)     To Federal agencies; or

         (3) Caused by an error in quotation or billing, provided adequate documentation is furnished by the Contractor to the Contracting Officer.

(e) The Contractor may offer the Contracting Officer a voluntary Governmentwide price reduction at any time during the contract period.

(f) The Contractor shall notify the Contracting Officer of any price reduction subject to this clause as soon as possible, but not later than 15 calendar days after its effective date.

(g) The contract will be modified to reflect any price reduction which becomes applicable in accordance with this clause.

552.238-72       CONTRACTOR'S REPORT OF SALES (APR 1995)

(a) Contractors shall furnish quarterly the dollar value (rounded to the nearest whole dollar) of all sales under the contract during the preceding 3-month period to include any partial month. A separate report for each National Stock Number (NSN), Special Item Number (SIN), or subitem shall be prepared and submitted, unless otherwise specified, on GSA Form 72A.

(b) The report is due in the office specified below or specified at the time of award 30 days following the completion of the reporting period. A report is required even when no sales occur during the reporting period. Sales for orders that extend beyond the contract period will be reported within 60 days of final delivery.

(c) The Government reserves the right to inspect without further notice, such records of the Contractor as pertain to sales under any contract resulting from this solicitation. Willful failure or refusal to furnish the required reports, or falsification thereof, shall constitute sufficient cause for terminating the contract for default under FAR 52.249-8, Default (Fixed-Priced Supply and Service).

(d)      The report shall be forwarded to the following address:

         General Services Administration
         Accounts Receivable Branch (6BCR)
         P.O. Box 70500
         Chicago, IL 60673-0500

(NOTE: Contractors will be furnished copies of GSA Form 72A, along with reporting requirements and instructions, approximately 6 weeks after date of award.)

552.238-77       INDUSTRIAL FUNDING FEE (APR 1995)

(a) Contractors shall pay the Federal Supply Service, GSA, an industrial funding fee (IFF) at the end of each contract quarter. The IFF shall be remitted at the same time the GSA Form 72A, Contractor's Report of Sales, is submitted under clause 552.238-72, Contractor's Report of Sales. The IFF equals 1% (one percent) of total sales reported on GSA Form 72A. The IFF reimburses the GSA Federal Supply Service for the costs of operating the Federal Supply Schedules Program and recoups its operating costs from ordering activities. Offerors should include the IFF in

SOLICITATION NO. FCNO-93-S303-3                              PAGE 74 of 123


the prices submitted with their offer. The fee will be included in award price(s) and reflected in the total amount charged to ordering activities.

(b) The IFF amount due shall be paid by check or electronic funds transfer to the "General Services Administration." Where multiple special item numbers and/or contracts are involved, the IFF's may be consolidated into one check. To ensure that the payment is credited properly, the Contractor should identify the check or electronic transmission as an "Industrial Funding Fee" and include the following information: contract number(s); report amounts(s); and report period(s).

        (1) If the IFF payment is made by check, it shall be forwarded to the following address:

                        General Services Administration
                        Accounts Receivable Branch (6BCR)
                        P.O. Box 70500
                        Chicago, IL 60673-0500

        (2) If the IFF payment is made by electronic funds transfer through the Automated Clearing House (ACH), the Contractor should provide their financial institution with the following information for use in making payments: (i) the ACH Transmission Routing Number of the First National Bank of
Chicago: 071000013; and (ii) the GSA Account Number: 1165151. Contractors may call the GSA Accounts Receivable Branch (816) 926-7351 with questions regarding payments through the ACH.

(c) If the full amount of the IFF is not paid within 30 calendar days after the end of the applicable reporting period, it shall constitute a contract debt to the United States Government under the terms of FAR 32.6. The Government may exercise all rights under the Debt Collection Act of 1982, including withholding or setting off payments and interest on the debt (see FAR 52.232-17, interest).

(d) Failure to submit sales reports, falsification of sales reports, and/or failure to pay the IFF in a timely manner may result in termination or cancellation of this contract. Willful failure or refusal to furnish the required reports, falsification of sales reports, or failure to make timely payment of the IFF constitutes a cause for terminating the Contractor for default under FAR 52.249-8, Default (Fixed Priced Supply and Service).


552.246-17      WARRANTY OF SUPPLIES OF A NONCOMPLEX NATURE (DEC 1990)
(ALTERNATE I - DEC 1990) (DEVIATION FAR 52.246-17)

(a) Definitions. "Acceptance," as used in this clause, means the act of an authorized representative of the Government by which the Government assumes for itself, or as an agent of another, ownership of existing supplies, or approves specific services as partial or complete performance of the contract.

        "Correction," as used in this clause, means the elimination of a defect.

        "Supplies," as used in this clause, means the end item furnished by the Contractor and related services required under the contract. The word does not include "data."

(b)     Contractor's obligations.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 75 of 123

         (1) Notwithstanding inspection and acceptance by the Government of supplies furnished under this contract, or any condition of this contract concerning the conclusiveness thereof, the Contractor warrants that for 24 months after acceptance by the government, all supplies furnished --

                 (i) Are of a quality to pass without objection in the trade under the contract description;

                 (ii) Are fit for the ordinary purposes for which the supplies are used;

                 (iii) Are within the variations permitted by the contract, and are of an even kind, quality, and quantity within each unit and among all units;

                 (iv) Are adequately contained, packaged, and marked as the contract may require; and

                 (v) Conform to the promises or affirmations of fact made on the container.

         (2) When return, correction, or replacement is required, the Contractor shall be responsible for all costs attendant to the return, correction or replacement of the nonconforming supplies. Any removal in connection with the above shall be done by the Contractor at its expense. However, the Contractor's liability for the transportation charges shall not exceed an amount equal to the cost of transportation by the usual commercial method of shipment between the place of delivery specified in the contract and the Contractor's plant, and return.

         (3) Any supplies or parts thereof, corrected or famished in replacement under this clause, shall also be subject to the terms of this clause to the same extent as supplies initially delivered. The warranty, with respect to supplies or parts thereof, shall be equal in duration to that in paragraph (b)(1) of this clause and shall run from the date of delivery of the corrected or replaced supplies.

(c)      Remedies available to the Government.

         (1) The Contracting Officer shall give written notice to the Contractor of any breach of warranties in paragraph (b)(1) of this clause within 30 days. This notice shall contain information concerning the deficiencies found, the location of the nonconforming supplies, and the quantity involved.

         (2) Within a reasonable time after the notice, the Contracting Officer may either --

                 (i) Require, by written notice, the prompt correction or replacement of any supplies or parts thereof (including preservation, packaging, packing, and marking) that do not conform with the requirements of this contract within the meaning of paragraph (b)(1) of this clause; or

                 (ii) Retain such supplies and reduce the contract price by an amount equitable under the circumstances. When the nature of the defect in the nonconforming item is such that the defect affects an entire batch or lot of material, then the equitable price adjustment shall apply to the entire batch or lot of material from which the nonconforming item was taken.

         (3) (i) If the contract provides for inspection of supplies by sampling procedures, conformance of supplies or components subject to warranty action shall be determined by the applicable sampling procedures in the contract. The Contracting Officer --

                          (A)     May, for sampling purposes, group any
supplies delivered under this contract;

SOLICITATION NO. FCNO-93-S303-3                              PAGE 76 of 123


                (B) Shall require the size of the sample to be that required by sampling procedures specified in the contract for the quantity of supplies on which warranty action is proposed;

                (C) May project warranty sampling results over supplies in the same shipment or other supplies contained in other shipments even though all such supplies are not present at the point of reinspection; provided, that the supplies remaining are reasonably representative of the quantity on which warranty action is proposed; and

                (D) Need not use the same lot size as on original inspection or reconstitute the original inspection lots.

        (ii) Within a reasonable time after notice of any breach of the warranties specified in paragraph (b)(1) of this clause, the Contracting Officer may exercise one or more of the following options:

                (A) Require an equitable adjustment in the contract price for any group of supplies.

                (B) Screen the supplies grouped for warranty action under this clause at the Contractor's expense and return all nonconforming supplies to the Contractor for correction or replacement.

                (C) Require the Contractor to screen the supplies at locations designated by the Government within the continental United States and to correct or replace all nonconforming supplies.

                (D) Return the supplies grouped for warranty action under this clause to the Contractor (irrespective of the f.o.b. point or the point of acceptance), for screening and correction or replacement. All costs incurred by the Government in returning the nonconforming supplies, including costs to the freight carrier resulting from the Contractor's refusal to accept their return, shall be for the Contractor's account.

   (4)  (i)     The Contracting Officer may, by contract or otherwise, correct or replace the nonconforming supplies with similar supplies from another source and charge to the Contractor the cost occasioned to the Government thereby if the Contractor --

                (A) Fails to make redelivery of the corrected or replaced supplies within the time established for their return; or

                (B) Fails either to accept return of the nonconforming supplies or fails to make progress after their return to correct or replace them so as to endanger performance of the delivery schedule, and in either of these circumstances does not cure such failure within a period of 10 days (or such longer period as the Contracting Office may authorize in writing) after receipt of notice from the Contracting Officer specifying such failure.

        (ii) Instead of correction or replacement by the Government, the Contracting Officer may require an equitable adjustment of the contract price for all nonconforming supplies, including batch or lot materials which either have been consumed or other disposition has been made. In addition, if the Contractor fails to furnish timely disposition instructions, the Contracting Officer may return the supplies for screening and correction or replacement under subparagraph (c)(3)(ii)(D) above; store the nonconforming supplies for the Contractor's account; sell the nonconforming supplies to the highest bidder on the open market and apply the proceeds against the accumulated storage and other costs, including the cost of the sale; or otherwise dispose of the nonconforming supplies for the Contractor's account in a reasonable manner. The Government is entitled to reimbursement from the Contractor, or from the proceeds of such disposal, for the reasonable expenses of the care and disposition of the nonconforming supplies, as well as for excess costs incurred or to be incurred.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 77 of 123

         (5) The rights and remedies of the Government provided in this clause are in addition to and do not limit any rights afforded to the Government by any other clause of this contract.

         (6) Unless otherwise provided, this warranty is applicable both within and outside the continental limits of the United States.

         (7) In addition to other marking requirements of this contract, the Contractor shall stamp or mark the supplies delivered or otherwise furnish notice with the supplies of the existence of the warranty. The marking should briefly include (i) a statement that the warranty exists, (ii) the substance of the warranty, (iii) its duration, and (iv) whom to notify if the supplies are found to be defective.

552.246-73        WARRANTY - MULTIPLE AWARD SCHEDULE (MAY 1989)

The Contractor's standard commercial warranty as stated in the Contractor's commercial price list will apply to this contract if its warranty is equal to or better than the warranty required by 552.246-17 (Alternate I).

I-FSS-50         PERFORMANCE REPORTING REQUIREMENTS (FEB 1995)

(a)      This clause applies to all contracts estimated to exceed $100,000.

(b) Unless notified otherwise in writing by the Contracting Officer, the Contractor may assume contract performance is satisfactory.

(c) If negative performance information is submitted by customer agencies, the Contracting Officer will notify the Contractor in writing and provide copies of any complaints received. The Contractor will have 30 calendar days from receipt of this notification to submit a rebuttal and/or a report of corrective actions taken.

I-FSS-102-D      SCOPE OF CONTRACT (AUG 1995)

This solicitation is issued to establish contracts which may be used on a nonmandatory basis by the agencies and activities named below, as a source of supply for the supplies or services described herein, for delivery within the 48 contiguous states and Washington, D.C.

         (1) All Federal agencies and activities in the executive, legislative, and judicial branches,

         (2) Government contractors authorized in writing by a Federal Agency pursuant to 48 CFR 51.1,

         (3) Mixed ownership Government corporations (as defined in the Government Corporation Control Act),

         (4)     The Government of the District of Columbia.

         (5) Other activities and organizations authorized by statute or regulation to use GSA as a source of supply. (Questions regarding activities authorized to use this schedule should be directed to the Contracting Officer.)

Articles or services may be ordered from time to time in such quantities as may be needed to fill any requirement, subject to the Minimum Order, Delivery Order Limitation thresholds which will be specified in resultant contracts. Overseas activities may place orders directly with schedule contractors for delivery to CONUS port or consolidation point.

SOLICITATION NO. FCNO-93-S303-3                               PAGE 78 of 123

For orders received from activities within the Executive Branch of the Government, each Contractor is obligated to deliver all articles or services contracted for that may be ordered during the contract term.

The Contractor is not obligated to accept orders received from activities outside the Executive Branch; however, the Contractor is encouraged to accept such orders. If the Contractor is unwilling to accept such an order, the Contractor shall return it by mailing it or delivering it to the ordering office within 5 workdays from receipt. Failure to return an order shall constitute acceptance whereupon all provisions of the contract shall apply.

The Government is obligated to purchase under each resultant contract a guaranteed minimum of one hundred dollars during the contract term.

I-FSS-106       GUARANTEED MINIMUM (APR 1995)

The minimum quantity of supplies that the Government agrees to order during the period of this contract is $100. If, at the conclusion of the contract period the Contractor has received orders for less than $100, the Government will pay (upon request) the difference between the amount ordered and the $100.

(a) Request for payment of any amount due under this clause shall be submitted in writing to the Contracting Officer within 30 days after the end of the contract period.

(b) Payment of any amount due under this clause shall be contingent upon the Contractor's timely submission of GSA Form 72 reports (see Section I, ref. GSAR 552.238-72, "Contractor's Report of Sales") during the period of the contract.

(c) The guaranteed minimum does not apply if the contract is terminated for default.

I-FSS-125       REQUIREMENTS EXCEEDING THE MAXIMUM ORDER (AUG 1995)

(a) In accordance with FAR 8.404 there may be circumstances where an ordering activity finds it advantageous to request a price reduction such as where a quantity of an individual order clearly indicates the potential for obtaining a reduced price.

        To assist the customer agencies to determine when they should seek a price decrease a level called a maximum order has been identified under the contract. When an ordering activity's order exceeds this amount it is recommended that the ordering activity contract the vendor for a reduced price.

(b)     Vendors may:

        (1) offer a new lower price for this requirement (the Price Reduction clause is not applicable to orders placed over the Maximum Order in FAR 52.216-19.)

        (2)  offer the lowest price available under the contract; or

        (3) decline the order, orders must be returned in accordance with FAR 52.216-19.

(c) A delivery order that exceed the maximum order may be placed with the Contractor selected in accordance with FAR 8.404. The order will be placed under the contract.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 79 of 123

(d) Sales for orders that exceed the Maximum Order shall be reported in accordance with GSAR 552.238-72.

I-FSS-140-B       URGENT REQUIREMENTS (JAN 1994)

When the Federal Supply Schedule contract delivery period does not meet the bona fide urgent delivery requirements of an ordering agency, agencies are encouraged, if time permits, to contact the Contractor for the purpose of obtaining accelerated delivery. The Contractor shall reply to the inquiry within 3 workdays after receipt. (Telephonic replies shall be confirmed by the Contractor in writing.) If the Contractor offers an accelerated delivery time acceptable to the ordering agency, any order(s) placed pursuant to the agreed upon accelerated delivery time frame shall be delivered within this shorter delivery time and in accordance with all other terms and conditions of the contract.

I-FSS-164-B       OPTION TO EXTEND THE TERM OF THE CONTRACT (AUG 1995)

The Government may require continued performance of this contract for an additional 5 year period. The option clause may not be exercised more than one time. When the option to extend the term of this contract is exercised, the following conditions apply:

(a) The Contracting Officer may exercise the option by providing a written notice to the Contractor 10 months before expiration of the contract.

(b) When the Government exercises its option to extend the term of this contract, prices in effect at the time the option is exercised will remain in effect during the option period, unless an adjustment is made in accordance with another contract clause (e.g., Economic Price Adjustment Clause or Price Reduction Clause).

(c) When the Government exercises the option to extend the term of this contract, the following clauses, if included in the original contract, are deleted from the contract for the 5 year option period.

B-FSS-98                 Estimated Requirements (OCT 1988)
F-FSS-202-E              Delivery Prices (MAY 1991)
I-FSS-102 A/B/C          Scope of Contract
I-FSS-104                Scope of Contract
I-FSS-140-A              Urgent Requirements (APR 1984)
I-FSS-249-A              Default (AUG 1993)
I-FSS-150 A/B            Non-Mandatory Schedule Users (APR 1984)
I-FSS-648                Procurement of Similar Articles or Services (JUN 1986)
I-FSS-690-A              Cancellation (APR 1984)
I-FSS-695                Open Season for Consideration of New Offers (18-month Open Season)
I-FSS-696                Open Season for Consideration of New Offers (24-month Open Season)
I-FSS-684                End-of-Contract Additional Discounts Applicable to Aggregate Sales
M-FSS-305-A/B/C          Multiple Awards
52.216-19                Delivery Order Limitation (Variation I)
552.238-72               Contractor's Report of Orders Received

(d) When the Government exercises the option to extend the term of this contract, the following new clauses apply to the contract for the 5 year option period.

CP-FSS-3                 Impact of Nonmandatory Users
B-FSS-96                 Estimated Sales

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 80 of 123

        I-FSS-106       Guaranteed Minimum
        I-FSS-102-D     Scope of Contract
        I-FSS-104       Scope of Contract (IFSS)
        F-FSS-202-G     Delivery Prices
        S2-216-19       Delivery Order Limitations (Variation II)
        I-FSS-140-B     Urgent Requirements
        I-FSS-249-B     Default
        I-FSS-690-B     Cancellation
        52.216-22       Indefinite Quantity
        M-FSS-305       Multiple Awards
        CP-FSS-20       New Industrial Funding Fee/Revised Contract Sales
                          Reporting
        552.238-77      Industrial Funding Fee
        552.238-72      Contractor's Report of Sales
        I-FSS-685-A     Aggregate Sales Discounts
        I-FSS-694       Open Season for Consideration of New Offers (Annual
                          Open Season)

I-FSS-249-B     DEFAULT (JAN 1994)

In addition to FAR clause 52.249-8, which is incorporated by reference herein, the following is applicable to orders placed under Federal Supply Schedule contracts.

        Any ordering office may, in respect to any one or more purchase orders placed by it under the contract, exercise the same right of termination, acceptance of inferior articles or services, and assessment of excess costs as might the Contracting Officer, except that when failure to deliver articles or services is alleged by the Contractor to be excusable, the determination of whether the failure is excusable shall be made only by the Contracting Officer of the General Services Administration, to whom such allegation shall be referred by the ordering office and from whose determination appeal may be taken as provided in the clause of this contract entitled "Disputes."

552.238-74      SUBMISSION AND DISTRIBUTION OF AUTHORIZED GSA SCHEDULE
                PRICELISTS (SEP 1993)

(a) Definition. For the purposes of this clause, the Mailing List is the list of Federal addresses provided to the Contractor by the Contracting Officer.

(b) The Contracting Officer will return one copy of the Authorized GSA Schedule Pricelist to the Contractor with the notification of contract award. The Contractor shall not print or distribute the pricelist without written approval from the Contracting Officer. NOTE: Approval by the Contracting Officer shall not absolve the Contractor from responsibility for the accuracy of the pricelist.

(c)     (1)     The Contractor shall provide to the GSA Contracting Officer:

                (i)     Two paper copies of Authorized GSA Schedule Pricelist;
                        and

                (ii) The Authorized GSA Schedule Pricelist on a common-use electronic medium. The Contracting Officer will provide detailed instructions for the electronic submission with the award notification. Some structured data entry in a prescribed format may be required.

        (2) The Contractor shall provide to each addressee on the mailing list either:

SOLICITATION NO. FCNO-93-S303-3                                  PAGE 81 of 123

                 (i)      One paper copy of the Authorized GSA Schedule Price
                          List; or

                 (ii) A self-addressed, postage-paid envelope or postcard to be returned by addressees that want to receive a paper copy of the pricelist. The Contractor shall distribute price lists within 20 calendar days after receipt of returned requests.

         (3) The Contractor shall advise each addressee of the availability of pricelist information through the on-line Multiple Award Schedule electronic data base.

(d) The Contractor shall make all of the distributions required in paragraph (c) at least 15 calendar days before the beginning of the contract period, or within 30 calendar days after receipt of the Contracting Officer's approval for printing, whichever is later.

(e) During the period of the contract, the Contractor shall provide one copy of its Authorized GSA Schedule Pricelist to any authorized schedule user, upon request. Use of the mailing list for any other purpose is not authorized.

I-FSS-599        ELECTRONIC COMMERCE--FACNET (SEP 1995)

(a)      General Background.

         The Federal Acquisition Streamlining Act (FASA) of 1994 establishes the Federal Acquisition Network (FACNET) requiring the Government to evolve its acquisition process from one driven by paperwork into an expedited process based on electronic commerce/electronic data interchange (EC/EDI). FASA increased the Simplified Acquisition Threshold (SAT--formerly is known as "small purchases") to $ 100,000 if an ordering activity is FACNET compliant. The interim rules on FACNET were published in the Federal Register on July 3, 1995.

         EC/EDI means more than merely automating manual processes and eliminating paper transactions. It can and will help to move business processes (e.g., procurement, finance, logistics, etc.) into a fully electronic environment and fundamentally change the way organizations operate.

(b)      Trading Partners and Value-Added Networks (VAN's).

         Within the FACNET architecture, electronic documents (e.g., orders, invoices, etc.) are carried between the Federal Government's procuring office and contractors (now known as "trading partners"). These transactions are carried by commercial telecommunications companies called Value-Added Networks (VAN's). Federal Government transactions are provided only to those VAN's that have been certified by DOD and connected to FACNET.

         EDI can be done using standard office automation hardware and telecommunications. The selection of a VAN is a business decision contractors must make. There are many different VAN's which provide a variety of electronic services and different pricing strategies. If your VAN only provides communications services, you may also need a software translation package.

(c)      Registration Instructions.

         To do EDI with the Government, contractors must register as a trading partner with a VAN. Contractors will register using an American National Standards Institute (ANSI) ANSI X12 838 transaction set, called a "Trading Partner Profile." A transaction set is a standard method of moving electronic data. VAN's will be able to assist

SOLICITATION NO. FCNO-93-S303-3                  PAGE 82 of 123

contractors with registration. Contractors will provide regular business information, banking information, and EDI capabilities to all agencies in this single registration. A central repository of all trading partners has been developed. All Government procuring offices and other interested parties will have access to this central repository. The database is structured to identify the types of data elements which are public information and those which are confidential and not releasable.

A list of certified VAN's and software providers will be available from the Department of Defense (DOD) by calling 1(800)EDI-3414, or from world wide web at www.itsi.disa.mil/ctf.

To register, contractors must provide their Dunn and Bradstreet (DUNS) number. The DUNS number is available by calling 1(800)335-0505. It is provided and maintained free of charge and only takes a few minutes to obtain. Contractors will need to provide their Tax Identification Number (TIN). The TIN is assigned by the Internal Revenue Service by calling 1(800)829-1040. Contractors will also be required to provide information about company bank or financial institution for electronic funds transfer (EFT).

(d) Implementation Conventions.

All EDI transactions must comply with the Federal Implementation Convention (IC's). Many VAN's and software providers have already built the IC requirements into their products. If you need to see the IC's, they are available on a registry maintained by the National Institute of Standards and Technology (NIST). It is accessible via the Internet at http://saad.ncsl.nist.gov/dartg/edi/fededi.html. IC's are available for common business documents such as Purchase Order, Price Sales Catalog, Invoice, Request for Quotes, etc.

(e) Additional Information.

    For additional information on FACNET, contact the following Government
    Agency:

        Federal Electronic Commerce Acquisition
        Program Management Office (ECA-PMO)
        5113 Leasburg Pike, Suite 400
        Falls Church, VA 22041
        703/681-0364 or 0369
        FAX 703/681-0362 or 0363
        Electronic Mail: useop@ncr.disa.mil
        Internet World Wide Web Home Page: http://www.gsa.gov

(f) GSA Advantage!

      (1) GSA Advantage! will use this FACNET system to receive price lists and send purchase orders, GSA Advantage! enables customers to:

                (i) Perform database searches across all contracts by Manufacturer, Manufacturer's Model/Part Number, and generic Product Categories.

                (ii) Generate their own EDI delivery orders to contractors, generate EDI delivery orders from the Federal Supply Service to contractors, or download files to create their own delivery orders.


      (2) GSA Advantage! may be accessed via the INTERNET. The INTERNET address is: http://www.gsa.gov.

SOLICITATION NO. FCNO-93-S303-3                                  PAGE 83 of 123

I-FSS-600         CONTRACT PRICE LISTS (SEP 1995)

(a)      Electronic Contract Data.

         (1) The Contracting Officer will provide instructions for submitting electronic contract data in a prescribed electronic format as required by clause 552.238-74, Submission and Distribution of Authorized GSA Schedule Pricelists. Formats will follow the Federal Implementation Convention (IC) for ANSI ASC X12 Transaction Set 832, Price Sales Catalog. The instructions provided will include the following sections:

                 (i)      The files needed for submission;

                 (ii)     The File Verification Program, where applicable;

                 (iii) Instructions for file submissions and transmission procedures; and

                 (iv)     "P-Code" or product category code listing.

         (2) The Contractor is encouraged to transmit its file submissions electronically through the EDI Government FACNET system using a Value Added Network (VAN). The necessary format and information will be provided on a diskette to a Contractor that is not EDI capable. The Contractor's electronic files shall be complete; correct; readable; virus-free; and contain only those products, prices, and terms and conditions that were accepted by the Government. They will be added to GSA's electronic ordering system known as GSA Advantage!, a menu-driven database system that provides on-line access to contract ordering information, terms and conditions, up-to-date pricing, and the option to create an electronic delivery order. The Contractor's electronic files must be received no later than 30 days after receipt of award.

         (3) Further details on FACNET, VAN'S, IC's, and GSA Advantage! can be found in I-FSS-599, Electronic Commerce-FACNET.

(b)      Paper Federal Supply Schedule Price Lists.

         (1) The Contractor shall also prepare, print, and distribute a paper Federal Supply Schedule Price List as required by clause 552.238-74, Submission and Distribution of Authorized GSA Schedule Price Lists. This shall be done as set forth in this paragraph (b).

         (2) The Contractor shall prepare a Federal Supply Schedule Price List by either:

                 (i) Using the commercial catalog and/or price list as accepted by the Government, showing accepted discounts, and obliterating all items, terms, and conditions not accepted by the Government by lining out those items or by a stamp across the face of the item stating "NOT UNDER CONTRACT" or "EXCLUDED"; or

                 (ii) Composing a price list in which only those items, terms, and conditions accepted by the Government are included, and which contain only net prices, based upon the commercial price list less discounts accepted by the Government. In this instance, the Contractor must show on the cover page the notation "Prices Shown Herein are Net (discount deducted)".

SOLICITATION NO. FCNO-93-S303-3                 PAGE 84 of 123

        (3) The cover page of the Federal Supply Schedule Price List shall include the following information set forth in this subparagraph
             (b)(3):

                (i)   GENERAL SERVICES ADMINISTRATION

                      Federal Supply Service
                      Authorized Federal Supply Schedule Price List
                      On-line access to contract ordering information, terms and conditions, up-to-date pricing, and the option to create an electronic delivery order is available through GSA Advantage!, a menu-driven database system. The INTERNET address for GSA Advantage! is: http://www.gsa.gov.

                      Schedule title and FSC group, part, and section
                      FSC class(es).
                      Contract number.
                      Contract period.
                      Contractor's name, address, and phone number (include toll-free WATS number and FAX number, if applicable). Contract administration source (if different from preceding entry).
                      Business size.



                (ii) CUSTOMER INFORMATION: The following information should be placed under this heading in consecutively numbered paragraphs in the sequence set forth below. If this information is placed in another part of the Federal Supply Schedule Price List, a table of contents shall be shown on the cover page that refers to the exact location of the information.

                       1a. Table of awarded special item number(s) with appropriate cross-reference to page number(s).

                       1b. Identification of the lowest priced model number and lowest unit price for that model for each special item number awarded in the contract. This price is the government price based on a unit of one, exclusive of any quantity/dollar volume, prompt payment, or any other concession affecting price. Those contracts that have unit prices based on the geographic location of the customer, should show the range of the lowest price, and cite the areas to which the prices apply.


                       2.    Maximum order.

                       3.    Minimum order.

                       4.    Geographic coverage (delivery area).

                       5. Point(s) of production (city, country, and State or foreign country).

                       6. Discount from list prices or statement of net price.

                       7.    Quantity discounts.

                       8.    Prompt payment terms.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 85 of 123

         9a.     Annotate if Government commercial credit card is accepted.

         9b.     Discount for payment by Government commercial credit card.

         10.     Foreign items (list items by country of origin).

         11a.    Time of delivery. (Contractor insert number of days.)

         11b. Expedited Delivery. The Contractor will insert the sentence "Items available for expedited delivery are noted in this price list." under this heading. The Contractor may use a symbol of its choosing to highlight items in its price lists that have expedited delivery.

         11c. Overnight and 2-day delivery. The Contractor will indicate whether overnight and 2-day delivery are available. Also, the Contractor will indicate that the schedule customer may contact the Contractor for rates for overnight and 2-day delivery.

         11d. Urgent Requirements. The Contractor will note in its price list the "Urgent Requirements" clause, I-FSS-140-A or I-FSS-140-B, of its contract and advise agencies that they can also contact the Contractor's representative to effect a faster delivery.

         12.     F.o.b. point(s).

         13.     Ordering address(es).

         14.     Payment address(es).

         15.     Warranty provision.

         16.     Export packing charges.

         17. Terms and conditions of Government commercial credit card acceptance (if applicable).

         18. Terms and conditions of rental, maintenance, and repair (if applicable).

         19.     Terms and conditions of installation (if applicable).

         20. Terms and conditions of repair parts indicating date of parts price lists and any discounts from list prices (if applicable).

         21.     List of service and distribution points (if applicable).

         22.     List of participating dealers (if applicable).

         23.     Preventive maintenance (if applicable).

(4) Amendments to Federal Supply Schedule Price Lists shall include on the cover page the same information as the basic document plus the title "Supplement No. (sequentially numbered)" and the effective date(s) of such supplements.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 86 of 123

         (5) Prior to printing and distributing Federal Supply Schedule Price Lists, two proof copies (including covering letters), must be submitted to the Contracting Officer for review. Accuracy of information and computation of prices is the responsibility of the Contractor. NOTE: The obliteration discussed in subdivision (b)(2)(i) of this clause must be accomplished prior to submission. Proofs shall be submitted within 15 calendar days after receipt of award notification.

         (6) After the price list proof has been reviewed by the Contracting Officer, one proof copy will be furnished to the Contractor for formal printing and distribution. The Contractor will also be furnished a list of customer addresses who are interested in receiving the Federal Supply Schedule Price List. The Contractor may receive, free of charge, the list of customer addresses in one of the following formats (as specified by the Contractor):

                 ___ Cheshire Label

                 ___ Gummed Label

                 ___ Diskette-Mailing lists on diskette are available in ASCII and in the following record format only:

         Field Name                                         Field Size
1.       Customer ID No.                                    12

2.       Agency Name                                        35

3.       Address Line 1                                     35

4.       Address Line 2                                     35

5.       City                                               20

6.       State                                               2

7.       Zip Code                                            9

(7) The Contractor may formally print and distribute a Federal Supply Schedule Price List upon receipt of the reviewed price list proof. Inclusion of incorrect information will cause the Contractor to reprint and redistribute the Federal Supply Schedule Price List, and may constitute sufficient cause for Cancellation, applying the provisions of clause 52.249-8, Default (Fixed Price and Supply), and application of any other remedies as provided by law-including monetary recovery.

(8) Distribution to the customer mailing list supplied by GSA shall be made as set forth in paragraphs (c), (d), and (e) of clause 552.238-74, Submission and Distribution of Authorized GSA Schedule Price Lists. In addition, one copy of the Federal Supply Schedule Price List shall be submitted to the FSS Schedule Information Center. The Contractor may also send Federal Supply Schedule Price Lists to agencies not on the GSA listing when there is reasonable expectation that sales to these agencies will be made.

SOLICITATION NO. FCNO-93-S303-3                                 PAGE 87 of 123

 (9) The customer mailing list (identified by code) applicable to commodities that are included in this solicitation and the approximate number of price lists needed for distribution to addresses that are listed below for the offeror's information.

MAILING LIST CODE             COMMODITY GROUP             APPROX. NO. OF COPIES

     OOCC                          7110                          3700

(10) The Federal Supply Schedule Price Lists furnished to the Contracting Officer shall be accompanied by a certification signed by the Contractor as follows:

     "I HEREBY CERTIFY THAT THE ITEMS, DISCOUNTS, PRICES, AND TERMS AND CONDITIONS IN THE FEDERAL SUPPLY SCHEDULE PRICE LISTS FURNISHED TO THE CONTRACTING OFFICER AND DISTRIBUTED TO ORDERING OFFICES ARE IDENTICAL TO THOSE ACCEPTED BY THE GOVERNMENT, AND THAT ANY ITEMS, DISCOUNTS, PRICES, AND TERMS AND CONDITIONS NOT ACCEPTED BY THE GOVERNMENT HAVE BEEN REMOVED OR OBLITERATED."

(11) Failure to furnish the certification statement, or the willful furnishing of an erroneous certification may constitute sufficient cause for applying the provisions of clause 52.249-8, Default (Fixed Price and Supply).

I-FSS-630-A       MODIFICATIONS (SEP 1995)

The Contractor may request contract modifications after award. The Contractor shall submit two copies of the modification request to the Contracting Officer for processing, except as noted in subparagraph (f)(1) of this clause. A separate request should be submitted for each type of proposed modification. At a minimum, every modification request must describe the proposed change(s) and provide the rationale for the proposed change(s). Supplementary information may be required by the Contracting Officer as deemed necessary. For example:

(a) Additional items. Additional items may be added only when the items offered fall under an awarded Special Item Number. "Discount Schedule and Marketing Data" information as required with original offer; product literature and all applicable published price lists; and production point and delivery time on the new item(s) shall be furnished. Price lists shall include effective date. Details of all discounts and pricing plans offered to any customer and sales data substantiating commerciality of the products offered must be submitted. If all discounts, terms and conditions are the same as the initial award, a statement to that effect is required. A certification that no discounts in excess of those disclosed in the modification request have been offered to any customer is also required.

    When the estimated value of the modification is $500,000 or less, the Contractor, at the Contracting Officer's discretion, may submit a certification statement on commerciality in lieu of actual figures requested in the Discount Schedule and Marketing Data. The Contractor will submit discount data or, if all discounts, terms and conditions remain the same as the initial award, a statement to that effect is required. A certification that no discounts in excess of those disclosed in the modification request have been offered to any customer is also required. Items, at a minimum, must be available for commercial usage in the United States. The items must meet market acceptability as provided for in FAR
    Part II. Nominal quantities, such as models, samples, prototypes, or experimental units are unacceptable. The Contractor shall not split modifications to avoid the $500,000 threshold.

    If the information required by this subparagraph (a) is not submitted, the modification request will be returned.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 88 of 123

(b) Deletion. State reason for requesting deletion. The Government reserves the right to reject any subsequent offer of a substantially equal or the same item at a higher price during the same contract period if, in the opinion of the Contracting Officer, the higher price is unreasonable when compared with that of the deleted item.

(c)     Price Reduction.  State whether in conformity with the criteria in (i),
        (ii), or (iii) of subparagraph (c)(1) of clause 552.238-76, Price Reductions. If type (i) or (ii) reduction applies, submit copy of dated commercial price list. If type (iii) reduction applies, submit copies of the applicable price lists. Contractor bulletins or letters and customer agreements which detail data regarding the effective date, duration, terms and conditions of the price reduction.

(d) Revision of Commercial Price List. If, after award and no later than 30 calendar days prior to the start of the schedule contract period, the Contractor changes the established commercial catalog or market price list on which the contract was awarded, and furnishes the new price list to the Contracting Officer, the new price list, if deemed valid and reasonable by the Contracting Officer, may be substituted for the original price list, provided the Contractor certifies in writing that
        (1) the new commercial price list is or will be in effect prior to the start of the contract period, and (2) the discount(s) offered to the Government, as awarded, remain in the same ratio to those available to commercial customers.

(e) Effective Dates. The effective date of any modification is the date specified in the modification, except as otherwise provided in clause 552.238-76, Price Reductions.

(f)     Electronic File Updates.

        (1) The Contractor shall keep its electronic file submissions current and update them to reflect all changes. All effective price reductions shall be transmitted immediately. Price changes that do not exceed the negotiated price (as adjusted) may be transmitted without prior approval. After transmitting, the Contracting Officer shall be notified as set forth in clause 552.238-76, Price Reductions.

        (2) With the exception of price reductions and corrections (misprints), THE CONTRACTOR IS REQUIRED TO OBTAIN PRIOR APPROVAL FROM THE CONTRACTING OFFICER BEFORE TRANSMITTING CHANGES TO ITS ELECTRONIC FILE SUBMISSIONS, CONTRACT MODIFICATIONS WILL NOT BE MADE EFFECTIVE UNTIL THE ELECTRONIC FILES ARE UPDATED.

(g) Amendments to paper Federal Supply Schedule Price Lists: The Contractor agrees to print and distribute a supplemental paper Federal Supply Schedule Price List reflecting accepted changes within 15 calendar days after the effective date of the modification. Printing shall be as set forth in clause I-FSS-600, Contract Price Lists. At a minimum, distribution shall be made to those customers who previously received the basic document. In addition, two copies of the supplemental price list shall be submitted to the Contracting Officer, and one copy shall be submitted to the FSS Schedule Information Center.

I-FSS-639        CONTRACT AWARD SALES CRITERIA (SEP 1990)

Normally a contract will not be awarded unless anticipated sales are expected to exceed $25,000 for a 1-year period. For example, consideration will be given to awarding contracts when anticipated sales under the proposed contract will be less than $25,000 for a 1-year period to offerors who certify affirmatively to FAR 52.219-3, Women-Owned Small Business Representation, or FAR 52.219-2, Small Disadvantaged Business Concern Representation.

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 89 of 123

It is the general policy of the Government not to contract for a product when the anticipated purchases of the item will be less than $2,000 for a 1-year period. Contractors generally should not offer products which do not meet this criteria except in accordance with the exceptions listed in FAR 38.202
(c)(l)-(5).

I-FSS-642         CERTIFICATION OF DATA BY DEALER (OCT 1988)

(a) Dealers offering direct are hereby advised that any data, including manufacturers' commercial pricelists, sales data and/or cost information, relied on in connection with this offer must be made available for review, if requested, to the Contracting Officer or his/her authorized representative.

(b) Consistent with clause M-FSS-330, records of manufacturer/supplier must be made available, upon request, to the Government in order to verify any data furnished by the manufacturer/supplier and used by the offeror to support his proposal. It is the responsibility of the offeror (dealer in this instance) to assure access to the supplier's records if this data is relied on by the offeror. If a manufacturer/supplier refuses access to his records, the offeror/dealer will be determined to be in noncompliance with the provisions of FAR 15.804, and the offer rejected. Dealers offering direct must submit a letter from the manufacturer acknowledging his/her understanding of the requirements of the above referenced clause.

I-FSS-644        DEALERS AND SUPPLIERS (OCT 1988)

When requested by the Contracting Officer, if other than the manufacturer, the offeror must submit prior to award of a contract, either (1) a letter of commitment from the manufacturer which will assure the offeror of a source of supply sufficient to satisfy the Government's requirements for the contract period, OR (2) evidence that the offeror will have an uninterrupted source of supply from which to satisfy the Governments requirements for the contract period.

I-FSS-646-A      BLANKET PURCHASE AGREEMENTS (NOV 1992)

Blanket Purchase Agreements (BPA's) can reduce costs and save time because individual purchase orders and invoices are not required for each procurement but can instead be documented on a consolidated basis. The Contractor agrees to enter into BPA's with ordering activities provided that:

(a) The period of time covered by such agreements shall not exceed: (1) the period of the contract, or, (2) in the case of multi-year contracts, the fiscal year, unless the ordering activity has authority to obligate funds in excess of the fiscal year;

(b) Orders placed under such agreements shall be issued in accordance with all applicable regulations and the terms and conditions of the contract (NOTE:
The maximum order limitation of the contract applies solely to individual orders placed against the blanket purchase agreement and has no bearing on the cumulative or total value of these orders); and

(c) BPA's may be established to obtain the maximum discount (lowest net price) available in those schedule contracts containing volume or quantity discount arrangements. (NOTE: In the event the cumulative total of orders placed against the BPA does not reach the projected estimated total purchase upon which the BPA was established, the Contractor may invoice at the price applicable for the actual quantity level achieved by the agency.)

SOLICITATION NO. FCNO-93-S303-3                                 PAGE 90 OF 123

I-FSS-680       DISSEMINATION OF INFORMATION BY CONTRACTOR (APR 1984)

The Government will provide the Contractor with a single copy of the resulting Federal Supply Schedule. However, it is the responsibility of the Contractor to furnish all sales outlets authorized to participate in the performance of the contract with the terms, conditions, pricing schedule, and other appropriate information.

I-FSS-685-A     AGGREGATE SALES DISCOUNTS (AUG 1995)

(a) The Discount Schedule and Marketing Data Sheets (DSMD), contained in this solicitation/contract request additional discounts based on the aggregate purchases by the Government. These discounts shall be applied as follows:

    (1) FOR A CURRENT CONTRACTOR: The additional discounts will be applied to those sales under this contract which exceed 100 percent of the Contractor's aggregate sales to the Government for all Special Item Numbers for the most recent 12 month period under a similar Federal Supply Schedule contract(s). This figure is to be referred to hereinafter as the base figure. (DSMD Part A, Section VI, Item 1.)

    (2) FOR A NEW OFFEROR: The additional discounts will be applied to those sales under this contract which exceed 100 percent of the offeror's projected aggregate sales for all Special Item Numbers under this contract. This figure is to be referred to hereinafter as the base figure. (DSMD Part A, Section VI, Item 2.)

    (3) FOR EXTENDED CONTRACTS: If the Government exercises the 5 year option period, a new base figure will be calculated for the option period. The new base figure will be applied to those sales under the option period which exceed 100 percent of the Contractor's aggregate sales to the Government for all Special Item Numbers for the past 12 month period under the basic contract period.

(b) The applicable additional discount percentage shall be applied at the end of the basic contract period and at the end of the option period to the Government-wide aggregate sales realized under this contract which are in excess of the applicable base figure.

(c) Within 20 calendar days after the end of the basic contract period, the Contractor shall furnish a statement to the Contracting Officer certifying the aggregate dollar value of sales made under the contract. Within 20 calendar days after the end of the option period, the Contractor shall furnish a statement to the Contracting Officer certifying the aggregate dollar value of sales made under the contract.

(d) Payment of discounts shall not be made until after receipt of a written notification from the Contracting Officer stating the amount due. Within 30 calendar days after the date of such notification, the amount due shall be paid by check made payable to the "General Services Administration." The check shall include the statement "Discount on aggregate sales under
    Contract No.     ," and the claim number. The claim number will be provided with the written notification from the Contracting Officer. The remittance shall be mailed to:

             General Services Administration, Region 6
             Accounts Receivable Branch (6BCR)
             P.O. Box 73221
             Chicago, IL 60673-7221

SOLICITATION NO. FCNO-93-S303-3                                   PAGE 91 of 123

(e) Any amount not paid within 30 calendar days from the date of written notification from the Contracting Officer described in (d), above, shall bear interest in accordance with clause 52.232-17, Interest. Any controversies concerning the amount due to the Government shall be subject to the Disputes clause.

I-FSS-690-B      CANCELLATION (JAN 1994)

Resultant contracts may be canceled in whole or in part by either party upon 30 calendar days written notice. If the contract is canceled by the contractor the one hundred dollar minimum guarantee will not be reimbursed by the Government.

I-FSS-694        OPEN SEASON FOR CONSIDERATION OF NEW OFFERS (ANNUAL OPEN
                 SEASON) (JAN 1989)

(a) This standing solicitation will result in contracts that will remain in effect for periods in excess of one (1) year. The specific schedule contract period can be found on the solicitation cover page, and in the Section A clauses of the solicitation. Offers will be solicited annually, generally during the last six months of each twelve month period, at which time the original solicitation will be reopened. No open season will be held during the last year of the schedule period.

(b) Contracts awarded in response to the basic solicitation will be in effect from the date of award or the schedule beginning date (whichever is later) through the end of the schedule completion date (unless otherwise canceled or terminated). The effective date for contracts made as a result of open season soliciting will be the first day of the succeeding year of the schedule period, or date of award (whichever is later) through the schedule completion date.

(c) Open seasons will remain in effect for 30 days to consider new offers. All open seasons will be publicized in the Commerce Business Daily. New offers will be considered only during the specified open seasons.

(d) No contract will be awarded for products identical to those already under contract. Offers submitted after the end of the 30-day period will be processed in accordance with the late proposals provision contained in the solicitation.

I-FSS-935        ACCEPTANCE OF GOVERNMENT COMMERCIAL CREDIT CARD (DEC 1989)

GSAR Clause 552.232-80, Payment by Credit Card, establishes use of a government commercial credit card as another means for payment of supplies ordered against federal supply schedules. Offerors are requested to indicate (by placing a check mark at the beginning of one of the following paragraphs) whether they will accept the credit card as a method of payment when used by the ordering agencies.

(a) ______ I will accept the government commercial credit card, and offer the following discount for all orders placed using the credit card:

________%.

(b) ______ I will accept the government commercial credit card, but elect not to offer any discount for orders placed using the credit card.

(c) ______ I elect not to accept the government commercial credit card for payment for supplies issued against the schedule contract.

SOLICITATION NO. FCNO-93-S303-3                                 PAGE 92 of 123


        (NOTE: Discounts offered in connection with the credit card will not be used in the evaluation of the offer.)

I-FSS-965       INTERPRETATION OF CONTRACT REQUIREMENTS (APR 1984)

No interpretation of any provision of this contract, including applicable specifications, shall be binding on the Government unless furnished or agreed to in writing by the Contracting Officer or his designated representative.

I-FSS-966       MULTIPLE AWARD SCHEDULE PRICE REDUCTION AND ECONOMIC PRICE
ADJUSTMENT CLAUSE (DEC 1987)

Negotiations on multiple award schedule contracts are normally conducted on the basis of discounts from an established commercial pricelist from which substantial sales are made to the general public at the published prices. Accordingly, paragraph (b) of the Price Reduction clause requires certain actions based on changes in the discounts and commercial pricelists. Similarly, price increases allowed under the Economic Price Adjustment clause are triggered by the commercial pricelist used in negotiation of the Government contract. When evaluation, negotiation, and award are based on factors other than discounts from an established commercial price list, paragraph (b) of the Price Reduction clause and the entire Economic Price Adjustment clause are inapplicable and therefore are deleted from the contract.

SOLICITATION NO. FCNO-93-S303-3                               PAGE 93 of 123




SECTION K

REPRESENTATIONS, CERTIFICATIONS

AND OTHER STATEMENTS OF OFFERORS

--------------------------------------------------------------------------------
REPRESENTATIONS AND CERTIFICATIONS                     Reference

--------------------------------------------------------------------------------
Name and Address of Offeror                            Date of Offer
  (Name, Street, City, State and Zip Code)

  Neutral Posture Ergonomics, Inc.                     11/01/95
  Federal Government Sales Office
  6445 Cardinal Lane
  Columbia, MD 21044
--------------------------------------------------------------------------------

        "SOLICITATION" MEANS "INVITATION FOR BIDS" IN SEALED BIDDING AND "REQUEST FOR PROPOSAL" OR "REQUEST FOR QUOTATION" IN NEGOTIATION.

        "OFFER" MEANS "BID" IN SEALED BIDDING AND "PROPOSAL" IN NEGOTIATION.

        "OFFEROR" MEANS THE PERSON OR FIRM SUBMITTING THE OFFER.

THE OFFEROR MAKES THE FOLLOWING REPRESENTATIONS AND CERTIFICATIONS AS A PART OF THE OFFER IDENTIFIED ABOVE. (CHECK APPROPRIATE BOXES AND FILL IN BLANKS.)

1. 552.219-1 SMALL BUSINESS CONCERN REPRESENTATION (MAY 1991) (DEVIATION FAR 52.219-1)

        (a) Representation. The offeror represents and certifies as part of its offer that it [ ] is or [ ] is not a small business concern.

        (b) Definition. Small business concern, as used in this provision, means a concern, including its affiliates that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria and size standards in this solicitation.

        (c) Notice. Under 15 U.S.C. 645(d), any person who misrepresents a firm's status as a small business concern in order to obtain a contract to be awarded under the preference programs established pursuant to sections 8(a), 8(d), 9, or 15 of the Small Business Act or, any other provision of Federal law that specifically references section 8(d) for a definition of program eligibility, shall (1) be punished by imposition of a fine, imprisonment, or both; (2) be subject to administrative remedies including suspension and debarment; and (3) be ineligible for participation in programs conducted under the authority of the Act.

2.      52.204-3 TAXPAYER IDENTIFICATION (SEPT 1989)

        (a)  Definitions.

             "Common parent," as used in this solicitation provision, means that corporate entity that owns or controls an affiliated group of corporations that files its Federal income tax returns on a consolidated basis, and of which the offeror is a member.

             "Corporate status," as used in this solicitation provision, means a designation as to whether the offeror is a corporate entity, an unincorporated entity (e.g. sole proprietorship or partnership), or a corporation providing medical and health care services.

             "Taxpayer Identification Number (TIN)," as used in this solicitation provision, means the number required by the IRS to be used by the offeror in reporting income tax and other returns.

        (b) The offeror is required to submit the information required in paragraphs (c) through (e) of this solicitation provision in order to comply with reporting requirements of 26 U.S.C. 6041, 6041A, and 6050M and implementing regulations issued by the Internal Revenue Service (IRS). If the resulting contract is subject to the reporting requirements described in 4.902(a), the failure or refusal by the offeror to furnish the information may result in a 20 percent reduction of payments otherwise due under the contract.

        (c)  Taxpayer Identification number (TIN).

             (X)  TIN: 74-2563656.
             ( )  TIN has been applied for.
             ( )  TIN is not required because:

                  ( ) Offeror is a nonresident alien, foreign corporation, or foreign partnership that does not have income effectively connected with the conduct of a trade or business in the U.S. and does not have an office or place of business or a fiscal paying agent in the U.S.;
                  ( ) Offeror is an agency or instrumentality of a foreign government;
                  ( ) Offeror is an agency or instrumentality of a Federal, state, or local government;
                  ( )  Other.  State basis. __________________________________

        (d)  Corporate Status.

             ( ) Corporation providing medical and health care services, or engaged in the billing and collecting of payments for such services;
             (X)  Other corporate entity;
             ( )  Not a corporate entity;
             ( )  Sole proprietorship;
             ( )  Partnership;
             ( ) Hospital or extended care facility described in 26 CFR 501(c)(3) that is exempt from taxation under 26 CFR 501(a).

GENERAL SERVICES ADMINISTRATION

        (e)  Common Parent.

             (X) Offeror is not owned or controlled by a common parent as defined in paragraph (a) of this clause.

             ( ) Name and TIN of common parent:

                 NAME __________________________________________.

                 TIN ___________________________________________.

ITEMS 3, 4, 5 AND 6 NEED TO BE CHECKED ONLY IF OFFER EXCEEDS $10,000 IN AMOUNT.

3. 52.222-19 WALSH-HEALEY PUBLIC CONTRACTS ACT REPRESENTATION (APR 1984) (Applicable to supply contracts unless exempted by the Secretary of Labor.)

The offeror represents as a part of this offer that the offeror is / / or is not /X/ a regular dealer in, or is /X/ or is not / / a manufacturer of, the supplies offered.

4.      52.222-22  PREVIOUS CONTRACTS AND COMPLIANCE REPORTS (APR 1984)

The offeror represents that --

        (a) It /X/ has, / / has not participated in a previous contract or subcontract subject either to the Equal Opportunity clause of this solicitation; or the clause contained in Section 201 of Executive Order No. 11114;

        (b) It /X/ has, / / has not, filed all required compliance reports; and

        (c) Representations indicating submission of required compliance reports, signed by proposed subcontractors, will be obtained before subcontract awards.

5.      52.222-25 AFFIRMATIVE ACTION COMPLIANCE (APR 1984)
        (Applicable to contracts which include the clause at FAR 52.222-26, Equal Opportunity, except for construction contracts.)

The offeror represents that --

        (a) It /X/ has developed and has on file, / / has not developed and does not have on file, at each establishment, affirmative action programs required by the rules and regulations of the Secretary of Labor (41 CRF 60-1 and 60-2); or

        (b) It / / has not previously had contracts subject to the written affirmative action programs requirement of the rules and regulations of the Secretary of Labor.

6.      52.222-21  CERTIFICATION OF NONSEGREGATED FACILITIES (APR 1984)

        (a) "Segregated facilities," as used in this provision, means any waiting rooms, work areas, rest rooms and wash rooms, restaurants and other eating areas, time clocks, locker rooms and other storage or dressing areas, parking lots, drinking fountains, recreation or entertainment areas, transportation, and housing facilities provided for employees, that are segregated by explicit directive or are in fact segregated on the basis of race, color, religion, or national origin because of habit, local custom, or otherwise.

        (b) By the submission of this offer, the offeror certifies that it does not and will not maintain or provide for its employees any segregated facilities at any of its establishments, and that it does not and will not permit its employees to perform their services at any location under its control where segregated facilities are maintained. The offeror agrees that a breach of this certification is a violation of the Equal Opportunity clause in the contract.

        (c) The offeror further agrees that (except where it has obtained identical certifications from proposed subcontractors for specific time periods) it will --

            (1) Obtain identical certifications from proposed subcontractors before the award of subcontracts under which the subcontractor will be subject to the Equal Opportunity clause;

            (2) Retain the certifications in the files; and

            (3) Forward the following notice to the proposed subcontractors (except if the proposed subcontractors have submitted identical certifications for specific time periods.)

NOTICE TO PROSPECTIVE SUBCONTRACTORS OF REQUIREMENT FOR CERTIFICATIONS OF NONSEGREGATED FACILITIES.

A Certification of Nonsegregated Facilities must be submitted before the award of a subcontract under which the subcontractor will be subject to the Equal Opportunity clause. The certification may be submitted either for each subcontract or for all subcontracts during a period (i.e., quarterly, semiannually, or annually). NOTE: The penalty for making false statements in offers is prescribed in 18 U.S.C. 1001.




GSA FORM 3503 PAGE 2 (REV 2-92)

ITEMS 7-19 DO NOT APPLY TO PROCUREMENTS OF $25,000 OR LESS MADE THROUGH SMALL PURCHASE PROCEDURES.

7.      52.219-3        WOMEN-OWNED SMALL BUSINESS REPRESENTATION (APR 1984)

        (a) Representation. The offeror represents that it [x] is, [ ] is not a women-owned small business concern.

        (b) Definitions. "Small business concern," as used in this provision, means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on government contracts, and qualified as a small business under the criteria and size standards in 13 CFR 121.

        "Women-owned," as used in this provision, means a small business that is at least 51 percent owned by a woman or women who are U.S. citizens and who also control and operate the business.

8.      52.219-2        SMALL DISADVANTAGED BUSINESS CONCERN REPRESENTATION
                        (FEB 1990)

        (a) Representation. The offeror represents that it [ ] is, [x] is not a small disadvantaged business concern.

        (b)     Definitions.

        Asian-Pacific Americans, as used in this provision, means United States citizens whose origins are in Japan, China, the Philippines, Vietnam, Korea, Samoa, Guam, the U.S. Trust Territory of the Pacific Islands (Republic of Palau), the Northern Mariana Islands, Laos, Kampuchea (Cambodia), Taiwan, Burma, Thailand, Malaysia, Indonesia, Singapore, Brunei, Republic of the Marshall Islands, or the Federated States of Micronesia.

        Indian tribe, as used in this provision, means any Indian tribe, band, nation, or other organized group or community of Indians, including any Alaska Native Corporation as defined in 13 CFR 124.100 which is recognized as eligible for the special programs and services provided by the U.S. to Indians because of their status as Indians, or which is recognized as such by the State in which such tribe, band, nation, group, or community resides.

        Native Americans, as used in this provision, means American Indians, Eskimos, Aleuts, and native Hawaiians.

        Native Hawaiian Organization, as used in this provision, means any community service organization serving Native Hawaiians in, and chartered as a not-for-profit organization by, the State of Hawaii, which is controlled by Native Hawaiians, and whose business activities will principally benefit such Native Hawaiians.

        Small business concern, as used in this provision, means a concern, including its affiliates, that is independently owned and operated, not dominant in the field of operation in which it is bidding on Government contracts, and qualified as a small business under the criteria and size standards in 13 CFR part 121.

        Small disadvantaged business concern, as used in this provision, means a small business concern that (a) is at least 51 percent unconditionally owned by one or more individuals who are both socially and economically disadvantaged, or a publicly owned business having at least 51 percent of its stock unconditionally owned by one or more socially and economically disadvantaged individuals and (b) has its management and daily business controlled by one or more such individuals. This term also means a small business concern that is at least 51 percent unconditionally owned by an economically disadvantaged Indian tribe or Native Hawaiian Organization, or a publicly owned business having at least 51 percent of its stock unconditionally owned by one of these entities which has its management and daily business controlled by members of an economically disadvantaged Indian tribe or Native Hawaiian Organization, and which meets the requirements of 13 CFR part 124.

        Subcontinent Asian Americans, as used in this provision, means United States citizens whose origins are in India, Pakistan, Bangladesh, Sri Lanka, Bhutan, or Nepal.

        (c) Qualified groups. The offeror shall presume that socially and economically disadvantaged individuals include Black Americans, Hispanic Americans, Native Americans, Asian-Pacific Americans, Subcontinent Asian Americans, and other individuals found to be qualified by SBA under 13 CFR 124. The offeror shall presume that socially and economically disadvantaged entities also include Indian tribes and Native Hawaiian Organizations.

9.      52.214-2/52.215-6   TYPE OF BUSINESS ORGANIZATION (JUL 1987)

The bidder/offeror or quoter, by checking the applicable box, represents that --

        (a) It operates as /X/ a corporation incorporated under the laws of the State of TEXAS.
/ / an individual, / / a partnership, / / a non profit organization, / / or a joint venture;

        (b) If the bidder/offeror or quoter is a foreign entity, it operates as / / an individual, / / partnership, / / a nonprofit organization, / / a joint venture, or / / a corporation, registered for business in _______________ [Insert Country].

10.     52.204-4   CONTRACTOR ESTABLISHMENT CODE (AUG 1989)

In the block with its name and address, the offeror should supply the Contractor Establishment Code applicable to that name and address, if known, to the offeror. The number should be preceded by "CEC." Offerors should take care to report the correct CEC and not a similar number assigned to the offeror in a different system.

                                 CEC: 61134982

The CEC is a 9-digit code assigned to a contractor establishment that contracts with a Federal executive agency. The CEC system is a contractor identification coding system which is currently the Dun and Bradstreet Data Universal Numbering System (DUNS). The CEC system is distinct from the Federal Taxpayer Identification Number (TIN) system.

The Government will obtain a Contractor Establishment Code for any awardee that does not have or does not know its CEC.

11.     52.209.5   CERTIFICATION REGARDING DEBARMENT, SUSPENSION, PROPOSED
                   DEBARMENT, AND OTHER RESPONSIBILITY MATTERS (MAY 1989)

        (a)(1) The offeror certifies, to the best of its knowledge and belief, that --

                    (i)   The offeror and/or any of its Principals --

                          (A)   Are / / are not /X/ presently debarred,
suspended, proposed for debarment, or declared ineligible for the award of contracts by any Federal agency;

                          (B)   Have / / have not /X/ within a 3-year period
preceding this offer, been convicted of or had a civil judgment rendered against them for: commission of fraud or a criminal offense in connection with obtaining, attempting to obtain, or performing a public (Federal, state, or local) contract or subcontract; violation of Federal or state antitrust statutes relating to the submission of offers; or commission of embezzlement, theft, forgery, bribery, falsification or destruction of records, making false statements, or receiving stolen property; and

                          (C)   Are / / are not /X/ presently indicted for, or
otherwise criminally or civilly charged by a governmental entity with, commission of any of the offenses enumerated in subdivision (a)(1)(i)(B) of this provision.

                    (ii) The offeror has / / has not /X/ within a 3-year period preceding this offer, had one or more contracts terminated for default by any Federal agency.

              (2) "Principals," for the purposes of this certification, means officers; directors; owners; partners; and, persons having primary management or supervisory responsibilities within a business entity (e.g., general manager; plant manager; head of a subsidiary, division, or business segment, and similar positions).

THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER SECTION 1001, TITLE 18, UNITED STATES CODE.

        (b) The offeror shall provide immediate written notice to the Contracting Officer if, at any time prior to contract award, the offeror learns that its certification was erroneous when submitted or has become erroneous by reason of changed circumstances.

        (c) A certification that any of the items in paragraph (a) of this provision exists will not necessarily result in withholding of an award under this solicitation. However, the certification will be considered in connection with a determination of the offeror's responsibility. Failure of the offeror to furnish a certificate or provide such additional information as requested by the Contracting Officer may render the offeror nonresponsible.

        (d) Nothing contained in the foregoing shall be construed to require establishment of a system of records in order to render, in good faith, the certification required by paragraph (a) of this provision. The knowledge and information of an offeror is not required to exceed that which is normally possessed by a prudent person in the ordinary course of business dealings.

        (e) The certification in paragraph (a) of this provision is a material representation of fact upon which reliance was placed when making award. If it is later determined that the offeror knowingly rendered an erroneous certification, in addition to other remedies available to the Government, the Contracting Officer may terminate the contract resulting from this solicitation for default.

12.     52.203-2 CERTIFICATE OF INDEPENDENT PRICE DETERMINATION (APR 1985)

        (a) The offeror certifies that --

            (1) The prices in this offer have been arrived at independently, without, for the purpose of restricting competition, any consultation, communication, or agreement with any other offeror or competitor relating to
(i) those prices, (ii) the intention to submit an offer, or (iii) the methods or factors used to calculate the prices offered;

            (2) The prices in this offer have not been and will not be knowingly disclosed by the offeror, directly or indirectly, to any other offeror or competitor before bid opening (in the case of a sealed bid solicitation) or contract award (in the case of a negotiated solicitation) unless otherwise required by law; and

            (3) No attempt has been made or will be made by the offeror to induce any other concern to submit or not to submit an offer for the purpose of restricting competition.

        (b) Each signature on the offer is considered to be a certification by the signatory that the signatory --

            (1) Is the person in the offeror's organization responsible for determining the prices being offered in this bid or proposal, and that the signatory has not participated and will not participate in any action contrary to subparagraphs (a)(1) through (a)(3) above; or

            (2) (i) Has been authorized, in writing, to act as agent for the following principals in certifying that those principals have not participated, and will not participate in any action contrary to subparagraphs (a)(1) through
(a)(3) above Rebecca Boenigk - President - NP5 [insert full name of person(s) in the offeror's organization responsible for determining the prices offered in this bid or proposal, and the title of his or her position in the offeror's organization];

                (ii) As an authorized agent, does certify that the principals named in subdivision (b)(2)(i) above have not participated, and will not participate, in any action contrary to subparagraphs (a)(1) through (a)(3) above; and

                (iii) As an agent, has not personally participated, and will not participate, in any action contrary to subparagraphs (a)(1) through (a)(3) above.

        (c) If the offeror deletes or modifies subparagraph (a)(2) above, the offeror must furnish with its offer a signed statement setting forth in detail the circumstances of the disclosure.

13.     52.203-4  CONTINGENT FEE REPRESENTATION AND AGREEMENT (APR 1984)

        (a) Representation. The offeror represents that, except for full-time bona fide employees working solely for the offeror, the offeror --

        [NOTE: For interpretation of the representation, including the term "bona fide employee," see Subpart 3.4 of the Federal Acquisition Regulation.]

            (1) [X] has, [ ] has not employed or retained any person or company to solicit or obtain this contract; and

            (2) [ ] has, [X] has not paid or agreed to pay to any person or company employed or retained to solicit or obtain this contract any commission, percentage, brokerage, or other fee contingent upon or resulting from the award of this contract.

        (b) Agreement. The offeror agrees to provide information relating to the above Representation as requested by the Contracting Officer and, when subparagraph (a)(1) or (a)(2) is answered affirmatively, to promptly submit to the Contracting Officer --

            (1) A completed Standard Form 119, Statement of Contingent or Other Fees, (SF 119); or

            (2) A signed statement indicating that the SF 119 was previously submitted to the same contracting office, including the date and applicable solicitation or contract number, and representing that the prior SF 119 applies to this offer or quotation.

14.     52.223-5 CERTIFICATION REGARDING A DRUG-FREE WORKPLACE (JUL 1990)

        (a) Definitions. As used in this provision,

            "Controlled substance" means a controlled substance in schedules I through V of section 202 of the Controlled Substances Act (21 U.S.C. 812) and as further defined in regulation at 21 CFR 1308.11 - 1308.15.

            "Conviction" means a finding of guilt (including a plea of nolo contendere) or imposition of sentence, or both, by any judicial body charged with the responsibility to determine violations of the Federal or State criminal drug statutes.

            "Criminal drug statute" means a Federal or non-Federal criminal statute involving the manufacture, distribution, dispensing, possession or use of any controlled substance.

            "Drug-free workplace" means the site(s) for the performance of work done by the contractor in connection with a specific contract at which employees of the Contractor are prohibited from engaging in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance.




                                                GSA FORM 3503 PAGE 5 (REV 2-92)

                "Employee" means an employee of a Contractor directly engaged in the performance of work under a Government contract. "Directly engaged" is defined to include all direct cost employees and any other Contractor employee who has other than a minimal impact or involvement in contract performance.

                "Individual" means an offeror/contractor that has no more than one employee including the offeror/contractor.

        (b) By submission of its offer, the offeror, if other than an individual, who is making an offer that equals or exceeds $25,000, certifies and agrees that, with respect to all employees of the offeror to be employed under a contract resulting from this solicitation, it will -- no later than 30 calendar days after contract award (unless a longer period is agreed to in writing), for contracts of 30 calendar days or more performance duration, or as soon as possible for contracts of less than 30 calendar days performance duration; but in any case, by a date prior to when performance is expected to be completed --

                (1) Publish a statement notifying such employees that the unlawful manufacture, distribution, dispensing, possession or use of a controlled substance is prohibited in the Contractor's workplace and specifying the actions that will be taken against employees for violations of such prohibition;

                (2) Establish an ongoing drug-free awareness program to inform such employees about --

                        (i)    The dangers of drug abuse in the workplace;

                        (ii) The Contractor's policy of maintaining a drug-free workplace;

                        (iii) Any available drug counseling, rehabilitation, and employee assistance programs; and

                        (iv) The penalties that may be imposed upon employees for drug abuse violations occurring in the workplace;

                (3) Provide all employees engaged in performance of the contract with a copy of the statement required by subparagraph (b)(1) of this provision;

                (4) Notify such employees in writing in the statement required by subparagraph (b)(1) of this provision that, as a condition of continued employment on the contract resulting from this solicitation, the employee will --

                        (i)    Abide by the terms of the statement; and

                        (ii) Notify the employer in writing of the employee's conviction under a criminal drug statute for a violation occurring in the workplace no later than 5 calendar days after such conviction;

                (5) Notify the Contracting Officer in writing within 10 calendar days after receiving notice under subdivision (b)(4)(ii) of this provision, from an employee or otherwise receiving actual notice of such conviction. The notice shall include the position title of the employee; and

                (6) Within 30 calendar days after receiving notice under subparagraph (a)(4)(ii) of this provision of a conviction, take one of the following actions with respect to any employee who is convicted of a drug abuse violation occurring in the workplace:

                        (i) Take appropriate personnel action against such employee, up to and including termination; or

                        (ii) Require such employee to satisfactorily participate in a drug abuse assistance or rehabilitation program approved for such purposes by a Federal, State, or local health, law enforcement, or other appropriate agency.

                (7) Make a good faith effort to maintain a drug-free workplace through implementation of subparagraphs (b)(1) through (b)(6) of this provision.

        (c) By submission of its offer, the offeror, if an individual who is making an offer of any dollar value, certifies and agrees that the offeror will not engage in the unlawful manufacture, distribution, dispensing, possession, or use of a controlled substance in the performance of the contract resulting from this solicitation.

        (d) Failure of the offeror to provide the certification required by paragraphs (b) or (c) of this provision, renders the offeror unqualified and ineligible for award. (See FAR 9.104-1(g) and 19.602-1(a)(2)(i).)

        (e) In addition to other remedies available to the Government, the certification in paragraphs (b) or (c) of this provision concerns a matter within the jurisdiction of an agency of the United States and the making of a false, fictitious, or fraudulent certification may render the maker subject to prosecution under Title 18, United States Code, Section 1001.

15.     52.223-1        CLEAN AIR AND WATER CERTIFICATION (APR 1984)

(Applicable if the offer exceeds $100,000 or the contracting officer has determined that orders under an indefinite quantity contract in any year will exceed $100,000, or a facility to be used has been the subject of a conviction under the Clean Air Act (42 U.S.C. 7413(c)(1)) or the Federal Water Pollution Control Act (33 U.S.C. 1319(c)) and is listed by EPA, or is not otherwise exempt.)

The offeror certifies that -

        (a) Any facility to be used in the performance of this proposed contract is / /, is not /X/ listed on the Environmental Protection Agency List of Violating Facilities;

        (b) The offeror will immediately notify the Contracting Officer, before award, of the receipt of any communication from the Administrator, or a designee, of the Environmental Protection Agency, indicating that any facility that the offeror proposes to use for the performance of the contract is under consideration to be listed on the EPA List of Violating Facilities; and

        (c) The offeror will include a certification substantially the same as this certification, including this paragraph (c), in every nonexempt subcontract.

16.     52.203-11       CERTIFICATION AND DISCLOSURE REGARDING PAYMENTS TO
                        INFLUENCE CERTAIN FEDERAL TRANSACTIONS (APR 1991)
                        (Deviation)

(Applicable if the offer exceeds $100,000)

        (a) The definitions and prohibitions contained in the clause, at FAR 52.203-12, Limitation on Payments to Influence Certain Federal Transactions, included in this solicitation are hereby incorporated by reference in paragraph
(b) of this certification.

        (b) The offeror, by signing its offer, hereby certifies to the best of his or her knowledge and belief that on or after December 23, 1989 -

           (1) No Federal appropriated funds have been paid or will be paid to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with the awarding of a contract resulting from this solicitation.

           (2) If any funds other than Federal appropriated funds (including profit or fee received under a covered Federal transaction) have been paid, or will be paid, to any person for influencing or attempting to influence an officer or employee of any agency, a Member of Congress, an officer or employee of Congress, or an employee of a Member of Congress on his or her behalf in connection with this solicitation, the offeror shall complete and submit, with its offer, OMB standard form LLL, Disclosure of Lobbying Activities, to the Contracting Officer; and

           (3) He or she will include the language of this certification in all subcontract awards at any tier and require that all recipients of subcontract awards in excess of $100,000 shall certify and disclose accordingly.

        (c) Submission of this certification and disclosure is a prerequisite for making or entering into this contract imposed by section 1352, title 31, United States Code. Any person who makes an expenditure prohibited under this provision or who fails to file or amend the disclosure form to be filed or amended by this provision, shall be subject to a civil penalty of not less than $10,000, and not more than $100,000, of each such failure.

17.     52.203-8        REQUIREMENT FOR CERTIFICATE OF PROCUREMENT INTEGRITY
                        (NOV 1990)
(Applicable if the offer exceeds $100,000)

       (a) Definitions. The definitions at FAR 3.104-4 are hereby incorporated in this provision.

       (b) Certifications. As required in paragraph (c) of this provision, the officer or employee responsible for this offer shall execute the following certification:

                      CERTIFICATE OF PROCUREMENT INTEGRITY

        (1) I, Martin Gear [Name of certifier], am the officer or employee responsible for the preparation of this offer and hereby certify that, to the best of my knowledge and belief, with the exception of any information described in this certificate, I have no information concerning a violation or possible violation of subsection 27(a), (b), (d), or (f) of the Office of Federal Procurement Policy Act, as amended* (41 U.S.C. 423), hereinafter referred to as "the Act"), as implemented in the FAR, occurring during the conduct of this procurement FCNO-93-S303-3Mod9 [solicitation number].

        (2) As required by subsection 27(e)(1)(B) of the Act, I further certify that, to the best of my knowledge and belief, each officer, employee, agent, representative, and consultant of Neutral Posture Ergonomics [Name of Offeror] who has participated personally and substantially in the preparation or submission of this offer has certified that he or she is familiar with, and will comply with, the requirements of subsection 27(a) of the Act, as implemented in the FAR, and will report immediately to me any information concerning a violation or possible violation of subsections 27(a), (b), (d), or
(f) of the Act, as implemented in the FAR, pertaining to this procurement.

                (3) Violations or possible violations: (Continue on plain bond paper if necessary and label Certificate of Procurement Integrity (Continuation Sheet), ENTER NONE IF NON EXIST)

                NONE
                -------------------------------------------------------------
                -------------------------------------------------------------
                -------------------------------------------------------------

                (4) I agree that, if awarded a contract under this solicitation, the certifications required by subsection 27(e)(1)(B) of the Act shall be maintained in accordance with paragraph (f) of this provision.


/s/ MARTIN GEAR                         11/01/95
--------------------------------------  ------------
[Signature of the Officer or Employee   Date
Responsible for the Offer]

Martin Gear
--------------------------------------
[Typed Name of the Officer or Employee
Responsible for the Offer]

* Subsections 27(a), (b), and (d) are effective on December 1, 1990. Subsection 27(f) is effective on June 1, 1991.

THIS CERTIFICATION CONCERNS A MATTER WITHIN THE JURISDICTION OF AN AGENCY OF THE UNITED STATES AND THE MAKING OF A FALSE, FICTITIOUS, OR FRAUDULENT CERTIFICATION MAY RENDER THE MAKER SUBJECT TO PROSECUTION UNDER TITLE 18, UNITED STATES CODE, SECTION 1001.

                             (End of certification)

        (c)     (Applicable to sealed bid solicitations)

                (1) FOR PROCUREMENTS USING SEALED BIDDING PROCEDURES, THE SIGNED CERTIFICATIONS SHALL BE SUBMITTED BY EACH BIDDER WITH THE BID SUBMISSION EXCEPT FOR PROCUREMENTS USING TWO-STEP SEALED BIDDING PROCEDURE (SEE SUBPART 14.5). For those procurements, the certifications shall be submitted with submission of the step two sealed bids. A certificate is not required for indefinite delivery contracts (see Subpart 16.5) unless the total estimated value of all orders eventually to be placed under the contract is expected to exceed $100,000.

                (2) For contracts and contract modifications which include options, a certificate is required when the aggregate value of the contract or contract modification and all options (see 3.104-4(e)) exceeds $100,000.

                (3) FAILURE OF A BIDDER TO SUBMIT THE SIGNED CERTIFICATE WITH ITS BID SHALL RENDER THE BID NONRESPONSIVE.

        (c) (Applicable to negotiated solicitations) For procurements, including contract modifications, in excess of $100,000 made using procedures other than sealed bidding, the signed certifications shall be submitted by the successful Offeror to the Contracting Officer within the time period specified by the Contracting Officer when requesting the certificates except as provided in subparagraphs (c)(1) through (c)(5) of this clause. In no event shall the certificate be submitted subsequent to award of a contract or execution of a contract modification:

                (1) For letter contracts, other unpriced contracts, or unpriced contract modifications, whether or not the unpriced contract or modification contains a maximum or not to exceed price, the signed certifications shall be submitted prior to the award of the letter contract, unpriced contract, or unpriced contract modification, and prior to the definitization of the letter contract or the establishment of the price of the unpriced contract or unpriced contract modification. The second certification shall apply only to the period between award of the letter contract and execution of the document definitizing the letter contract, or award of the unpriced contract or unpriced contract modification and execution of the document establishing the definitive price of such unpriced contract or unpriced contract modification.

                (2) For basic ordering agreements, prior to the execution of a priced order; prior to the execution of an unpriced order, whether or not the unpriced order contains a maximum or not to exceed price; and, prior to establishing the price of an unpriced order. The second certificate to be submitted for unpriced orders shall apply only to the period between award of the unpriced order and execution of the document establishing the definitive price for such order.

                (3) A certificate is not required for indefinite delivery contracts (see Subpart 16.5) unless the total estimated value of all orders eventually to be placed under the contract is expected to exceed $100,000.

                (4) For contracts and contract modifications which include options, a certificate is required when the aggregate value of the contact or contract modification and all options (see 3.104-4(e)) exceeds $100,000.

                (5) For purposes of contracts entered into under section 8(a) of the SBA, the business entity with whom the SBA contracts, and not the SBA, shall be required to comply with the certification requirements of subsection 27(e). The SBA shall obtain the signed certificate from the business entity and forward the certificate to the Contracting Officer prior to the award of a contract to the SBA.


GSA FORM 3503 PAGE 8 (REV. 2-92)

                (6) Failure of an Offeror to submit the signed certificate within the time prescribed by the Contracting Officer shall cause the offer to be rejected.

        (d) Pursuant to FAR 3.104-9(d), the Offeror may be requested to execute additional certifications at the request of the Government. Failure of an Offeror to submit the additional certifications shall cause its offer to be rejected.

        (e) A certification containing a disclosure of a violation or possible violation will not necessarily result in the withholding of award under this solicitation. However, the Government, after evaluation of the disclosure, may cancel this procurement or take any other appropriate actions in the interests of the Government, such as disqualification of the Offeror.

        (f) In making the certification in paragraph (2) of the certificate, the officer or employee of the competing contractor responsible for the offer may rely upon a one-time certification from each individual required to submit a certification to the competing contractor, supplemented by periodic training. These certifications shall be obtained at the earliest possible date after an individual required to certify begins employment or association with the contractor. If a contractor decides to rely on a certification executed prior to the suspension of section 27 (i.e., prior to December 1, 1989), the Contractor shall ensure that an individual who has so certified is notified that section 27 has been reinstated. These certifications shall be maintained by the Contractor for 6 years from the date a certifying employee's employment with the company ends or, for an agent, representative, or consultant, 6 years from the date such individual ceases to act on behalf of the Contractor.

        (g) Certifications under paragraphs (b) and (d) of this provision are material representations of fact upon which reliance will be placed in awarding a contract.

18.     52.209-7        ORGANIZATIONAL CONFLICTS OF INTEREST CERTIFICATE --
MARKETING CONSULTANTS (NOV 1991) (Applicable to negotiated acquisitions if the offer exceeds $200,000.)

        (a)     Definitions.

                (1) Marketing consultant means any independent contractor who furnishes advice, information, direction, or assistance to an offeror or any other contractor in support of the preparation or submission of an offer for a government contract by that offeror. An independent Contractor is not a marketing consultant when rendering --

                        (i)     Services excluded in Subpart 37.204;

                        (ii) Routine engineering and technical services (such as installation, operation, or maintenance of systems, equipment, software, components, or facilities);

                        (iii) Routine legal, actuarial, auditing, and accounting services; or

                        (iv)    Training services.

                (2) Organizational conflict of interest means that because of other activities or relationships with other persons, a person is unable or potentially unable to render impartial assistance or advice to the Government, or the person's objectivity in performing the contract work is or might be otherwise impaired, or a person has an unfair competitive advantage.

        (b) An individual or firm that employs, retains or engages contractually one or more marketing consultants in connection with a contract, shall submit to the contracting officer, with respect to each marketing consultant, the certificates described below, if the individual or firm is notified that it is the apparent successful offeror.

        (c)     The certificate must contain the following:

                (1) The name of the agency and the number of the solicitation in question.

                (2) The name, address, telephone number, and federal taxpayer identification number of the marketing consultant.

                (3) The name, address, and telephone number of a responsible officer or employee of the marketing consultant who has personal knowledge of the marketing consultants involvement in the contract.

                (4) A description of the nature of the services rendered by or to be rendered by the marketing consultant.

                (5) The name, address, and telephone number of the client or clients, and the name of a responsible officer or employee of the marketing consultant who is knowledgeable about the services provided to such client(s), and a description of the nature of the services rendered to such client(s), if, based on information provided to the Contractor by the marketing consultant, any marketing consultant is rendering or, in the 12 months preceding the date of the certificate, has rendered services respecting the same subject matter of the instant solicitation, or directly relating to such subject matter, to the Government or any other client (including any foreign government or person).

                (6) A statement that the person who signs the certificate for the prime Contractor has informed the marketing consultant of the existence of Subpart 9.5 and Office of Federal Procurement Policy Letter 89-1.

                (7) The signature, name, title, employer's name, address, and telephone number of the persons who signed the certificates for both the apparent successful offeror and the marketing consultant.


                                                GSA FORM 3503 PAGE 9 (REV 2-92)

        (d) In addition, the apparent successful offeror shall forward to the Contracting Officer a certificate signed by the marketing consultant that the marketing consultant has been told of the existence of Subpart 9.5 and Office of Federal Procurement Policy Letter 89-1, and the marketing consultant has made inquiry, and to the best of the consultant's knowledge and belief, the consultant has provided no unfair competitive advantage to the prime Contractor with respect to the services rendered or to be rendered in connection with the solicitation, or that any unfair competitive advantage that, to the best of the consultant's knowledge and belief, does or may exist, has been disclosed to the offeror.

        (e) Failure of the offeror to provide the required certifications may result in the offeror being determined ineligible for award.
Misrepresentation of any fact may result in the assessment of penalties associated with false certifications or such other provisions provided for by law or regulation.

19.     52.209-15       NOTICE OF PARTICIPATION BY ORGANIZATIONS FOR THE
HANDICAPPED (APR 1991) (Applies if solicitation is total or partial small business set-aside)

        (a)     Definitions.

                "Handicapped individual" means a person who has a physical, mental, or emotional impairment, defect, ailment, disease, or disability of a permanent nature which in any way limits the selection of any type of employment for which the person would otherwise be qualified or qualifiable.

"Public or private organization for the handicapped" means one (1) which is organized under the laws of the United States or of any State, operating in the interest of handicapped individuals, the net income of which does not inure in whole or in part to the benefit of any shareholder or other individual; (2) which complies with any applicable occupational health and safety standard prescribed by the Secretary of Labor; and (3) employs in the production of commodities and in the provision of services, handicapped individuals for not less than 75 percent of the direct labor required for the production or provision of the commodities or services.

        (b) Certification. The offeror certifies that it is [ ] is not [x] a public or private organization for the handicapped. An offeror certifying in the affirmative is eligible to participate in any resultant contract as if it were a small business concern.

        (c) Agreement. An offeror certifying as a public or private organization for the handicapped agrees that at least 75 percent of the direct labor required in the performance of the contract will be performed by handicapped individuals.

20.     52.215-11       AUTHORIZED NEGOTIATORS (APR 1984)
(Applicable to negotiated acquisitions)

The offeror or quoter represents that the following persons are authorized to negotiate on its behalf with the Government in connection with this request for proposals or quotations: [list names, titles, and telephone numbers of the authorized negotiators].

        Martin Gear - Manager for Federal Government Contracts - (410) 715-1266
        -----------------------------------------------------------------------
        Rebecca Boenigk - President - (409) 822-5080
        -----------------------------------------------------------------------

        -----------------------------------------------------------------------


GSA FORM 3503 PAGE 10 (REV. 2-92)

SOLICITATION NO. FCNO-93-S303-3                                  PAGE 104 of 123

52.215-20        PLACE OF PERFORMANCE (APR 1984)

(a) The offeror or quoter, in the performance of any contract resulting from this solicitation ( ) intends, ( ) does not intend (check applicable box) to use one or more plants or facilities located at a different address from the address of the offeror or quoter as indicated in this proposal or quotation.

(b) If the offeror or quoter checks "intends" in paragraph (a) above, it shall insert in the spaces provided below the required information:

                                             NAME AND ADDRESS OF OWNER AND
PLACE OF PERFORMANCE (STREET                   OPERATOR OF THE PLANT OR
  ADDRESS, CITY, COUNTY,                        FACILITY IF OTHER THAN
   STATE, AND ZIP CODE)                           OFFEROR OR QUOTER
2301 Fountain Ave.                         Neutral Posture Ergonomics, Inc.
----------------------------               --------------------------------
Bryan, Brazos Cty, Texas
----------------------------               --------------------------------
77801
----------------------------               --------------------------------

52.225-20        BUY AMERICAN ACT -- NORTH AMERICAN FREE TRADE AGREEMENT
IMPLEMENTATION ACT -- BALANCE OF PAYMENTS PROGRAM CERTIFICATE (JAN 1994)

(a) The offeror hereby certifies that each end product, except those listed in paragraph (b) of this provision, is a domestic end product (as defined in the clause entitled "Buy American Act -- North American Free Trade Agreement (NAFTA) Implementation Act -- Balance of Payments Program") and that components of unknown origin have been considered to have been mined, produced, or manufactured outside the United States.

(b) Excluded End Products:


     LINE ITEM NO.                               COUNTRY OF ORIGIN
        NONE
----------------------------               --------------------------------

----------------------------               --------------------------------

----------------------------               --------------------------------


(List as necessary)

(c) Offers will be evaluated by giving certain preferences to domestic end products or NAFTA country end products over other end products. In order to obtain these preferences in the evaluation of each excluded end product listed in paragraph (b) of this provision, offerors must identify and certify below those excluded end products that are NAFTA country end products. Products that are not identified and certified below will not be deemed NAFTA country end products. Offerors must certify by inserting the applicable line item numbers in the following:

         (1) The offeror certifies that the following supplies qualify as "NAFTA country end products" as that term is defined in the clause entitled "Buy American Act -- North American Free Trade Agreement Implementation Act -- Balance of Payments Program:"

                  NONE
              ------------------------------------------------------------
         (Insert line item numbers)

(d) Offers will be evaluated in accordance with FAR Part 25.

SOLICITATION NO. FCNO-93-S303-3                                  PAGE 105 of 123

552.225-8       TRADE AGREEMENTS ACT CERTIFICATE (DEC 1994) (DEVIATION
FAR 52.225-8)

(a) The Offeror, by signing this offer, certifies that each end product to be delivered under this contract is a U.S. made end product, a designated country end product, a Caribbean Basin country end product, a Canadian end product or a Mexican end product as defined in the clause entitled "Trade Agreements Act" at 48 CFR 552.225-9.

(b) Offers will be evaluated in accordance with Subpart 25.4 of the Federal Acquisition Regulation except that offers of U.S. made end products, designated country end products, Caribbean Basin end products, Canadian end products, or Mexican end products shall be evaluated without the restrictions of the Buy American Act or the Balance of Payments Program.

K-FSS-30        CLAUSES APPLICABLE TO COST ACCOUNTING STANDARDS (JAN 1995)

Reference is made to the provision in this Section K that is numbered and entitled 52.230-1, DISCLOSURE STATEMENT-COST ACCOUNTING PRACTICES AND CERTIFICATION. On the basis of the information furnished by the offeror in conjunction with that provision, any one or more of the following clauses may be applicable to a contract awarded to the offeror. These clauses have not been included in this solicitation, but will be negotiated into contracts prior to award if it is determined that the contract is subject to the cost accounting standards (CAS) requirements. In this connection, all determinations of applicability are contingent upon the value of the proposed award (not the amount of the offer), and whether cost or pricing data is considered in the evaluation of the offeror's proposal. These clauses are prescribed in the Federal Acquisition Regulation (FAR), but also appear in 48 CFR Chapter 99, the pertinent portions of which are reprinted in FAR Appendix B, Cost Accounting Preambles and Regulations.

(a) 52.230-2, COST ACCOUNTING STANDARDS. Applicable if the contract is subject to full CAS coverage. (Indicated by checking 52.230-1), Part 1, (c)(1) or (c)(2), or if offeror does not qualify for exemptions under Part 1, (c)(3) or (c)(4), or Part II.)

(b) 52.230-3, DISCLOSURE AND CONSISTENCY OF COST ACCOUNTING PRACTICES. Applicable if the contract is subject to modified CAS coverage. (Indicated when offeror requests a monetary exemption under 52.230-1, Part I, (c)(3) or (c)(4), or modified coverage under Part II.)

(c) 52.230-4, CONSISTENCY IN COST ACCOUNTING PRACTICES. Applicable if the proposed contract is exempt from CAS requirements solely on the basis of the fact that the contract is to be awarded to a United Kingdom contractor and is to be performed substantially in the United Kingdom.

(d) 52.230-5, ADMINISTRATION OF COST ACCOUNTING STANDARDS. Applicable if either 52.230-2 or 52.230-3 apply to the resultant contract.

K-FSS-35-B        GSA FORM 3503, REPRESENTATIONS AND CERTIFICATIONS (JUN 1995)

GSA Form 3503, Representations and Certifications, February 1992 edition, is included in this Section K as a part of this solicitation.

This form is amended as set forth below.

(a) Article 2, 52.204-3, Taxpayer Identification, is amended in the provision heading by removing the date "(SEP 1989)" and inserting in its place "(MAR 1994)". In addition, paragraph (b) of the provision is revised to read as follows:

         "All offerors are required to submit the information required in paragraphs (c) through (e) of this solicitation provision in order to comply with reporting requirements of 26 U.S.C. 6041, 6041A, and 6050M and implementing regulations issued by the Internal Revenue Service (IRS). If the resulting contract is subject to the reporting requirements described in FAR 4.903, the failure or refusal by the offeror to furnish the information may result in a 31 percent reduction of payments otherwise due under the contract."

(b)      Article 10, 52.2044, Contractor Establishment Code, is deleted.

SOLICITATION NO. FCNO-93-S303-3                                 PAGE 106 of 123

(c) Article 17, 52.203-8, Requirement for Certificate of Procurement Integrity (NOV 1990), is amended in the provision heading by showing two provision numbers before the title, as follows: "52.203-8/52.203-8 ALT I."
Explanation: Article 17 is actually a combination of two provisions, FAR 52.203-8, which is applicable to sealed bid solicitations, and FAR 52.203-8 Alternate 1, which is applicable to negotiated solicitations. With the exception of paragraph (c), these two provisions are identical. Consequently, for the sake of brevity, they are shown in GSA Form 3503 as a single article. but with two versions of paragraph (c), each of which is identified as to its applicability. Any reference to "52.203-8 ALT I" which may appear elsewhere in this solicitation (or in a cover page notice) shall be regarded as meaning this
Article 17 and the paragraph (c) of this article that is identified as being "(Applicable to negotiated solicitations)".

(d) Article 19, 52.219-15, Notice of Participation by Organizations for the Handicapped, is deleted.

(e) ARTICLE 1, 552.219-1, SMALL BUSINESS CONCERN REPRESENTATION, IS DELETED. THE FAR PROVISION 52.219-1, SMALL BUSINESS CONCERN REPRESENTATION, IS INCLUDED IN SECTION K OF THIS SOLICITATION.

SOLICITATION NO. FCNO-93-S303-3                                 PAGE 107 of 123

SECTION L
INSTRS., CONDS., AND NOTICES TO OFFERORS

52.233-2         SERVICE OF PROTEST (NOV 1988)

(a) Protests, as defined in section 33.101 of the Federal Acquisition Regulation, that are filed directly with an agency, and copies of any protests that are filed with the General Accounting Office (GAO) or the General Services Administration Board of Contract Appeals (GSBCA), shall be served on the Contracting Officer (addressed as follows) by obtaining written and dated acknowledgment of receipt from:

         GENERAL SERVICES ADMINISTRATION
FEDERAL SUPPLY SERVICE
NATIONAL FURNITURE CENTER (3FNS)
CRYSTAL MAIL BUILDING 4, SUITE 403
WASHINGTON, DC 20406

(b) The copy of any protest shall be received in the office designated above on the same day a protest is filed with the GSBCA or within one day of filing a protest with the GAO.

52.252-1         SOLICITATION PROVISIONS INCORPORATED BY REFERENCE (JUN 1988)

This solicitation incorporates one or more solicitation provisions by reference, with the same force and effect as if they were given in full text. Upon request, the Contracting Officer will make their full text available.

552.219-73       PREPARATION, SUBMISSION, AND NEGOTIATION OF SUBCONTRACTING
PLANS (JUNE 1994)

(a) An offeror, other than a small business concern, submitting an offer that exceeds $500,000 ($1,000,000 for construction) shall submit a subcontracting plan with its initial offer. The subcontracting plan will be negotiated concurrently with price and any required technical and management proposals, unless the offeror submits a previously-approved commercial products plan. Maximum practicable utilization of small, small disadvantaged, and women-owned small business concerns as subcontractors is a matter of national interest with both social and economic benefits. It is the General Services Administration's (GSA's) expectation that an offeror's subcontracting plan will reflect a commitment to assuring that small, small disadvantaged, and women-owned small business concerns are provided the maximum practicable opportunity, consistent with efficient contract performance, to participate as subcontractors in the performance of the resulting contract. An offeror submitting a commercial products plan can reflect this commitment through subcontracting opportunities it provides that relate to the offeror's production generally; i.e., for both its commercial and Government business.

(b) GSA believes that this potential contract provides significant opportunities for the use of small, small disadvantaged, and women-owned small business concerns as subcontractors. Consequently, in addressing the eleven elements described at 552.219-9(d) of the clause in this contract entitled Small Business Subcontracting Plan, the offeror shall demonstrate that its subcontracting plan represents a creative and innovative program for involving small, small disadvantaged, and women-owned small business concerns in performing the contract. The subcontracting plan shall include a description of the offeror's subcontracting strategies used in any previous contracts, significant achievements, and how this plan will build upon those earlier achievements. Additionally, the offeror shall demonstrate through its plan that it understands the small business subcontracting program's objectives, GSA's expectations, and is committed to taking those actions necessary to meet these goals or objectives.

(c) In determining the acceptability of any subcontracting plan, the Contracting Officer will --

SOLICITATION NO. FCNO-93-S303-3                                PAGE 108 of 123

         (1) Review the plan to verify that the offeror has demonstrated an understanding of the small business subcontracting program's objectives and GSA's expectations with respect to the program and has included all the information, goals, and assurances required by 552.219-9;

         (2) Consider previous goals and achievements of contractors in the same industry;

         (3) Consider information and potential sources obtained from agencies administering national and local preference programs and other advocacy groups in evaluating whether the goals stated in the plan adequately reflect the anticipated potential for subcontracting to small, small disadvantaged, and women-owned small business concerns; and

         (4) Review the offeror's description of its strategies, historical performance and significant achievements in placing subcontracts for the same or similar products or services with small, small disadvantaged, and women-owned small business concerns. The offeror's description can apply to commercial as well as previous Government contracts.

(d) Failure to submit an acceptable subcontracting plan and/or correct deficiencies in a plan within the time specified by the Contracting Officer shall make the offeror ineligible for award.

L-FSS-57         LATE PROPOSALS (FEB 1991)

(a) Offerors are cautioned that Paragraph (a)(4) of FAR clause 52.215-10. Late Submissions, Modifications, and Withdrawals of Proposals, is inapplicable to this solicitation. Accordingly, the date appearing in Block 9 of Standard Form 33 is the firm cut-off date established for receipt of proposals. Any proposal received at the office designated in the solicitation after the exact time specified for receipt will not be considered unless it qualifies under Paragraph (a)(1), (a)(2), (a)(3), or (b) of FAR clause 52.215-10.

(b) No additional Special Item Numbers may be added to the proposal after the firm cut-off date established for receipt of proposals. However, additional products and/or models may be added when the item offered falls under a Special Item Number originally submitted in a timely manner.

L-FSS-59         AWARD (APR 1984)

Until a formal notice of award is issued, no communication by the Government, whether written or oral, shall be interpreted as a promise that an award will be made.

L-FSS-101         BEST AND FINAL OFFERS (MAR 1990)

(a) Upon the conclusion of discussions the Contracting Officer will request a "best and final" offer. Oral requests will be confirmed in writing.

(b)      The request will include -

         (1)     Notice that discussions are concluded-,

         (2) Notice that this is the opportunity to submit a best and final offer;

         (3)     The specified cutoff date and time;

         (4) A statement that any modification proposed as a result of the best and final offer must be received by the date and time specified and will be subject to the Late Submissions, Modifications, and Withdrawals of Proposals provision of this solicitation.

(c) The Contracting Officer will not reopen discussions after receipt of best and final offers unless it is clearly in the interests of the Government to do so. If discussions are reopened, the Contracting Officer will issue an additional request for best and final offer.

SOLICITATION NO. FCNO-93-S303-3                                  PAGE 109 of 123

(d) It is the Contracting Officer's desire to conclude negotiations by March 1, 1996.

L-FSS-490         UNSOLICITED SAMPLES, DESCRIPTIVE LITERATURE, OR BRAND NAME
REFERENCES (APR 1984)

When procurement is effected under specifications or purchase descriptions (other than "brand name or equal") and the Government does not specifically request bid samples, descriptive literature, or references to brand names. models, or part numbers as an integral part of the bid, and the bid is accompanied by any of those materials, the materials will be disregarded, unless it is clear from the bid or accompanying papers that it was the bidders' intention to qualify the bid.

SOLICITATION NO. FCNO-93-S303-3                 PAGE 110 of 123

SECTION M
EVALUATION FACTORS FOR AWARD

M-FSS-305       MULTIPLE AWARDS (AUG 1995)

(a) Basic Method of Award. The Government may make multiple awards for the articles or services listed herein to those responsible offerors whose offers, conforming to the request for proposals, will be most advantageous to the Government, taking into consideration the multiplicity and complexity of equipment of various manufacturers and the differences in performance required to accomplish or produce required end results, production and distribution facilities, price, compliance with delivery requirements, and other pertinent factors. By providing a selection of comparable supplies or services, ordering activities will be afforded the opportunity of fulfilling their requirements with the lowest cost item having the features which specifically meet their needs.

(b) Offers on Identical Products - Basic Contract Period. The Government will award only one contract for each specific product. When two or more suppliers (e.g., regular dealers) offer the identical product, award will be made competitively to only one offeror on the basis of the lowest net price offered. (Discounts for early payment will not be considered as an evaluation factor in determining the low offeror.)

(c) Offers on Identical Products during a Contract Period Extension. During the first open season for the contract extension period, any offers that are equal to or lower than the current contract price, received for identical items will be considered. Current contractors will be allowed to submit offers for identical items during this open season. The current contractor which has the identical item on contract will be included in this evaluation process. The Government will evaluate all offers and award only one contract for each specific product. Award will be made competitively to only one offeror on the basis of the lowest net price offered. (Discounts for early payment will not be considered as an evaluation factor in determining the low offeror.)

M-FSS-329       COMMERCIAL PRICE LISTS (SEP 1995)

(a) Two copies of the offeror's current published (dated or otherwise identified) commercial descriptive catalogs and/or price lists must accompany the offer. Commercial catalogs and/or price lists shall be those that contain "established catalog or market prices" as set forth in clause M-FSS-330, Basis for Price Negotiation. Special catalogs or price lists printed for the purpose of this offer, showing only net prices to the Government or reference to previous submissions, are not acceptable.

(b) Beside each offered item in the commercial catalog and/or price list, the offeror shall write the special item number under which the item is being offered. All other items shall be marked "excluded," lined out, and initialed by the offeror.

(c) If the terms of sale appearing in the commercial catalogs or price list on which an offer is based are in conflict with the terms of this solicitation, the latter shall govern.

(d) Items containing jewel bearings. If compliance with clause 52.208-1, Required Source for Jewel Bearings, is required and results in increases over commercial list prices, the offeror shall submit a separate list showing for each item (1) item identification, (2) number, size, and type of jewel bearings, and (3) the additional price, if any, resulting from the required purchase of Langer-made jewel bearings; such price to be added to the Contractor's list price. This additional price will be accepted by the Government if determined to be reasonable by the Contracting Officer, and this information shall be included in the cover page of the Federal Supply
Schedule Price List.

SOLICITATION NO. FCNO-93-S303-3                         PAGE 111 of 123

M-FSS-330       BASIS FOR PRICE NEGOTIATION (APR 1984)

(a) General. Prices for items to be awarded under this solicitation normally will be negotiated on the basis of discounts from offeror's established catalog or market prices. Pricing data for the purpose of such negotiation shall be submitted and certified as hereafter provided.

(b) Established Catalog or Market Prices. If the prices offered under this solicitation are based on established catalog or market prices, a certification is required that such prices are established catalog or market prices for commercial items as defined in FAR 15.804-3(c).

(c) Certificate of Established Catalog or Market Price. Offeror certifies that to the best of his knowledge and belief:

     (1) The price(s) quoted in this proposal is based on established catalog or market prices of commercial items, as defined in FAR 15.804-3(c), in effect on the date of the offer or on the dates of any revisions submitted during the course of negotiations.

     (2) Substantial quantities of the items have been sold to the general public at such prices.

     (3) All of the data (including sales data) submitted with this offer are accurate, complete, and current representations of actual transactions to the date when price negotiations are concluded.

SOLICITATION NO. FCNO-93-S303-3                                 PAGE 112 of 123


        NAME AND TITLE OF PERSON AUTHORIZED TO SIGN OFFER
(Type or Print)

Martin Gear - manager for Federal Government Sales
---------------------------------------------------------------------------

SIGNATURE: /s/ MARTIN GEAR
           ----------------------------------------------------------------

FIRM: Neutral Posture Ergonomics, Inc.
      ---------------------------------------------------------------------

DATE OF EXECUTION: 11/01/95
                   --------------------------------------------------------

      CAUTION: False statements may subject the offeror to penalties provided by statute and regulations.

(d) Price Reduction for Defective Pricing Data. If subsequent to the award of any contract resulting from this solicitation it is found that any price negotiated in connection with this contract was increased by any significant amount because the prices, data, and facts were not as stated in the offeror's "Certificate of Established Catalog or Market Price," then the contract price(s) shall be reduced by such amount and the contract shall be modified in writing to reflect such adjustment. Failure to agree on such a reduction, subsequent to a "final decision" by the Contracting Officer in this matter, shall be a dispute concerning a question of fact within the meaning of the "Disputes" clause of the contract.

(e) Access to Records. By submission of this proposal, the offeror grants to the Contracting Officer, or his authorized representative, the right to examine, for the purpose of verifying the (1) statements made in the above "Certificate of Established Catalog or Market Price" or (2) cost or pricing data (including computations and projections) submitted in connection with the "Certificate of Current Cost or Pricing Data" (see f, below), those books, records, documents, papers, and other supporting data which involve transactions related to this proposal which will permit adequate evaluation and verification thereof.

(f)   Cost or Pricing Data.

    (1) If it is determined by the Government that the price(s) quoted under this solicitation is NOT based on established catalog or market prices of commercial items sold in substantial quantities to the general public, or prices set by law or regulations, the offeror shall submit in writing cost or pricing data in support of the proposed price. (For definition of "cost or pricing data," see FAR 15.804-3).

    (2) The offeror shall certify, by the use of the certificate in FAR 15.804-4, that to the best of his knowledge and belief that cost or pricing data submitted in accordance with the above in accurate, complete, and current. The applicable clauses in FAR 15.804-8 are incorporated by reference in this contract.

M-FSS-331       PROJECTED SALES (APR 1994)

(a) The Discount Schedule and Marketing Data section of the solicitation requires full disclosure on commercial pricing and discounting arrangements. This solicitation, however, is testing a reduced discount data disclosure provision for those offerors who qualify. The reduced data requirements are contained in Provision M-FSS-333. Offerors who anticipate sales of $5 million or less under any contract awarded pursuant to this solicitation are eligible to participate in this test. If you believe you are eligible, please insert your best estimate of your projected sales under a proposed contract.

      $4 Million over 5 years ($800K per year)
      ----------------------------------------

SOLICITATION NO. FCNO-93-S303-3                                 PAGE 113 of 123


(b) For previous contractors, your anticipated sales should be commensurate with the sales reported on GSA Form 72A (Contractor's Report of Orders Received) for your previous contract under this schedule.

(c) New offerors should take into consideration the following when estimating their sales.

        (1)     The number of contractors under the schedule.

        (2)     The schedule sales reported by previous vendors.

        (3)     The current commercial sales for items contained in offer.

        (4)     The share of the market now maintained by the vendor.

        (5)     The estimated sales to government agencies on the open market.

(d) The total estimated sales for each special item number (SIN) included in this solicitation are shown in Section B, Schedule of Items. (See Clause B-FSS-96, Estimated Sales, or B-FSS-98, Estimated Requirements). Your eligibility to submit reduced data will be based on the projected TOTAL sales, inclusive of all SIN's for the entire term of your contract.

(e) The Government reserves the right to require full disclosure if it is determined that the sales estimates provided by the offeror exceed $5 million.

M-FSS-333       REDUCED DATA DISCLOSURE (APR 1994)

(a) Data Requirements. The data requirements contained in the insert or attachment to this solicitation entitled "Discount Schedule & Marketing Data"
(DSMD) have been relaxed under certain circumstances. Offerors whose projected sales do not exceed $5 million, determined in accordance with the preceding provision (i.e., M-FSS-331), are authorized to report discount/pricing/sales disclosures in accordance with the following subparagraphs (a)(1) through
(a)(5).

        (1) DSMD Part A, Sections III.b and IV.b. Vendors are not required to complete these sections unless requested to do so by the Contracting Officer.

        (2) DSMD Part B, Section III.a. Vendors are not required to disclose the best pricing arrangement for each customer or category of customer as requested, but rather, may provide information as follows:

                (i) Disclose the discounts, terms and conditions granted to their three largest sales volumes commercial customers for the products offered, including dealers, OEM's, distributors, etc. (based on sales volume) (may be a specific customer, or a category of customers who all receive the same discounts). As part of the disclosure, offerors are asked to provide the annual sales of each customer identified.

                (ii) In addition to the above disclosures, all offerors must disclose discount/pricing arrangements offered to state or local governments for the offered items.

                (iii) Offerors MUST disclose three additional customers IF the top customers are educational institutions. As is its current practice, the Government will not establish its negotiation goals using educational discounts, HOWEVER, the Government expects the same price/discount advantages offered to educational institutions to be extended to the government's educational facilities, if those prices/discounts are more favorable than the discounts awarded in any contract pursuant to this solicitation.

SOLICITATION NO. FCNO-93-S303-3                                 PAGE 114 of 123

        (3) DSMD Part B, Section III.c. and Section V. Information furnished in these sections need only be provided for those customers disclosed in Part B, Section III.a.

        (4) DSMD Part B, Section VI. Vendors are not required to complete this section unless requested to do so by the Contracting Officer.

        (5) DSMD Part B, Section VII. Vendors need only provide sales information on the top two Government best-selling model/product/catalog numbers for each SIN.

(b) Negotiation Objective. Notwithstanding the foregoing relaxation of data requirements, the Government's negotiation objective has not been revised. The Government will continue to pursue discount/pricing arrangements that give the Government most favored customer pricing status. Therefore, the Government's negotiations will not necessarily be restricted to the information provided in the offer, but will include all other information available to the Contracting Officer.

        (1) Offerors are requested to indicate below whether the discounts offered to the Government are equal to or better than those discounts/prices granted to commercial customers who buy in quantities/volumes comparable to the Government's anticipated sales volume?

        YES   X   .  NO       .  If the offeror's response is in the negative,
the offeror is requested to provide the specifies on the discounts/prices offered, terms and conditions, and any other information to support why the Government is not being offered similar pricing arrangements.

        (2) The Contracting Officer reserves the right to request additional information as deemed necessary in order to evaluate and make a decision on the offer.

        (3) Unless otherwise noted, all other provisions of this solicitation remain in force, including all certification requirements.

                            REPORT OF CONTRACT SALES

(To be completed currently contractors)

In the spaces provided below, please provide contract sales data under Federal Supply Schedule 71, Part III, Section H per Special Item Number. The sales must reflect orders received from date of award September 1, 1994 through August 31, 1995.


   A             B               C                  D              E
Contract        Sin       Total Contract         Requote      Sales Below
  No.                          Sales              Sales           BOL

                496-1a     NOT APPLICABLE
                496-1b     NOT APPLICABLE
                496-1c     NOT APPLICABLE
                496-2      NOT APPLICABLE
                496-3      NOT APPLICABLE
                496-4      NOT APPLICABLE
                496-5      NOT APPLICABLE
                496-6      NOT APPLICABLE
                496-7      NOT APPLICABLE
GS-29F-014OC    496-8      $889,047.00           -0-            $889,047.00
GS-29F-014OC    496-9      No Sales
                496-10     NOT APPLICABLE
                496-11     NOT APPLICABLE



Column C must equal the total of columns D and E. Column D must reflect all orders received as a result of requote awards. This includes individual requote orders valued at less than 100,000 net. Column E must reflect all orders received at dollar values at or below the BOL, excluding requote orders valued at less than 100,000 net.

For SIN's not contained on your contracts, please annotate "Not applicable". For SIN's for which you have no sales to report, please annotate "No Sales".

                       DISCOUNT SCHEDULE & MARKETING DATA

INSTRUCTIONS TO OFFERORS:

PART A: General information, applies to each Special Item Number (SIN) for which an offer is submitted. (If all information is the same, SIN's may be combined.)

PART B: Separate discount and sales information, must be completed for each Special Item Number for which an offer is submitted. (If discount information is the same for all products under each SIN, SINs may be combined. However, separate sales information required under Part B VII must be provided for each SIN.)

Information required by each space must be furnished. If not applicable, indicate by "N/A". Information furnished in Part B relating to discounts, allowances and sales information will be treated as "CONFIDENTIAL" by the Government except for final prices and discounts awarded by the government. Failure to provide current, accurate, and complete information under Parts A and B may subject the offeror to liability for refunds pursuant to the price reductions or Defective Pricing Clauses.

                          Part A - General Information
                    (applicable to all special item numbers)

I.      OFFEROR'S MARKETING CATEGORY (check applicable item)

        (a)     Manufacturer selling direct - has no dealers
           -----

        (b) x Manufacturer selling direct to the Government even though he ----- has dealers.

        (c)     Manufacturer selling to the Government through dealers.
           -----

        (d)     Dealer selling direct to the Government.
           -----
                (Dealer must submit manufacturer's price list)

        (e)     Other (specify)
           -----               -----------------------------------------------

II. IDENTIFICATION OF A PRICE LIST AS THE BASIS FOR THIS OFFER (check and attach 2 copies of the Price List)

        (a) xx Manufacturer's catalog/price list Suggested Retail Price List ----- November 1995

        (b)     Dealer's-catalog/price list
           -----

        (c)     Retailer's catalog/price list
           -----

        (d)     Other (specify)
           -----               ----------------------------------------------

III.  WARRANTY: (Question (b) applies only to FSS solicitations.)

      (a) Submit your standard commercial warranty or specify where it may be found in your catalog or price list included with this offer. See page 49 of Price List

      (b) The warranty offered to GSA is more favorable __ less favorable __ or equal to XX the commercial warranty? (check one) Describe and provide the value (expressed as a percentage of the catalog price) if more favorable or less favorable ____%.

IV.   INSTALLATION AND INSTRUCTIONS (This section applies only to FSS.)

      (a)  Are installation and instructions included in this offer?
           Yes  X   No ___ (check one)  (Instruction only)

           If Yes, give details or indicate where the information may be found in your catalog or price list. All chairs come equipped with an "owners manual" instructing the user in how to make the adjustments available.

      (b) Are installation and instruction provisions offered herein to the Government more favorable than those in commercial customers? Yes ___ No X (check one). If Yes, describe and provide the value (expressed as a percentage) ___% SAME

V.    OTHER DATA (In FSS solicitations, answer "Yes" or "No" for each question)

      (a)  YES  Do you maintain stock on hand of the items offered?

      (b)  YES  Do you display the Special Item Number(s) offered in showroom?

      (c)  NO   Do you provide any design and layout assistance related to this
                Special Item Number free of charge?

      (d) N/A If you are a dealer, will you arrange to have other dealers participate in the schedule contract should you receive a contract?

      (e) YES Will you administer all incoming orders, including requests for expediting and follow-up?

VI.   END OF CONTRACT ADDITIONAL DISCOUNTS

An additional discount of zero percent is offered to the Government, which will be applied to the actual aggregate sales for all Special Item Numbers under this contract that exceed the following base figure:

      (a) For current MAS contractors, aggregate sales to the Government, for the most recent *__________* month period under a similar Federal Supply Schedule(s) contract(s) are $857,369.00, based on sales during the period 10/01/94 to 9/30/95.

      (b) For new offerors or current MAS contractors without sales history for the number of months specified in (a) above, projected aggregate sales for the *___* month period of this contract are $__________. Offerors should be prepared to provide the contracting office with information documenting the basis for their projection.

                                                          PAGE 118 of 123
                                                                A

                    PART B - DISCOUNT AND SALES INFORMATION


_______________________________________________________________________________
Name of Offeror                                      GSA Special Item Number


NEUTRAL POSTURE ERGONOMICS, INC.                             496-5

________________________________________________________________________________


I. IDENTIFICATION OF ITEMS OFFERED How many Model/type of catalog items do you offer under this GSA Special Item Number 40 (enter number).
                                              --

II. DISCOUNTS The following concessions are offered to the Government for delivery FOB destination.

     (a) Discount offered on the above GSA Special Item Number is 57.58% from
                                                                  ------
         Price List dated 11/01/95, plus prompt payment discount, as stated on
                          --------
         the first page of this solicitation (additional details may be entered below or attached). If discounts vary, show discounts on price list.

     (b) Quantity Discounts List below any quantity discounts included in this offer. Question (2) below applies only to FSS.

                                   200+ units on single order List - 60.1%

         (1)    Can models/products be combined within Special Item Number?
                Yes  XX    No     .   If Yes, provide details.
                   ------    -----

          All models offered within this S.I.N. may be combined regardless of color or fabric in order to reach the required quantity necessary for the 200+ unit discount.

        (2)     Can Special Item Numbers be combined?
                Yes       No   XX  .  If Yes, provide details.
                   ------    ------


(c) Other beneficial terms, discounts, or concessions included in this offer such as prompt renewal discounts, purchase option credits, etc. (List below and provide detailed explanations) (This section applies only to FSS solicitations)

                      NONE

                                                          PAGE 118 of 123
                                                                B

                    PART B - DISCOUNT AND SALES INFORMATION


_______________________________________________________________________________
NAME OF OFFEROR                                      GSA SPECIAL ITEM NUMBER


NEUTRAL POSTURE ERGONOMICS, INC.                             496-6

________________________________________________________________________________


I.   IDENTIFICATION OF ITEMS OFFERED   How many Model/type of catalog items do
you offer under this GSA Special Item Number   1 (enter number).
                                              ----

II.  DISCOUNTS   The following concessions are offered to the Government for delivery FOB destination.

     (a) Discount offered on the above GSA Special Item Number is 57.58% from Price List dated 11/01/95, plus prompt payment discount, as stated on the first page of this solicitation (additional details may be entered below or attached). If discounts vary, show discounts on price list.

     (b) Quantity Discounts List below any quantity discounts included in this offer. Question (2) below applies only to FSS.

                         200+ units on single order List - 60.1%

         (1)    Can models/products be combined within Special Item Number?
                Yes  X     No     .   If Yes, provide details.
                   ------    -----

         (2)    Can Special Item Numbers be combined?
                Yes       No   X   .  If Yes, provide details.
                   ------    ------


(c) Other beneficial terms, discounts, or concessions included in this offer such as prompt renewal discounts, purchase option credits, etc. (List below and provide detailed explanations) (This section applies only to FSS solicitations)

                      NONE

                                                          PAGE 118 of 123
                                                                C

                    PART B - DISCOUNT AND SALES INFORMATION


_______________________________________________________________________________
NAME OF OFFEROR                                      GSA SPECIAL ITEM NUMBER


NEUTRAL POSTURE ERGONOMICS, INC.                             496-3

________________________________________________________________________________


I. IDENTIFICATION OF ITEMS OFFERED How many Model/type of catalog items do you offer under this GSA Special Item Number 1 (enter number).
                                             ----

II. DISCOUNTS The following concessions are offered to the Government for delivery FOB destination.

     (a) Discount offered on the above GSA Special Item Number is 57.58% from Price List dated 11/01/95, plus prompt payment discount, as stated on the first page of this solicitation (additional details may be entered below or attached). If discounts vary, show discounts on price list.

     (b) Quantity Discounts List below any quantity discounts included in this offer. Question (2) below applies only to FSS.

                           200+ units on single order List - 60.1%

         (1)    Can models/products be combined within Special Item Number?
                Yes  X     No    .    If Yes, provide details.
                   -----     ----

         (2)     Can Special Item Numbers be combined?
                 Yes       No   X   .  If Yes, provide details.
                   -----     -----


(c) Other beneficial terms, discounts, or concessions included in this offer such as prompt renewal discounts, purchase option credits, etc. (List below and provide detailed explanations) (This section applies only to FSS solicitations)

                      NONE

III. DISCOUNTS/CONCESSIONS TO COMMERCIAL CUSTOMERS             PAGE 119 of 123

     A. LIST BELOW THE BEST DISCOUNT AND/OR CONCESSIONS RESULTING IN THE LOWEST NET PRICE (REGARDLESS OF QUANTITY AND TERMS AND CONDITIONS) TO OTHER THAN AUTHORIZED GSA CONTRACT USERS FROM PRICE LIST FOR THE SAME OR SIMILAR PRODUCTS OR SERVICES OFFERED TO THE GOVERNMENT UNDER THIS SOLICITATION. (SHOW ACTUAL PERCENTAGE AND DELIVER TERMS.)

-----------------------------------------------------------------------------------------------------------------------------------
                                                                     COMMISSIONS
                      REGULAR        QUANTITY                        TO OTHER THAN
                      DISCOUNTS      DISCOUNTS       AGGREGATE       EMPLOYEES               PROMPT          FOB
                      (%)            (%)             DISCOUNTS       (%)                     PAYMENT         POINT           OTHER

(1) TO dealers/       -50% &
    retailers         -50,-10%                       NONE               NONE                 Net 30           Origin         None
                     -----------     ----------      ----------      ----------              --------        ---------      -------

(2) to distributors/
    wholesalers       Neutral Posture does not sell to this class of customer---------------------------------------------------
                     -----------     ----------      ----------      ---------               ---------       ----------      -------

(3) to educational
    institutions     GSA Pricing, Terms, and Conditions -------------------------------------------------------------------------
                     -----------     ----------      ----------      --------                ---------       ------------    -------

(4) to state, county,
    city, and local
    governments      GSA Pricing, Terms, and Conditions -------------------------------------------------------------------------
                     -----------     ----------      ----------      --------                ---------       ------------    -------

(5) to original
    equipment
    manufacturers
    (OEM)             Neutral Posture does not sell to this class of customer---------------------------------------------------
                     -----------     ----------      ----------      -------                 ---------       ------------    -------


(6) to others
    (specify); e.g.,
    nat'l accts.,
    sales             NONE           See Attach       NONE            NONE                    Net 30          Origin          None
    agreements,
    etc.             -----------     ----------      ----------      ------                  ---------       ------------    -------



(7) If a dealer,
    indicate
    discount from
    mfg's price      NOT APPLICABLE - Offeror is manufacturer of the Products Offered ---------------------------------------
    list             -----------     ----------      ----------      ------                 ---------       ------------    -------


------------------------------------------------------------------------------------------------------------------------------------

III(b). Do you have in effect, for any customer of any class within the MOL or outside of the MOL, other discounts and/or concessions including but not limited to the following, regardless of price list, which result in lower net prices than those offered the Government in this offer?

        Yes    No X  rebates of any kind including year-end or end of contract
           ---   ---
        discounts?

        Yes X  No    multiple quantity unit pricing plan?
           ---   ---

        Yes    No X  cumulative discounts of any type which cover items being
           ---   ---
        offered?

        Yes X  No    products (models)/services that may be combined for
           ---   ---
        maximum discounts?

        Yes    No X  other (specify)
           ---   ---

        If answer to any of the above is "Yes", provide detailed explanation including the value expressed as a percentage of the list price.

        See attached Discussion of NPE's Discount Policies

IV.     IDENTICAL ITEMS

        (a) Are any of the models/products offered herein sold by the offeror
            under a different trade-name(s)? Yes    No X . If Yes, explain and
            provide applicable price lists      ---   ---


        (b) To your knowledge, are there identical products offered herein contained in any other GSA Federal Supply Schedule contract?
            Yes    No X  If Yes, identify the product, schedule and contract.
               ---   ---

        (c) Summarize any significant changes in concessions offered herein as compared with those set forth in any current GSA contract.

            Discounts offered have been reduced by 1% to cover Industrial Funding Fees

V.      ALLOWANCES:

        Do you offer any of the following allowances to any customer which are not available to a GSA contract user under this contract? (Enter "Yes" or "No" for each. If Yes, explain)

        (a) NO   Trade-in allowances?
           ----

        (b) NO   Return/Exchange goods policy?
           ----

        (c) NO   Reduced prices on samples, demonstrator models, reconditioned
           ----  items or floor models?

        (d) NO   Do you give any allowances not mentioned above?
           ----

VI.     SALES INFORMATION: (This section applies only to FSS solicitations.)

Estimate the percentage of your sales made to the U.S. Government under Federal Supply Schedule Blanket Purchase Agreements (Check one of the following).

None X    25% or less    25 to 49%    50 to 74%    75% or more
    ---              ---          ---          ---            ---

List agencies below: 1. ______________________   3. _______________________

                     2. ______________________   4. _______________________
etc.

VII.  SALES DATA

A. This section requires (1) that sales information be provided to enable the contracting officer to determine that the items meet the test of commerciality in FAR 15.804-3 and ASPM Vol. 1, Chapter 9; and (2) that pricing data is furnished in sufficient detail to enable the contracting officer to perform a price analysis in accordance with FAR 15 304-3(h).

B. The offeror certifies that, except for the individual models/types or catalog numbers cited in paragraph C below, all other models/types or catalog numbers offered in response to this solicitation meet the tests of commerciality in FAR 15.804-3 and ASPM Vol. 1, Chapter 9. Of the individual models/types of catalog numbers so certified, sales information shall be provided in the table below for each of the five models/types or catalog numbers with the largest dollar sales volume. The sales information provided is _____ for the prior 12 months, from OCT 1, 1994 to SEPT 20, 1995 for this special item number.

        1. Total annual sales to the Government under this special item number $857,369.00.

        2. Total annual sales (to all entities) under this special item number $4,058,700.00.

-------------------------------------------------------------------------------------------------------
      1                  2                     3                     4                      5
-------------------------------------------------------------------------------------------------------
Model/Type        Total Annual          Total annual sales    Total annual sales    Total annual sales
or catalog no.    Sales to Fed Govt.    to nongovernment      to nongovernment        columns 2, 3,
                  ------------------    customers at          customers at other        and 4.
                  $ and % of            catalog price         than catalog price
                            column 5    (less published       ------------------
                  ------------------    discounts)             $ and % of
                                                                        column 3
                                                                        if more
                                                                        than 25%
                                                              ------------------




1.    8500         158,022      14%         1,050,743.               0                   1,208,765.
   -----------    ------------------    ------------------    ------------------     ------------------



2.    5500         309,384      27%           837,187.               0                   1,146,571.
   -----------    ------------------    ------------------    ------------------     ------------------



3.    4500          24,786       6%           392,238.               0                     417,024.
   -----------    ------------------    ------------------    ------------------     ------------------



4.    8800          26,277       7%           373,280.               0                     399,557.
   -----------    ------------------    ------------------    ------------------     ------------------



5.    5505           4,592       5%           107,143                0                     111,735.
   -----------    ------------------    ------------------    ------------------     ------------------


-------------------------------------------------------------------------------------------
         6                        7                                    8
-------------------------------------------------------------------------------------------
Provide                List the largest discount      Is the discount in Block 6 greater
information below      at which the item was          than your current offer under this
for largest            sold for comparable            solicitation? Yes ----------------
discount granted       sales/quantities shown in      No -----. If yes, provide complete
to any                 column 2 to any                documentation and rationale of the
nongovernment          nongovernment customer         difference. Merely submitting
customer               during the past year.          copies of documents such as terms
-----------------      -------------------------      and conditions of commercial
Qty. & Discount        Qty. & Discount                contracts, commercial warranties,
-----------------      -------------------------      etc., will not be adequate to justify
                                                      the difference.




1. --------------      -------------------------      -------------------------------------

                 See attachment for Discussion of Discounts

2. --------------      -------------------------      -------------------------------------



3. --------------      -------------------------      -------------------------------------



4. --------------      -------------------------      -------------------------------------



5. --------------      -------------------------      -------------------------------------

VII.  Continued.

C. Sales information in the Table below shall be provided for each individual model/type or catalog number in the above special item number that is not certified commercial when experienced annual government sales are $100,000 or more.

-------------------------------------------------------------------------------------------------------
      1                  2                     3                     4                      5
-------------------------------------------------------------------------------------------------------
Model/Type        Total Annual          Total annual sales    Total annual sales    Total annual sales
or catalog no.    Sales to Fed Govt.    to nongovernment      to nongovernment        columns 2, 3,
                  ------------------    customers at          customers at other        and 4.
                  $ and % of            catalog price         than catalog price
                            column 5    (less published       ------------------
                  ------------------    discounts)             $ and % of
                                                                        column 3
                                                                        if more
                                                                        than 25%
                                                              ------------------

















-------------------------------------------------------------------------------------------
         6                        7                                    8
-------------------------------------------------------------------------------------------
Provide                List the largest discount      Is the discount in Block 6 greater
information below      at which the item was          than your current offer under this
for largest            sold for comparable            solicitation? Yes ________________
discount granted       sales/quantities shown in      No _____. If yes, provide complete
to any                 column 2 to any                documentation and rationale of the
nongovernment          nongovernment customer         difference. Merely submitting
customer               during the past year.          copies of documents such as terms
-----------------      -------------------------      and conditions of commercial
Qty. & Discount        Qty. & Discount                contracts, commercial warranties,
-----------------      -------------------------      etc., will not be adequate to justify
                                                      the difference.

















Note:   1.      Federal government sales include all sales to U.S. Government and its instrumentalities and for U.S. Government use, sales directly to U.S. Government prime contractors and to their subcontractors or suppliers at any time, for use as an end item or as part of an end item, by the U.S. Government.

        2. Nongovernment customer is defined as other than Government or affiliates (include sales to distributors, dealers, OEM, national accounts, educational institutions, state, etc.

        3. Discounts are reductions to catalog or market prices (published or unpublished) to any customer, including OEM's, dealers, distributors, national accounts, states, etc.; and any other form of price reduction such as concessions, rebates, quantity discounts, allowances, services, warranties, installation, free parts, etc., which are granted to any customer.

SOLICITATION NO. FCNO-93-S303-3                                PAGE 123 OF 123



         CAUTION! CAUTION! CAUTION! CAUTION! CAUTION! CAUTION! CAUTION!


ALL OFFERS SUBMITTED IN RESPONSE TO THIS PACKAGE ARE DUE BY NOVEMBER 8, 1995 AT NO LATER THAN 3:30 PM AT THE FOLLOWING ADDRESS:


                        GENERAL SERVICES ADMINISTRATION
                        IFB/RFP: FCNO-93-S303-3
                        FSS BID ROOM (C-39)
                        1941 JEFFERSON DAVIS HWY.
                        ARLINGTON, VA 22202

                                  ATTACHMENT B

                      Solicitation FCNO-93-S303-3-11-08-95

                     Discussion of NPE's Discount Policies

Dealer Program

Neutral Posture Ergonomics has two classes of dealer for its products: Dealers who do not stock Neutral Posture Products, and Dealers who maintain a stock on hand of Neutral Posture products.

Stocking Dealers receive a discount of 55% from list (actually list -50% -10%) for a quantity of 1 or more chairs or stools ordered for stock. Additionally, Stocking Dealers are required to purchase floor samples; one each of the four models, 3440, 5500, 4700, and 8800 to have in their show rooms as a part of their contractual commitment to NPE. (By interchanging parts from these four
models, all current models of NPE chairs can be demonstrated.)    The fob point
is origin. Based upon our records for the period 1991 through 1994, the average value of freight on these products is 2.1% of the list price of the product.

In addition to their floor samples these dealers are required to stock specified quantities of the most popular models of NPE chairs. Stocking dealers are further required to purchase additional floor samples when NPE introduces new models of chair, and to "turn" their floor samples at least every six months.

Non-stocking Dealers purchase chairs as they need them. They may or may not purchase floor samples. Their discount is list less 50% on everything that they buy. Their fob point is origin.

National Accounts Program

NPE currently has in effect two National Accounts programs, one with Intel and one with UPS. As there are significant differences between the two programs, they will be discussed separately.

INTEL:

Intel has committed to purchase all its ergonomic chairs from NPE. It has further committed to purchase a minimum of One Million Dollars worth of chairs per year and actual purchases have exceeded $3 million during the past two years. The contract establishes a price of $339.77 per chair for the models 5400, 5500, and 5700 in Berry or Royal only, and in minimum shipments of 50 chairs. This price represents discounts of 65% on the 5400 and 66% on the 5500 and 5700 chairs. Any other models and fabrics will be discounted 62% from the current list price, and are subject to the 50+ chair minimum order. The above price is fob origin, and the chairs are shipped "freight collect". Payment terms are 1% 10 days, Net 30.

UNITED PARCEL SERVICE:

UPS has committed to purchase a minimum of 15,000 chairs over the next two years. Sales to date have exceeded $3.5 million. UPS issues purchase orders against the master agreement for standing deliveries. The current purchase order is for 1,731 model 5500F chairs and 2,934 model 8800AF chairs to be shipped at the rate of 350 per week. The discount is 68% from list. The chairs covered by this agreement are models 5500F, 5540F, 8400F, 8500F and 8800F. Fob point is origin, required carrier is UPS. Payment terms are net 30 days.

Both of these National Accounts Programs are for guaranteed quantities significantly in excess of the Maximum Order Limitation of the GSA contracts. These agreements also call for fob origin, and place other restrictions on the purchases (limit on models and/or colors, minimum quantities per order etc.) which are really outside the scope of the solicitation.

State and Local Governments Degree Granting Institutions:

NPE offers the above classes of customer the same prices, terms, and conditions as it does agencies of the U.S. Federal Government. The Authorized GSA FFS Price List is given to these customers and they are obligated to comply with its terms and conditions for all purchases within the MOL.

Our offer to the Federal Government on our current contracts (GS29F-0140C for chairs and GS-28F-1125C for stools) is List less 58% for 1 to 199 units; and List less 60.5% on single orders for 200 or more units. The quantity pricing is on a "mix or match" basis i.e. the 200 units can be any combination of models, colors, and fabrics. Under "Industrial Funding" the offer to GSA will be:

1-199 units = (List - 58%)/99%
200+ units = (List - 60.5%)/99%

All prices will be rounded to the nearest whole dollar. Attached is a spreadsheet showing the prices for all models offered in a under the above schema. The List prices shown are from NPE's November 1995 End User Price List. This price list will be the basis for our Best and Final Offer.

The above will result in the same return per item to NPE after the Industrial Funding fee has been paid as do the current offers.



S.I.N.       MODEL       GRADE      LIST $     GSA $ <200    GSA $ 200+

496-5        3400        ONE       $  895        $380          $357
                         TWO       $  945        $401          $377
                         THREE     $  995        $422          $397
496-5        3405        ONE       $  685        $291          $273
                         TWO       $  735        $312          $293
                         THREE     $  785        $333          $313
496-5        3500        ONE       $  915        $388          $365
                         TWO       $  965        $409          $385
                         THREE     $1,015        $431          $405
496-5        3505        ONE       $  705        $299          $281
                         TWO       $  755        $320          $301
                         THREE     $  805        $342          $321
496-5        3700        ONE       $  915        $388          $365
                         TWO       $  965        $409          $385
                         THREE     $1,015        $431          $405
496-5        3705        ONE       $  705        $299          $281
                         TWO       $  755        $320          $301
                         THREE     $  805        $342          $321
496-5        3800        ONE       $  955        $405          $381
                         TWO       $1,005        $426          $401
                         THREE     $1,055        $448          $421
496-5        3805        ONE       $  745        $316          $297
                         TWO       $  795        $337          $317
                         THREE     $  845        $348          $337
496-5        4400        ONE       $  925        $392          $369
                         TWO       $  975        $414          $389
                         THREE     $1,025        $435          $409
496-5        4405        ONE       $  715        $303          $285
                         TWO       $  765        $325          $305
                         THREE     $  815        $346          $325
496-5        4500        ONE       $  945        $401          $377
                         TWO       $  995        $422          $397
                         THREE     $1,045        $443          $417
496-5        4505        ONE       $  735        $312          $293
                         TWO       $  785        $333          $313
                         THREE     $  835        $354          $333
496-5        4700        ONE       $  945        $401          $377
                         TWO       $  995        $422          $397
                         THREE     $1,045        $443          $417
496-5        4705        ONE       $  735        $312          $293
                         TWO       $  785        $333          $313
                         THREE     $  835        $354          $333
496-5        4800        ONE       $  985        $418          $393
                         TWO       $1,035        $439          $413
                         THREE     $1,085        $460          $433
496-5        4805        ONE       $  775        $329          $309
                         TWO       $  825        $350          $329
                         THREE     $  875        $371          $349
496-5        5400        ONE       $  965        $409          $385
                         TWO       $1,015        $431          $405
                         THREE     $1,065        $452          $425
496-5        5405        ONE       $  755        $320          $301
                         TWO       $  805        $342          $321
                         THREE     $  855        $363          $341
496-5        5500        ONE       $  985        $418          $393
                         TWO       $1,035        $439          $413
                         THREE     $1,085        $460          $433



Neutral Posture Ergonomics Pricing Sol. FCNS 3-S303-3-11-08-95        Page

S.I.N.       MODEL        GRADE       LIST $       GSA $<200       GSA $200+
496-5        5505         ONE         $  775          $329           $309
                          TWO         $  825          $350           $329
                          THREE       $  875          $371           $349
496-5        5700         ONE         $  985          $418           $393
                          TWO         $1,035          $439           $413
                          THREE       $1,085          $460           $433
496-5        5705         ONE         $  775          $329           $309
                          TWO         $  825          $350           $329
                          THREE       $  875          $371           $349
496-5        5800         ONE         $1,025          $435           $409
                          TWO         $1,075          $456           $429
                          THREE       $1,125          $477           $449
496-5        5805         ONE         $  815          $346           $325
                          TWO         $  865          $367           $345
                          THREE       $  915          $388           $365
496-5        8400         ONE         $1,065          $452           $425
                          TWO         $1,115          $473           $445
                          THREE       $1,165          $494           $465
496-5        8405         ONE         $  855          $363           $341
                          TWO         $  905          $384           $361
                          THREE       $  955          $405           $381
496-5        9400         ONE         $1,365          $579           $545
                          TWO         $1,415          $600           $565
                          THREE       $1,465          $622           $585
496-5        9405         ONE         $1,155          $490           $461
                          TWO         $1,205          $511           $481
                          THREE       $1,255          $532           $501
496-5        8500         ONE         $1,085          $460           $433
                          TWO         $1,135          $482           $453
                          THREE       $1,185          $503           $473
496-5        8505         ONE         $  875          $371           $349
                          TWO         $  925          $392           $369
                          THREE       $  972          $412           $388
496-5        9500         ONE         $1,385          $588           $553
                          TWO         $1,435          $609           $573
                          THREE       $1,485          $630           $593
496-5        9505         ONE         $1,175          $498           $469
                          TWO         $1,225          $520           $489
                          THREE       $1,275          $541           $509
496-5        8700         ONE         $1,085          $460           $433
                          TWO         $1,135          $482           $453
                          THREE       $1,185          $503           $473
496-5        8705         ONE         $  875          $371           $349
                          TWO         $  925          $392           $369
                          THREE       $  975          $414           $389
496-5        9700         ONE         $1,385          $588           $553
                          TWO         $1,435          $609           $573
                          THREE       $1,485          $630           $593
496-5        9705         ONE         $1,175          $498           $469
                          TWO         $1,225          $520           $489
                          THREE       $1,275          $541           $509
496-5        8800         ONE         $1,125          $477           $449
                          TWO         $1,175          $498           $469
                          THREE       $1,225          $520           $489
496-6        8805         ONE         $  915          $388           $365
                          TWO         $  965          $409           $385
                          THREE       $1,015          $431           $405

Neutral Posture Ergonomics Pricing Sol. FCNS 3-S303-3-11-08-95        Page

S.I.N.       MODEL        GRADE       LIST $       GSA $<200       GSA $200+
496-5        9800         ONE         $1,425          $605           $569
                          TWO         $1,475          $626           $589
                          THREE       $1,525          $647           $608
496-5        9805         ONE         $1,215          $515           $485
                          TWO         $1,265          $537           $505
                          THREE       $1,315          $558           $525
496-3        600          ONE         $  650          $276           $259
                          TWO         $  700          $297           $279
                          THREE       $  750          $318           $299
496-6        4500  IU     ONE         $1,140          $484           $455